                                                                  Exhibit (g)(1)

Annual Report 1997
ABB Group and Parent Companies



           [PHOTO]                [PHOTO]                [PHOTO]




           [PHOTO]                [PHOTO]                [PHOTO]



ABB moved early to tap new opportunities for growth in 1997. The Group accelerated expansion in Asia and productivity improvements in Western Europe and the U.S. ABB aims to make its customers more competitive over the long term, wherever in the world they do business.

ABB IS A GLOBAL $35 BILLION ENGINEERING GROUP SERVING CUSTOMERS IN ELECTRIC POWER GENERATION, TRANSMISSION AND DISTRIBUTION, INDUSTRIAL AND BUILDING SYSTEMS, AND RAIL TRANSPORTATION. OF THE GROUP'S TOTAL SALES, 55 PERCENT ARE IN EUROPE, 20 PERCENT IN THE AMERICAS AND 25 PERCENT IN ASIA, THE MIDDLE EAST AND AFRICA.


REVENUES PER REGION 1997
--------------------------------------
Europe                             55%
The Americas                       20%
Asia/Middle East and Africa        25%
--------------------------------------


EMPLOYEES PER REGION 1997
--------------------------------------
Europe                             65%
The Americas                       15%
Asia/Middle East and Africa        20%
--------------------------------------

========================================================================================
(US$ in millions, unless otherwise stated)             1997       1996     1995     1994
----------------------------------------------------------------------------------------
Orders received/1,2/                                 34,803     33,884   35,163   30,827
----------------------------------------------------------------------------------------
Revenues/1/                                          31,265     33,767   32,751   28,758
----------------------------------------------------------------------------------------
Operating earnings after depreciation/1/              1,137      2,113    2,181    1,574
----------------------------------------------------------------------------------------
Income before taxes/1/                                  853      1,901    2,003    1,362
----------------------------------------------------------------------------------------
Net income                                              572      1,233    1,315      760
----------------------------------------------------------------------------------------
Stockholders' equity                                  5,283      5,875    5,243    4,017
----------------------------------------------------------------------------------------
Total assets                                         29,784     30,896   32,076   29,055
----------------------------------------------------------------------------------------
Capital expenditure for tangible fixed assets         1,093      1,168    1,171      935
----------------------------------------------------------------------------------------
Capital expenditure for acquisitions                    302        333      315      196
----------------------------------------------------------------------------------------
Expenditure for research and development              2,657      2,638    2,627    2,353
----------------------------------------------------------------------------------------
Operating earnings/revenues (%)/1/                      3.6        6.3      6.7      5.5
----------------------------------------------------------------------------------------
Return on capital employed (%)/1/                      12.2       19.9     21.8     16.9
----------------------------------------------------------------------------------------
Return on equity (%)                                   10.3       22.2     28.4     20.2
----------------------------------------------------------------------------------------
Number of employees                                 213,057    214,894  209,637  207,557
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Net income per share
----------------------------------------------------------------------------------------
ABB AB A shares (in Swedish krona)/3/                  2.32       4.42     4.99     3.21
----------------------------------------------------------------------------------------
ABB AB B shares (in Swedish krona)/3/                  2.32       4.42     4.99     3.21
----------------------------------------------------------------------------------------
ABB AG bearer shares (in Swiss francs)                46.70      85.40    90.20    57.30
----------------------------------------------------------------------------------------
ABB AG registered shares (in Swiss francs)             9.34      17.08    18.04    11.46
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Dividend per share (1997 proposed)
----------------------------------------------------------------------------------------
ABB AB A (in Swedish krona)/3/                         2.10       1.75     1.60     1.15
----------------------------------------------------------------------------------------
ABB AB B (in Swedish krona)/3/                         2.10       1.75     1.60     1.15
----------------------------------------------------------------------------------------
ABB AG bearer (in Swiss francs)                       40.00      38.00    30.00    20.00
----------------------------------------------------------------------------------------
ABB AG registered (in Swiss francs)                    8.00       7.60     6.00     4.00
----------------------------------------------------------------------------------------

/1/ 1994 to 1996 restated; refer to section N in the Principles of Consolidation.

/2/ 1996 end 1997 restated to reflect the indefinite delay of the Bakun project.

/3/ Per-share data 1994 to 1996 have been adjusted for the 10:1 stock split in ABB AB shares effective as of April 21, 1997.

KEY FIGURES


[THE FOLLOWING TABLE WAS REPRESENTED BY 3 BAR CHARTS IN THE PRINTED MATERIAL]

                                             Power Trans-   Industrial       50% of ABB                   Various Activities/
                                  Power      mission and    and Build-      Daimler-Benz     Financial    Corporate (including the
(US$ in millions)              Generation   Distribution    ing Systems    Transportation    Services     restructuring charge)
                               ----------   ------------    -----------    --------------    ---------    ------------------------
Orders Received per
 Segment* 1997                   10,038        8,595          16,294           2,095            828              2,093

Revenues per Segment* 1997        8,114        7,889          15,501           1,870            828              2,074

Operating Earnings after
Depreciation per Segment 1997       125          557           1,066           (111)            297               (797)


  * Before eliminations of intra-Group transactions.


[THE FOLLOWING TABLES WERE REPRESENTED BY BAR GRAPHS IN THE PRINTED MATERIAL]


                          GROUP ORDERS RECEIVED /1,2/
                               (US$ in millions)

                  90      91      92      93      94      95      96      97
               ------- ------- ------- ------- ------- ------- ------- -------
                28,938  29,209  31,153  28,644  30,827  35,163  33,884  34,803

                              GROUP REVENUES /1/
                               (US$ in millions)

                  90      91      92      93      94      95      96      97
               ------- ------- ------- ------- ------- ------- ------- -------
                26,337  28,443  29,109  27,521  28,758  32,751  33,767  31,265

                         GROUP OPERATING EARNINGS /1/
                               (US$ in millions)

                  90      91      92      93      94      95      96      97
               ------- ------- ------- ------- ------- ------- ------- -------
                 1,386   1,417  1,219    1,311   1,574   2,181   2,113   1,137

/1/ 1990 to 1996 restated; refer to section N in the Principles of Consolidation.

/2/ 1996 and 1997 restated to reflect the indefinite delay of the Bakun project.

From growing food and making cars to providing medical care and using the internet, it's difficult to imagine the development of society anywhere in today's world that is not affected by the availability and use of electrical power.

ABB provides the complete range of engineering expertise to make the best use of this valuable resource.


                                    [PHOTO]


        ABB's customers are companies that extract and refine the fuels used to generate electricity, builders and operators of power plants, movers of power from plant to consumer, and users of electricity and electrical systems and equipment, from steel mills and chemical companies to the builders of airports, office towers and homes.

        ABB aims to make its customers more competitive. That is why we are committed to fully understanding their businesses, anticipating their future challenges and being first with innovative, cost-effective and total system solutions.

        We do that by being local partners everywhere in the world, backed up with global strengths in technology, production, and finance.

        We combine the creative power of our people from all over the globe and focus it on the needs of our customers, present and future.

        Because, ultimately, making our customers successful is the key to our own profitable growth, to providing a challenging environment for our employees, and to delivering more value to our shareholders.

Contents


ABB GROUP

     5  Letter from the Chairman

     6  President's Comments

    10  ABB Group Organization

    13  ABB's Businesses

    30  Management's Discussion and Analysis

    42  Consolidated Financial Statements

    56  Board of Directors

    60  Financial Statements of ABB Asea Brown Boveri Ltd

    62  Statistical Group Data


PARENT COMPANIES' ANNUAL REPORTS

    64  ABB AB

    74  ABB AG


ABB AB Shareholders      ABB AG Shareholders
-------------------      -------------------
      ABB AB                    ABB AG
    Stockholm                   Baden
     Sweden                  Switzerland
       50%                       50%
-------------------      -------------------
        |                         |
--------------------------------------------
         ABB Asea Brown Boveri Ltd
                  Zurich
                Switzerland
--------------------------------------------
                    |
--------------------------------------------
        ABB Asea Brown Boveri Group
               1,000 Companies
      37 Business Areas organized into
             4 Business Segments
--------------------------------------------

ABB AB, Stockholm (Sweden), and ABB AG Baden (Switzerland) are owners in equal parts of ABB Asea Brown Boveri Ltd, Zurich (Switzerland), which is the holding company of the ABB Group with approximately 1,000 companies around the world. The shares of the two parent companies are listed on various stock exchanges in Europe and the United States.

This annual report presents the consolidated financial statements of the ABB Group, as well as the financial statements of the parents ABB AB, Stockholm, ABB AG, Baden, and the holding ABB Asea Brown Boveri Ltd, Zurich. This report conforms to OECD guidelines and recommendations concerning the publication of information.

The ABB Group publishes its annual report in English, German and Swedish. The English-language version is binding. It also issues quarterly financial results in April, July and October. All figures shown for the ABB Group are in U.S. dollars. In addition, separate annual reports are published by some ABB national and business entities. ABB also publishes an annual environmental report.

Highlights 1997


Orders received in 1997, restated to reflect the indefinite delay of the Bakun hydroelectric project in Malaysia, were up 3 percent at $34.8 billion. Expressed in local currencies, orders received were 11 percent higher. Revenues amounted to $31.3 billion. Net income amounted to $572 million. Excluding an extraordinary restructuring charge, net income was 5 percent lower than the year before. Expressed in local currencies and excluding the charge, net income rose 4 percent. Return on capital employed excluding the charge was 19.4 percent.

        Industrial and Building Systems reported higher operating earnings despite a cyclic downturn in some major markets. Excluding the costs associated with the Bakun project, operating earnings were higher in Power Transmission and Distribution and about the same in Power Generation. Operating earnings in Financial Services were below last year's record levels due to currency translation effects. Adtranz, ABB's 50-50 rail joint venture with Daimler-Benz, recorded a loss.

        In the fourth quarter of 1997 ABB booked an extraordinary restructuring charge of $866 million to speed up local expansion in emerging markets and improve the productivity and competitiveness of operations in higher-cost Western countries.

        ABB continued to expand its local operations in emerging markets and Central and Eastern Europe through acquisitions, joint ventures and internal growth. Targeted acquisitions were also made in Western Europe and the U.S.

        Large orders in 1997 included combined-cycle gas-fired power plants in the U.K. and Taiwan, hydro generators for China, a large ethylene plant in Saudi Arabia, and a subsea oil separation plant in Norway.

        ABB spent 8.5 percent of revenues, or $2.7 billion, on research and development. Among the key innovations was a new power generator design that eliminates the need for auxiliary equipment, dramatically improving reliability and efficiency.

LETTER FROM THE CHAIRMAN


[PHOTO]





In a rapidly changing and increasingly unpredictable world, being fast and flexible can give a global company a big competitive advantage. Our people at ABB have worked hard during our first 10 years to build that kind of company. And those efforts continued to pay off in 1997 when the Group moved early to take advantage of the opportunities in Asia, positioning itself for future growth in what will be the world's most dynamic market over the long term.

        We have also focused on anticipating and adapting to the shifting needs of our customers in Western Europe and North America. Deregulation and privatization in these markets are creating opportunities where ABB can use its special strengths in technology, economies of scale in production and supply, and expert financing.

        In Central and Eastern Europe I am confident that, in spite of the recent slowdown, we will continue to reap the rewards of having moved early-growing profitability, access to skilled talent, and a significant head start in countries like Poland. The good progress in Latin America, the Middle East and Africa is promising and I see further exciting growth there as these regions continue to integrate themselves into the global economy, and as our people keep pace to support and, when possible, accelerate that process.

        Being fast and flexible is not always easy and 1997 held its share of challenges. ABB expects a lot from its people but they have repeatedly demonstrated their ability to meet the challenges and, more often than not, exceed expectations. I am proud of their efforts and, on behalf of the Board of Directors and our shareholders, want to thank them. The future holds untold opportunities for ABB. I am confident that we will take them and continue to build our success around the world.



/s/ Percy Barnevik

Percy Barnevik
Chairman
of the Board of Directors

PRESIDENT'S COMMENTS


[PHOTO]



The world has changed tremendously since ABB was founded 10 years ago. In 1988, when Asea of Sweden and BBC Brown Boveri of Switzerland completed what was at the time Europe's biggest cross-border merger to create ABB, the collapse of the Iron Curtain was still barely imaginable. Few understood the speed with which the Asian economies, especially China's, would become such engines of growth for the whole world. In Latin America, political instability, runaway inflation and economic stagnation seemed inescapable. The single European market existed only on paper, and many believed that a united Europe was an impossible dream.

CONTINUOUS CHANGE

ABB also faced doubters in 1988 as we merged two large companies, each with its own century-old traditions, cultures and values. The skeptics could only see what had worked in the past. We looked for the new ideas that would work in a future in which change would be continuous and accelerating. As ABB grew beyond Europe, into the Americas, Asia, the Middle East and Africa, the challenge was to find the common values on which we could build a unified and motivated team of people capable of delivering ever-greater value to customers and shareholders.

        Our answer was to get rid of centralized corporate bureaucracy and to create thousands of small profit centers around the world that put our employees in direct contact with their customers and encourage entrepreneurship. We back them up with strong global networks in production, supply, marketing, finance, and technology development. We tell them not to get hung up on the way things used to be done, but to find new ways to grow and be profitable in a world that is changing faster than ever.

        ABB has faced many challenges in its first 10 years and the process of change and growth has not been a painless one. But I believe our record shows that ABB's approach to business works - and it works well. Our shareholders have seen annual returns clearly above the stock market indices. The challenge of course is to push this development even further.

OPPORTUNITY IN ASIA

The economic turbulence in Asia dominated world headlines in the last quarter of 1997. ABB was among the first companies to recognize both the threats and the opportunities and to take quick action. In October, we announced a plan to accelerate our expansion in Asia while restructuring some operations in Western Europe and the U.S. - including the reduction of some 10,000 jobs - to make our

Western factories more competitive for the future. A charge of $866 million was taken in the fourth quarter to carry out this measure, which we expect to have an average payback period of about two years.

        We took these steps because we believe Asia will begin to bounce back in the next 2-3 years and resume growth even faster than before. The region's long-term need for infrastructure and industrial investments remains. Of course, there have been short-term impacts and we saw some project delays, most notably the Bakun hydroelectric project in Malaysia, for which we booked costs of about $100 million in the fourth quarter. At the same time, however, production at our sites in Asia is now more competitive and we are working hard to tap that advantage.

        We moved early with our restructuring so that we can grab new opportunities as soon as they emerge. It was a painful step, but we are convinced that waiting would have only made the situation much worse later. Within a period of 15 weeks, initiatives were started covering most of the restructuring. That has allowed us to now focus all of our energies on securing growth for the future.

FINANCIAL REVIEW

ABB's markets were characterized by continued order growth in most emerging economies, and in the U.S. and Nordic countries. As a result, 1997 orders received grew 3 percent to $34.8 billion.

        But our reported results in 1997 were affected by a number of factors that mask our underlying growth. One of these is the indefinite delay of the Bakun project, which affected both the Power Generation and Power Transmission and Distribution segments. Not considering the effects of the delay, operational earnings in all industrial segments were stable or higher in 1997 (Financial Services did not reach last year's record earnings level, while Adtranz, our rail joint venture with Daimler-Benz of Germany, reported a loss in 1997).

        The restructuring charge is another distorting factor that of course had a big effect on our results. So did the strong U.S. dollar. Since we conduct a large share of our business in local currencies and then convert them into our reporting currency, the strong dollar tends to lower our results. For example, orders received were 3 percent higher as reported in U.S. dollars, but 11 percent higher when expressed in local currencies. This is an important indicator of the underlying strength of our local operations around the world. Disregarding both the restructuring charge and the currency effect, Group net income was 4 percent higher in 1997 than the year before.

        Meanwhile, our efforts to reduce working capital in mature markets have begun to bear fruit and contributed to a 30-percent improvement in net cash position to $1.6 billion. We plan to reduce working capital even further. Excluding the restructuring charge, return on capital employed was slightly lower at 19.4 percent from 19.9 percent, while return on equity on the same basis was 21.1 percent, compared to 22.2 percent in 1996.

ABB AND THE ENVIRONMENT

The climate change agreement reached at the United Nations Conference at Kyoto, Japan, in 1997 could influence many of ABB's markets. By pushing industrialized countries to reduce greenhouse gas emissions, and urging developing countries to continue infrastructure development without compro-mising environmental standards, the agreement promises to increase demand for ecoefficient technologies - one of ABB's strengths. Although the agreement must still be ratified, I believe ABB is well positioned to meet the new challenges and opportunities.

        At the end of 1997, I launched the second generation of environmental goals for ABB. These focus on the full integration of environmental policies into the strategic plans of our business areas, with environmental goals based on lifecycle assessment for their core products. These will make us better environmental neighbors and help us better meet the environmental demands of our customers and society at large. ABB's approach to sustainable development is further described in our Environmental Management Report 1997.

INNOVATIVE TECHNOLOGY AND LEADERSHIP

One of the key drivers of ABB's growth is our ability to generate new ideas and transform them quickly into solutions for our customers. Our commitment to research and development (R&D) has played an important role in this regard. Our spending on R&D in 1997 amounted to $2.7 billion, slightly higher than the year before. The results are reflected in areas like our oil, gas and petrochemicals business, which has grown from some $300 million in 1988 to more than $3 billion today. Our high-efficiency, low-emission GT24/GT26 sequential combustion gas turbines have helped secure market growth for ABB in North America, Europe and Asia. We are also leaders in providing advanced power grid systems that allow electricity consumers in deregulated markets to shop for power from among a number of suppliers.

        ABB is generating new ideas to tap many more opportunities for future growth: new superconducting materials to improve the performance of generators, transformers, locomotives and many other products; technology to produce oil and gas more economically; and new burner technology that significantly reduces emissions for a wide variety of industrial furnace applications. Our ambition is to step up the pace of bringing new products and systems to the market.

        Creating new products that help our customers become more competitive and creating new ways of doing business are vital to our success. ABB itself represented a new idea in 1988 and I believe that has energized the whole company and given our people a sense of being pioneers. Cultivating creativity takes its own kind of innovation, a new kind of leadership. Because ABB is a local company in the more than 100 countries where we do business, we are unique for the diversity of our people. Our ability to bring them together and focus their creative energy on the needs of our customers represents a competitive advantage that cannot easily be copied. We have made good progress in this area over the past 10 years but I believe ABB still has a huge reservoir of untapped human and creative potential. This is an area on which I intend to focus even more, now and into the next century.

Our people - they are the source of our creativity. I am proud of their achievements since 1988 in an often demanding environment and their accomplishments in 1997. My colleagues and I on the Executive Committee would like to thank them for taking on the challenges and for their dedication to making ABB a success.

OUTLOOK FOR 1998 AND BEYOND

Despite short-term uncertainties, Asia continues to represent a significant growth potential for ABB as continued rapid urbanization and industrialization due to high population growth is driving demand for infrastructure development. Demand for ABB systems, products and services is also expected to rise in the Middle East and Africa with their large reserves of raw materials, low installed base of generating capacity and the move towards interconnecting national and regional power grids. In the Americas, deregulation is creating opportunities in the power sector and in other industries such as oil and gas. Increased foreign investments in Latin America reflect growing demand in that region. With huge infrastructure needs in most Central and Eastern European countries, ABB will continue to benefit from its strong local presence there. Western European economies have started to improve, with Northern Europe leading the recovery. Export and domestic demand is expected to drive increasing industrial output in major Western European countries.

        The continuous investment in the global Power Generation sales network has resulted in a more efficient sales process which provides higher quality customer services and solutions. As a result of these improvements, orders for 1998 are expected to exceed the level of 1997. Following major restructuring and lower cost levels, earnings are expected to increase substantially during 1998. Due to the anticipated strengthening of the economies in Western Europe and Latin America and as a result of restructuring, orders and earnings for Power Transmission and Distribution are expected to increase in 1998. For Industrial and Building Systems, the outlook for 1998 can be characterized as cautiously optimistic. An improved business climate in Europe should contribute to higher orders and improved earnings despite an expected, although temporary, slowdown in Asia. Adtranz expects higher orders and a return to positive results in 1998, with impacts from the restructuring programs gradually taking effect. Financial Services, earnings for 1998 are expected to be on the same level as in 1997.

        Reductions in working capital and positive effects from the ongoing restructuring programs are expected to compensate for the major part of the cash needed to carry out those programs. Excluding the impact of the 1997 restructuring charge and assuming that average exchange rates against the U.S. dollar in 1998 remain about the same as in 1997, net income in 1998 is expected to increase.

        ABB's longer term targets are reaffirmed despite increased uncertainties in the market environment. Annual growth of at least 6 percent on average over this business cycle with a peak around the turn of the century, further considerable reduction of working capital in relation to revenues and a substantial increase of net income margin from last year's 3.8 percent (excluding the restructuring charge) to 6-7 percent remain main objectives for the Group.


/s/ Goran Lindahl

GORAN LINDAHL
PRESIDENT AND CHIEF EXECUTIVE OFFICER

ABB GROUP ORGANIZATION



GORAN LINDAHL
PRESIDENT, CEO

Executive Committee     Armin Meyer                Sune Karlsson                 Sune Carlsson             Goran Lindahl, CEO
Member

Business Segments/      POWER GENERATION           POWER TRANSMISSION            INDUSTRIAL AND            FINANCIAL SERVICES
Regions                                            AND DISTRIBUTION              BUILDING SYSTEMS

Business Area/        - Gas Turbine and          - Cables                      - Automation and Drives   - Treasury Centers
Country/Function        Combined-Cycle Plants    - Distribution Transformers   - Oil, Gas and            - Leasing & Financing
                      - Large Steam Power        - High-Voltage Switchgear       Petrochemical           - Insurance
                        Plants                   - Medium-Voltage              - Flexible Automation     - Investment Management
                      - Power Generation           Equipment                   - Instrumentation         - Project & Trade Finance
                        Industry                 - Network Control and         - Motors                  - Energy Ventures
                      - Hydro Power Plants         Protection                  - Contracting             - Structured Finance
                      - Fossil Combustion        - Power Lines                 - Low-Voltage Systems
                        Systems and Services     - Power Systems               - Low-Voltage Apparatus
                      - Nuclear Power Plants     - Power Transformers          - Installation Material
                      - Power Plant Control                                    - Air Handling Equipment
                      - Environmental Systems                                  - Service
                      - District Heating                                       - Superchargers


SENIOR                  Markus Bayegan            Group R & D
CORPORATE OFFICERS      Tomas Ericsson            Corporate projects/Finance and Administration

BUSINESS SEGMENT
MANAGER                 Jan Roxendal              Financial Services

[MAP]

Eberhard von Koerber     Howard Pierce        Alexis Fries         Renato Fassbind                ABB DAIMLER-
                                                                                                  BENZ TRANSPORTATION
EUROPE, MIDDLE EAST      THE AMERICAS         ASIA                 CHIEF FINANCIAL OFFICER        CEO: Kaare Vagner
AND AFRICA
Austria                  Argentina            Australia            - Accounting
Belgium                  Bolivia              China                - Controlling
                                              Hong Kong
Czech Republic           Brazil               Indonesia            - Consolidation
Denmark                  Canada               Japan                - Insurance
Finland                  Chile                Korea                - Risk Management
France                   Colombia             Malaysia             - Real Estate
Germany                  Mexico               New Zealand          - Reporting
Greece                   Peru                 Philippines          - Taxes and Finance
                                              Singapore
Hungary                  USA                  Taiwan               - Travel Management
Ireland                  Venezuela            Thailand
Italy                                         Vietnam
Netherlands              Central America      Other Asia
Norway                   and Caribbean        Pacific Countries
Poland
Portugal                                      South Asia
Romania
                                              India
Russia                                        Other South Asian
Spain                                         Countries
Sweden
Switzerland
Turkey
United Kingdom
Other European
Countries and CIS

Middle East and Africa
Egypt
Israel
Jordan
Saudi Arabia
South Africa
United Arab Emirates

Other Middle East
and African Countries


                        EXECUTIVE COMMITTEE
[PHOTO]                 From Left to Right:
                        Sune Carlsson
                        Renato Fassbind
                        Alexis Fries
                        Sune Karlsson
                        Goran Lindahl
                        Eberhard von Koerber
                        Armin Meyer
                        Howard Pierce

They wouldn't have survived their migration if they couldn't have stopped at their feeding grounds;

they couldn't have stopped if construction on a nearby power plant had scared them away;

the construction wouldn't have waited if not for the engineers of ABB.


                                    [PHOTO]



        Last year in South Humbur Bank, UK, one of the wonders of technology collided with one of the wonders of nature and something wonderful happened.

        Nature survived.

        The largest combined cycle power plant in Europe was under construction. Unfortunately it was on a site adjacent to a feeding ground for migratory birds.

        Fortunately, the company doing the construction was ABB. You see, ABB is one company that's not only committed to the business of electric power generation, it's also committed to the preservation of the environment.

        And it's a commitment that stretches from ABB's senior management all the way through to its subcontractors on the construction site.

        Which is why during the months between September and March, construction on the plant, which might have alarmed the migrating birds and prevented them from feeding, was abruptly stopped.

        The power plant, which is representative of modern power plant technology (highly efficient with minimal impact on the surrounding environment), was finished only after the birds had completed their annual migration through the area.

        A fact that made English environmentalists very happy. Not to mention the birds.

POWER GENERATION


                                    [PHOTO]



India's first operational private power plant, Jegurupadu, Andhra Pradesh.


The global market for power generation equipment and service is moving through a period of profound change. The range of customers is expanding from large public utilities to energy-intensive industries and private power producers building plants with financial specifications that are as ambitious as the technical ones. Demand for new power generation capacity is shifting to Asia and Latin America while large new markets in service and retrofit are emerging in Europe and North America. Small-scale power is becoming more attractive. Competition is global, but market conditions can vary considerably from one country to the next.

        It's a challenging environment. But, as in all periods of change, it also provides many opportunities for growth. ABB's goal is not only to keep up with change, but to anticipate it and develop today the solutions our customers will need tomorrow. A key to our approach is the ability to offer the broadest scope of power generation systems and equipment in the industry. This allows us to deliver total solutions, from the boilers, turbines and generators that actually produce the electricity to the control systems, pollution control equipment, transformers and all the other systems needed to make a power plant run reliably, efficiently and with low emissions.

BROADEST SCOPE
ABB power plants generate electricity from a wide range of fuels: natural gas, coal, oil, diesel, hydro, nuclear, and non-

                                    [PHOTO]

North America's largest heat and power plant, Midland, Michigan, USA.

conventional fuels, such as industrial furnace gases, wood chips, and other materials. ABB even provides civil engineering to erect the plant, build access roads, and develop other supporting infrastructure. Our uniquely broad scope of supply means we can deliver exactly what our customers need, no matter how diverse their requirements.

        ABB also offers unique geographic scope. We manufacture power equipment around the world, and provide on-site engineering and service with local people living and working right beside the customer. Our global ability to provide customers with a broad range of financing options is another strength, and ABB technology ensures that power producers can offer their customers a reliable and cost-effective source of energy.

        ABB power generation has strengthened its position as a leading supplier of high-efficiency, low emission gas-fired power plants. Sales of its advanced cycle GT24/GT26 turbine family continue to grow, with orders from Argentina, the U.S., the United Kingdom and Taiwan. These turbines have previously been sold in the United States, Germany, and South Korea. When used in a combined-cycle plant - in which waste heat from a gas turbine is captured and used to produce steam for a steam turbine - the improved efficiency of the GT24/GT26 can bring customers significant savings in operating costs every year. The benefits of combined-cycle operation include lower investment and operating costs, shorter construction times, high reliability and low emissions.

[PHOTO]

Emission control system for a coal-fired power plant, Witbank, South Africa.

SMALL-SCALE POWER

ABB also launched a new high-performance gas turbine in 1997, the GTX100. The 43-megawatt GTX100 will meet the growing demand from private power producers, smaller utilities and process industries who want a more compact plant with the same reliability, efficiency and emission performance of a bigger system. The GTX100 - developed using know-how from Sweden, Switzerland and from ABB's turbine center in Moscow - is the first gas turbine to feature ABB's new Advanced EV burner, which achieves emissions of nitrogen oxides (NO/x/) and carbon monoxide (CO) as low as 25 parts per million, even at half load - a new industry standard. The GTX100 is expected to enter service in 1999.

        ABB also won a number of orders for industrial power plants to meet rising demand in emerging markets and the fast-growing oil and gas sector. These plants, built to provide electricity to individual processing or manufacturing facilities, range in size from 53-270 megawatts. Orders included small power plants for a Venezuela oil field, a Taiwan chemicals manufacturer, an Indonesian pulp and paper maker, and energy companies exploring the oil and gas fields of the North Sea. ABB also builds high-performance gas turbines for ships. With our comprehensive product range in the small-to-medium turbine market, ABB is well-positioned to meet expected future demand. In each case, ABB's technology and its ability to provide close-to-the-customer support through its strong local operations played a key role in winning the orders, many of which resulted in increased business for ABB turbine production centers in Germany and Sweden.



                                    [PHOTO]
            Gas turbines for the world's fastest ferry, Argentina.


LONGER OPERATING LIFE

Many of ABB's power customers are looking for ways to get more out of existing plant and equipment. This is especially true in the current environment of [privatization] and deregulation, where profitability targets have become just as important as output. ABB has developed a retrofit package for 200-megawatt turbogenerators of non-ABB design, for example, that extends operating life by 20 to 30 years while lifting output by 15 percent.

        Coal is an important source of energy around the world and will remain so for decades to come. ABB's boiler technology for coal-fired plants helps get the most out of this abundant fuel while reducing emissions, even for brown coal, whose sulfur content is relatively high. In 1997, ABB won orders to build new large coal-fired plants in China, Greece and Morocco. We are continuously aiming for improved performance and emission levels for coal-fired plants in anticipation of growing demand, especially in the emerging markets of Asia. ABB's nuclear activities focus on delivering its proven System 80 technology and providing fuel and modernization services. For example, ABB won an order in 1997 to modernize the Oskarshamn nuclear plant in Sweden with new turbines and control technology to lift the plant's output and improve efficiency and reliability.

        Important orders in ABB's hydro business in 1997 included the award to supply eight generators to China's Three Gorges hydro project, and generators, control systems and other equipment for a dam to supply electricity in northern Turkey.

                                    [PHOTO]
          Pollution control system, Bangpakong power plant, Thailand.


        The power markets of tomorrow hold considerable promise for companies that are quick to anticipate change and create new ways for their customers to improve their competitiveness. Through its broad product and geographic scope, technology and financing strength, and its commitment to customer value, ABB is positioned for continued leadership into the next century.

        A farm would never become a reality for this family without the irrigation system;

the irrigation system would never become a reality without electricity;

electricity might never become a reality if not for the engineers of ABB.



                                    [PHOTO]


        When electric current begins flowing into the coastal region of northern Peru, some of the local people may think it's nothing short of a miracle.

        Perhaps they won't be far wrong.

        The Peruvian Energy Commission had been trying to bring power to this remote region for a long time. And they knew all too well the myriad problems inherent in a project of this magnitude.

        Fortunately, the local firm heading the project, 'Aguaytia Energia del Peru SRL', found a company that could help provide an ingenious solution to this energy challenge: ABB.

        It's a solution that will utilize natural gas located east of the Andes.

        The gas will be pumped from the fields, processed, then piped to a 155 megawatt power plant.

        Electricity from the plant will then be sent via a 400 kilometre power transmission line across the Andes to the coast, thereby supplying the area with the much needed energy from Peruvian resources.

        It's the kind of solution only a team of dedicated individuals with multi-cultural perspectives, multi-disciplinary expertise and global and local orientation working together could create.

        And, if for one particular group of Peruvian farmers, ABB's ingenious engineering qualifies as a miracle, that's OK with us.

TRANSMISSION AND DISTRIBUTION

[PHOTO]
Power transmission system, Chile.


Consumers of electricity - from homes and offices to farms and factories - are often far away from the power plants on which they depend. ABB provides the technology to move that power efficiently, reliably and at competitive prices, whether it's across town or across the continent.

        It is a business that is changing rapidly. Many of our customers are adapting fast to new market forces, such as deregulation and privatization. Industrial customers, such as chemical or mining companies with major power systems installed at refineries or steel mills, are striving to boost their efficiency and productivity in a globally competitive market. ABB is the largest and most complete supplier of power transmission and distribution systems and equipment in the world. We make the substations, power lines, cables, transformers, network control systems and other systems and equipment our customers use to transport electricity efficiently. We also have the broadest global presence, able to supply and service our customers through our strong local operations in all parts of the world.

POWER LINKS

Achieving the single Europe of tomorrow will depend on the ability to link power systems between West and East. Such links will lead to significant improvements in the efficiency with which electrical power in Europe is used. For example, power generated at off-peak times in one location could be used thousands of kilometers away to meet peak load demands in

[PHOTO]
Diagnostic and retrofit systems for power transformers.

[PHOTO]
Self-regulating "smart" gas-insulated switch gear, Frankfurt, Germany.

another. Among other things, this will reduce the need to build costly additional power plants inside each country and make it possible to buy electricity from the most economic source.

One key to making it work is ABB's HVDC (High-Voltage Direct Current) power transmission technology in which we are a world leader. HVDC allows large amounts of electricity to be transported over very long distances with low losses. Many ABB HVDC systems are currently operating in North America and Western Europe.

        In addition, ABB now provides a smaller-scale HVDC solution called HVDC Light, using newly-developed voltage converter and cable technology. HVDC Light helps make small-scale power more economically feasible, an important development for increasingly privatized and deregulated markets where smaller power plants are becoming a financially attractive option for expanding electricity infrastructure. HVDC Light will be used to improve the wind power network on the Swedish island of Gotland in the Baltic Sea.

EMERGING MARKET GROWTH

Economic growth in emerging markets is closely linked to the availability of electrical power. Supporting that economic development is a growth opportunity for ABB, especially with our strong local presence in most of these markets. For example, ABB is building a high-voltage substation near Jubail, Saudi Arabia, on the Arabian Gulf, equipped with the latest compact gas-insulated switchgear. The station will link a new 2,400 megawatt power plant to the area's power grid and improve the reliability of electricity supplies to industries in the area, particularly the fast-growing petrochemical industry, a major contributor to the country's exports.

            In Brazil, ABB has established a new plant for transmission line towers and related fittings. ABB is building a new power and traction transformer plant in India using technology transferred from ABB in Germany and Switzerland, and a second joint venture for power transformers has been established in China. In Russia, ABB is building air insulated switchgear, high-voltage equipment and energy metering systems. ABB is building and expanding plants in China, Korea, Malaysia, Indonesia and Mexico as well.

            Our lead position as a provider of power lines and transmission towers has been strengthened by our expansion into emerging markets. ABB has power line projects ongoing in Peru, Chile, Indonesia, the Philippines, Brazil, and Mexico, to name a few.

NEW SERVICE CONCEPT

In more competitive deregulated markets, many of our customers are looking for new ways to get more out of their existing transmission and distribution networks, to deliver power to their customers more cost-effectively and more reliably. ABB delivers innovative solutions in a number of ways. In our high-voltage systems businesses, ABB has launched a unique service and retrofit program that goes beyond conventional service concepts to include network planning, financial and environmental engineering and personnel training.

        Getting more out of the existing transmission and distribution systems also increasingly relies on advanced software and communications systems. These allow power providers to measure consumption patterns and load conditions in real time, and then take efficiency improvement steps quickly. ABB is a leading provider in this field and has won an order to build one of the world's first systems to manage power grid traffic in real-time in an open retail energy market. The project is being carried out in the U.S., in California, where consumers will soon be able to choose from whom they wish to buy power. ABB will deliver a system that will allow the State not only to schedule and manage electricity transmission among a number of suppliers, but also to administer business operations such as bidding, billing and credit. The project puts ABB in a good position to capture similar orders as deregulation takes place in other areas.

                                    [PHOTO]

            Complete electrical and process control system for a cement plant, Thung Song, Thailand.

        Expanding our technology leadership remains a key element of ABB's approach to business. The aim is to offer customers maximum flexibility and improved cost-effectiveness. One way is to make products more compact, with fewer moving parts, easy to integrate into existing systems, and with built-in "intelligent" self-monitoring and control functions. The result is higher system reliability and lower operating costs. ABB is also increasingly using lifecycle analysis in product development to reduce total environmental impact and help customers minimize lifecycle costs.

        With our broad product range, fast and flexible local presence in all of our markets, and leading technology, ABB's power transmission and distribution business is in a good position to tap the growth opportunities of tomorrow's quickly changing market.

Her father won't be sitting in the front row if he can't make the airport train on time;

he won't make the train on time
        if he can't land on time;

he might not be landing on time
        if not for the engineers of ABB.

[PHOTO]


        Today her father is working in Lyons. Tonight, she's playing in Oslo. So it won't be possible for them to be together on one of the most important evenings of her young life.

        But soon, it will be.

        A few years ago, the Parliament of Norway approved a plan to construct a totally new international airport that would streamline service to Oslo.

        It was a challenging project that presented some serious problems for the builders until they met the engineers of ABB who showed them how ingenious engineering could help provide some answers.

        Now the project is underway and ABB and its partners are turning the new airport at Gardermoen into a reality.

        New runway lighting will help make landings and take-offs safer and more punctual; the computerized control equipment for a new baggage handling system will make getting out of the terminal easier; and the associated rail connection will make getting home quicker.

        To the Norwegian public, it will mean safer and more efficient travel to and from Oslo. But to the father of one young violinist, it will mean something far more.

        Because on an evening when his daughter is playing Schubert's 'Sonata in B Flat', he will be there.

INDUSTRIAL AND BUILDINGS SYSTEMS


                                   [PHOTO]


Electrical contracting and installation, Malaysian National Theatre, Kuala
Lumpur.



On average, about a third of all the electricity generated in the developed world is consumed by industry, from energy-intensive processes such as chemical processing, steel making or the production of pulp and paper, to the electrical systems inside industrial and commercial buildings. In the emerging markets of Asia, Latin America, the Middle East and Africa, the proportion is smaller but growing quickly.

        Making industrial processes faster, more reliable and more energy efficient improves the competitiveness of businesses and reduces their impact on the environment. It's a large market with a large potential worldwide. It's a market in which ABB's Industrial and Building Systems aims to build its leading position by offering a full range of innovative solutions to our customers wherever they do business.

DESIGN FOR EFFICIENCY

One such solution is the latest generation of variable speed drives to control the speed and output of industrial motors used, for example, in fans, pumps and conveyors. By matching the speed of the motor to changing load conditions, variable speed drives can significantly improve equipment performance while lowering electricity consumption, repair costs and downtime.

        ABB introduced two new variable speed drives in 1997. One is the ACS 1000 for medium-voltage motors. The ACS 1000 uses new semiconductor technology to reduce size and costs while increasing reliability substantially. The result is a standard drive for motors that previously required more expensive

                                    [PHOTO]

ABB turbocharger, diesel engine plant, The Netherlands.

and bulkier custom-made drives. ABB also launched the ACS 100, a fast, easy-to-install micro drive only 80 millimeters across, including a matchbox-sized control panel. Demand for micro drives is expected to make up 30 percent of the total drives market by the year 2000.

        ABB continued to improve its Advant process control system. Advant gives customers in process industries such as chemical, oil and gas, pulp and paper and metals refining the ability to measure in real time and then modify the performance of their entire processing system to achieve the highest efficiency and product quality and lowest downtime and operating costs. The user interface is also available now in Chinese to meet the growing demand in that high-potential market.

GROWTH IN NEW MARKETS

From a minor presence in the oil and gas business nine years ago, ABB has grown into an industry leader, especially in the area of deep-sea exploration technologies that operate on the ocean floor. In 1997, ABB was chosen to develop the world's first commercially operational subsea oil separation plant. ABB's technology makes developing these deep sea fields more economically feasible and lowers their environmental impact. It also represents a significant growth opportunity.

        In its petrochemicals business, ABB continues to bring customers the benefit of its global leadership in chemical engineering in areas such as ethylene production, oil refining, and natural gas processing. ABB builds both turnkey projects, such as an 800,000 ton per year ethylene plant to be built in Saudi Arabia, and modernizes existing plants, such as a petrochemical refinery in Russia, so customers can get more out of their existing assets.

        ABB's flexible automation business also continues to expand into new and promising markets. By offering globally standardized robotics, paint finishing and other automated systems, ABB is able to provide high performance automation solutions to its large international customers around the world. ABB increased market share significantly in 1997 in sectors like consumer goods packaging and coating systems for white goods, such as washing machines and other household appliances. Combined with ABB's continuing strong position in the global automotive market, the expansion into new industrial sectors promises good growth for the future.

        Boosting our customers' productivity through expert service and professional maintenance is another growth opportunity for ABB. In the Gulf of Mexico, ABB is providing Mexican oil producer Pemex with a complete maintenance program to increase up-time and lower environmental risks for four of their offshore drilling platforms. ABB is also providing full service to the French aerospace company Snecma, which delivers high-precision parts to



                                    [PHOTO]



                   Automated motorcycle production, Taiwan.

major civilian aircraft manufacturers in Europe and the U.S. ABB's service business has also set up global centers of excellence in sectors such as metallurgy, cement, pulp and paper, and petrochemicals to speed up the delivery of our engineering expertise to customers around the world.

INTELLIGENT BUILDING SYSTEMS

Our building systems customers are increasingly asking for total solutions that cover all of their needs, from lighting and ventilation systems to monitoring and control systems that ensure the most efficient use of electricity through an entire building. ABB has the product and system know-how and design and project management capabilities to meet this growing demand.

        For example, ABB delivers high-performance fans for industrial processes and ventilation systems, as well as energy-efficient air handling systems for large buildings and tunnels. ABB continues to build this business in Asia Pacific with orders for fans from a petrochemical customer in Taiwan, from a power plant in Singapore, and tunnel fans in Australia.

        ABB has pioneered intelligent electrical systems in buildings to monitor and control a variety of different tasks, such as lighting, heating and security. Each control system is able to communicate with the others, allowing a fully integrated energy management system. ABB has achieved a new first in this area with its Powernet EIB system which allows intelligent controls to be built into existing electrical installations, without the need to install additional power lines. Using energy efficiently will continue to be a high priority in both the industrialized world and emerging markets. ABB intends to be a lead player in this growth area.


                                    [PHOTO]

                World's largest industrial drive - 135,000 horse power - at NASA wind tunnel, Virginia, USA.


        Building our local presence around the world remains a key part of ABB's profitable growth plan. This was driven forward in 1997 through a number of acquisitions and joint ventures. Among the acquisitions were two electrical contracting companies in Switzerland, water metering and analyzer companies in Hungary and France, and a major electrical equipment supplier in Argentina. Important new industrial service joint ventures were established in India and Poland, positioning ABB to tap future growth opportunities in those important markets.

        By focusing on our core businesses, building our local presence in high-potential markets around the world and continually striving for technological leadership, ABB's Industrial and Building Systems segment aims to deliver more value to its customers and, in turn, to ABB's shareholders.

ADTRANZ



                                    [PHOTO]


                   Urban transit system, Stockholm, Sweden.



The rapidly changing world of rail transportation is creating growth opportunities for those companies able to meet the competitive challenges: deregulation, privatization, and the rapid globalization of their customer base. Adtranz, ABB's 50-50 rail joint venture with Daimler-Benz AG of Germany, is fully committed to meeting these challenges and has taken decisive steps in 1997 to secure its leadership position as the world's most complete and cost-effective provider of total rail systems.

MOVING UP IN EUROPE

Adtranz' success in the U.K. market reflects the new opportunities becoming available in deregulated rail markets. After some years of uncertainty, the effect of privatization exceeds expectations and the U.K. rail market is prospering, with new investments from entrepreneurial private operators. Adtranz won a substantial share of that market in 1997, including orders for 26 diesel trains in Midland, 30 four-car Electrostar trains from Connex Rail Ltd, and 44 four-car electric commuter trainsets from Prism Rail.

        The Scandinavian market continued to be very good, in part because of continued efforts to build north-south links with the rest of Europe. Adtranz won an order for 27 complete train sets for the Oresund connection between Denmark and Sweden. The Stockholm, Sweden, public transport authority bought 12 new-generation light rail vehicles plus a complete signaling system, while in Germany, Adtranz technology has helped it significantly expand its share of the market for advanced signalling systems.

EXPANDING MARKETS

The long-term need for efficient mass transit systems in the rapidly urbanizing emerging markets opens a growth opportunity for Adtranz. Meeting that demand quickly means having local operations near the customer. Adtranz established an advanced signalling technology center in Bangkok, Thailand, in 1997 which will offer local system engineering and software development for the entire Asia-Pacific region. Engineering and manufacturing facilities in China

[PHOTO]
Advanced signalling and power systems for the German rail network.


[PHOTO]
Flexliner tours North America.

position Adtranz to play a key role in this high-potential market. In Latin America, Adtranz won orders in Brazil, Argentina and Mexico. This is a region in which Adtranz expects good future growth.

        Central and Eastern Europe is another key market because of the ongoing need for rail infrastructure expansion. Adtranz has invested significantly in these markets and has a particularly strong presence in Poland. These investments started to bear fruit in 1997, for example, with a Russian order for 21 electric locomotives. As the economies in this region continue to expand, Adtranz will be there to provide the transportation infrastructure needed for growth.

CUSTOMER SUCCESS

Adtranz focuses its technology development on making rail operators even more competitive with other forms of transport. One way to accomplish this is to create vehicles that can operate at speeds of up to 250 kilometers per hour or higher using existing rail systems. Adtranz has become a leader in this area, providing not only tilting train technology but also the on-board computers and advanced traffic control systems that allow high-speed trains to operate most efficiently.

        Another way is to help operators improve traffic control so they can move more people or freight while improving safety and reducing operating costs. Adtranz is a leading supplier of signalling, control and diagnostic systems that make these improvements possible. Vehicle designs using lightweight materials and that offer improved passenger comfort also help operators boost ridership, while low-noise propulsion systems make rail a more friendly neighbor. In the U.S., Adtranz is focusing on developing automated elevated passenger transport systems to alleviate congestion in the big cities without having to tear down existing neighborhoods.

        The significant restructuring plans announced in 1997 and investments in technology development promise to lift Adtranz' profitability in 1998 and beyond.

FINANCIAL SERVICES

                                    [PHOTO]
   ABB's ability to provide total financing solutions is a key to our success.

As a global supplier of systems to generate, transmit and use electrical energy, ABB is involved in large scale infrastructure projects, such as power plants and long-distance transmission systems. These projects are often cornerstones of economic development in emerging markets and involve enormous capital investments for which the funding is not always available locally. Finding and managing that capital is a key to any project's success. With the continued privatization and deregulation of the global power business, investors expect risks and returns that are competitive with other investment opportunities.


        ABB's financial services business provides the financial expertise needed to get these projects up and running as fast as possible, generating revenue and profits for our customers. Whether they require equity or debt financing, risk management, insurance, lease financing, investment consulting services or, most often, some combination of all of these tools, ABB has the right people in the right places to get the job done.

        A good example of how ABB's financial know how delivers greater value to our customers is the development of a $1-billion 1,200 megawatt coal-fired power plant at the port of Jorf Lasfar in Morocco. The project, which involves doubling the output of an existing plant, will supply 60 percent of the country's base load needs. It's the largest privately owned infrastructure project in Africa. ABB arranged equity investment and loan guarantees and in a joint venture with its U.S. partner, will also own and operate the power plant for 30 years. The customer's investment goals are met and ABB wins an order for turbine-generators, boilers, a control system and other equipment.


                                    [PHOTO]

LOCAL MARKET KNOWLEDGE
ABB has delivered similar solutions in the Czech Republic, India, South Korea, Argentina, Colombia, and elsewhere. Our knowledge of local markets combined with a proven track record and links into the global financial network mean we can meet our customers' financing needs wherever in the world they plan to do business. With these future growth opportunities in mind, ABB Financial Services is expanding its project financing activities in India and other countries.


                                    [PHOTO]

        But the impact of privatization and deregulation on our power customers goes beyond the need to meet tough investment return targets on individual projects. It also means they must develop business systems geared to buying, selling and moving electricity among a variety of suppliers and customers in an increasingly open market. In order to tap this growth opportunity, ABB Financial Services is expanding its financial consulting services in Sweden, Switzerland and the U.S., offering customers financial strategy, treasury management, financial risk management and cash flow and credit risk management services. ABB is focusing these efforts on helping our customers to manage risks by improving their policies, trading practices, business systems and administrative routines.

        ABB Financial Services also provides financing tools for the ABB Group. For example, ABB returned successfully to the Eurobond market in 1997 through two issues, one in U.S. dollars and the other in Australian dollars. The funds will be used to re-finance long-term debt. ABB Financial Services also provides Group companies with other financial support, such as treasury services, currency hedging, and portfolio and fund management.

        In today's global market, many of our customers' businesses are changing quickly, often unpredictably. ABB's goal is to understand our customers' markets as well as they do, to anticipate change, and then to provide the cost-effective solutions they need as fast as possible. ABB Financial Services plays a vital role in our ability to meet this challenge and, by expanding its expertise in key growth areas and its geographic presence in all markets of the world, it is well positioned for future profitable growth.

R&D

                                   [PHOTO]
The GTX100 gas turbine improves efficiency significantly.


Developing innovative technology is a key to making our customers more competitive. So is getting those solutions into their hands quickly and at competitive costs. That's why building our technology leadership and targeting our research and development efforts at specific customer needs is so important to us.

        For example, ABB's new GTX100 gas turbine meets our customers' needs for efficient, low-emission power in the low- to mid-output range. We achieved this with a number of innovations, such as a heat-resistant single-crystal material for the turbine blades and our Advanced EV burner that ensures lower emissions of NO/x/ (oxides of nitrogen) across a wider range of load conditions.

        In our power transmission and distribution business, market deregulation puts a premium on efficient network operation. That has opened new opportunities for ABB's wide range of intelligent switchgear systems that give grid operators greater freedom to optimize network configurations as load conditions change. ABB is also a leader in technology that allows consumers in deregulated markets to choose where they buy electricity, under conditions that best suit their needs.

        In the oil and gas sector, ABB has helped make exploration of deep sea offshore oil and gas fields more economically feasible and safer. Our electronically-controlled gas production modules installed on the sea floor are serviced by remote-controlled vehicles. As this technology is further adapted to greater depths, large new fuel resources will be opened up for the future. When ABB was formed in 1988, revenues in this area amounted to less than US$ 300 million. Today, it is a multi-billion dollar business and the prospects for further growth are good.

        Creativity in research and development is ultimately about motivating people and providing them with an environment in which new ideas can thrive. At ABB, we see the cultural diversity as fertile

[PHOTO]


Micro-engineered catalyst system to speed up chemical processes.

ground in which to cultivate creativity. With some 20,000 research engineers and scientists worldwide, ABB is able to build multicultural teams in which our people bring a variety of perspectives to bear on specific customer needs.

        ABB's eight corporate research centers in the U.S. and Europe - including a new center in Krakow, Poland - bring together top researchers in many fields and from many backgrounds to work in our core technologies. It's a global network that pays off in innovative leading-edge technology solutions for our customers around the world.

ABB'S ENVIRONMENTAL PERFORMANCE

Sustainable development is an ideal to which ABB is fully committed. Our efforts comprise three main elements:

 .       Developing and supplying ecoefficient products and systems, such as high-efficiency process control systems for industry, low-emission power generation technology, low-loss power transmission systems, and many others.

 .       Transferring state-of-the-art technology to developing countries, together with management, quality and environmental standards. This is one of the most effective ways a global company like ABB can support the drive for sustainable development.

 .       Continuous improvement of our own environmental performance. At the end of 1997, 123 ABB sites had been certified under the ISO 14001 standard, with implementation at most of our 712 sites scheduled to be underway by the end of 1998.

        At the end of 1997, we launched the second generation of environmental goals for the ABB group. These focus on the full integration of environmental policies into strategic planning in our global business areas. A key element is the introduction of lifecycle assessment for our core products. This will equip us to meet increasing demands on both our environmental and business performance.

        For further information on ABB's environmental performance, please read our Environmental Management Report 1997, available free of charge from:

ABB Environmental Affairs
V. Esplanaden 9a
S-35231 Vaxjo
Sweden.

Or visit the ABB worldwide website at
http://www.abb.com

MANAGEMENT'S DISCUSSION -
ANALYSIS OF THE GROUP

--------------------------------------------------------------------------------
KEY FIGURES (US$ in millions, unless otherwise stated)            TOTAL GROUP
--------------------------------------------------------------------------------
Year ended December 31                                         1997         1996
--------------------------------------------------------------------------------
Orders received/2,3/                                         34,803       33,884
--------------------------------------------------------------------------------
Revenues/2/                                                  31,265       33,767
--------------------------------------------------------------------------------
Operating earnings after depreciation/2/                      1,137        2,113
--------------------------------------------------------------------------------
Income before taxes/2/                                          853        1,901
--------------------------------------------------------------------------------
Net income                                                      572        1,233
--------------------------------------------------------------------------------
Stockholders' equity                                          5,283        5,875
--------------------------------------------------------------------------------
Total assets                                                 29,784       30,896
--------------------------------------------------------------------------------
Capital expenditure for tangible fixed assets                 1,093        1,168
--------------------------------------------------------------------------------
Capital expenditure for acquisitions                            302          333
--------------------------------------------------------------------------------
Divestitures                                                    748          286
--------------------------------------------------------------------------------
Expenditure for research and development                      2,657        2,638
--------------------------------------------------------------------------------
Operating earnings/revenues (%)/2/                              3.6          6.3
--------------------------------------------------------------------------------
Return on equity (%)                                           10.3         22.2
--------------------------------------------------------------------------------
Return on capital employed (%)/2/                              12.2         19.9
--------------------------------------------------------------------------------
Interest coverage ratio/2/                                      2.7          5.0
--------------------------------------------------------------------------------
Debt/equity ratio                                               0.8          0.7
--------------------------------------------------------------------------------
Net cash position                                             1,564        1,204
--------------------------------------------------------------------------------
Capital turnover rate/2/                                       1.03         1.07
--------------------------------------------------------------------------------
Number of employees                                         213,057      214,894

/1/Total revenues of the ABB Group from third-party customers in each region/country.
/2/1996 restated; refer to section N in the Principles of Consolidation. /3/Restated to reflect the indefinite delay of the Bakun project.



--------------------------------------------------------------------------------
REVENUES/1/ (US$ IN MILLIONS)              REVENUES              EMPLOYEES
AND EMPLOYEES
--------------------------------------------------------------------------------
                                       1997        1996/2/     1997        1996
--------------------------------------------------------------------------------
EUROPE                                17,099      19,215     139,528     140,447
--------------------------------------------------------------------------------
Austria                                  302         367       1,316       1,464
--------------------------------------------------------------------------------
Belgium                                  282         340       1,393       1,407
--------------------------------------------------------------------------------
Czech Republic                           319         348       5,759       5,969
--------------------------------------------------------------------------------
Denmark                                  530         576       4,035       3,995
--------------------------------------------------------------------------------
Finland                                  845       1,020       9,241       9,215
--------------------------------------------------------------------------------
France                                   590         668       2,908       2,936
--------------------------------------------------------------------------------
Germany                                3,968       4,705      29,138      31,026
--------------------------------------------------------------------------------
Italy                                  1,203       1,413       8,495       8,375
--------------------------------------------------------------------------------
Netherlands                              467         556       2,197       2,092
--------------------------------------------------------------------------------
Norway                                 1,116       1,259       7,209       7,184
--------------------------------------------------------------------------------
Poland                                   526         500       7,738       6,690
--------------------------------------------------------------------------------
Portugal                                 256         239       1,487       1,566
--------------------------------------------------------------------------------
Russia                                   207         203       1,462       1,499
--------------------------------------------------------------------------------
Spain                                    509         632       3,810       4,090
--------------------------------------------------------------------------------
Sweden                                 2,331       2,790      24,293      26,220
--------------------------------------------------------------------------------
Switzerland                              826         860      12,483      11,353
--------------------------------------------------------------------------------
United Kingdom                         1,784       1,990       9,174       8,685
--------------------------------------------------------------------------------
Others                                 1,038         749       7,390       6,681
--------------------------------------------------------------------------------
THE AMERICAS                           6,374       5,994      31,647      31,303
--------------------------------------------------------------------------------
Argentina                                177         177         684         645
--------------------------------------------------------------------------------
Brazil                                   602         555       3,718       4,843
--------------------------------------------------------------------------------
Canada                                   396         417       2,172       2,070
--------------------------------------------------------------------------------
Mexico                                   202         117       1,227       1,017
--------------------------------------------------------------------------------
USA                                    4,142       4,014      21,433      20,435
--------------------------------------------------------------------------------
Others                                   855         714       2,413       2,293
--------------------------------------------------------------------------------
ASIA                                   5,427       6,304      30,912      32,262
--------------------------------------------------------------------------------
Australia                                791         619       4,748       4,640
--------------------------------------------------------------------------------
China/Hong Kong                          561         519       4,525       4,092
--------------------------------------------------------------------------------
India                                    511         914       9,630       9,802
--------------------------------------------------------------------------------
Indonesia                                615         595       1,960       1,702
--------------------------------------------------------------------------------
Japan                                    651         696       1,138       1,216
--------------------------------------------------------------------------------
Malaysia                                 383         953         880         774
--------------------------------------------------------------------------------
Philippines                              243         340       1,470       1,485
--------------------------------------------------------------------------------
Singapore                                163         215       1,071         993
--------------------------------------------------------------------------------
Thailand                                 351         351       3,739       5,974
--------------------------------------------------------------------------------
Others                                 1,158       1,102       1,751       1,584
--------------------------------------------------------------------------------
MIDDLE EAST AND AFRICA                 2,365       2,254      10,970      10,882
--------------------------------------------------------------------------------
Egypt                                    193         195       1,954       1,669
--------------------------------------------------------------------------------
Saudi Arabia                             521         424       1,189       1,472
--------------------------------------------------------------------------------
South Africa                             253         258       2,703       2,885
--------------------------------------------------------------------------------
Others                                 1,398       1,377      5,124        4,856
--------------------------------------------------------------------------------
GROUP TOTAL                           31,265      33,767    213,057      214,894
--------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION-
ANALYSIS OF THE GROUP

MARKET CONDITIONS
Continued rapid urbanization and industrialization due to high population growth is driving demand for infrastructure development in emerging markets. Accordingly, demand in many of these markets for ABB systems, products and services was strong during 1997. Although there have been some negative impacts from the financial turbulence in certain countries in South-east Asia on ABB's business in the short-term -- most notably on the Bakun hydroelectric project in Malaysia and some delays in planned projects -- the situation also has provided significant opportunities. ABB's local operations in the countries most affected by the currency devaluations now enjoy a corresponding cost advantage, in both local and regional export markets. The effect of the turbulence on the large markets in China, India and Australia has been minimal until now and demand there remains good. The long-term outlook for Asia is positive. The instability in Asia did not have significant effects on emerging markets in other parts of the world. In Latin America, continued deregulation fuelled good order growth, especially in the power generation and transmission sectors. Demand also remained good in the Middle East and Africa.

In the industrialized countries, demand was mixed. In North America, the economy remained strong throughout the year, but demand within ABB's industrial markets recovered only slowly through the second half. Uncertainties associated with ongoing deregulation of the power industry in the U.S. continued to hold back demand. Demand in the service and retrofit business was good. European economies showed some improvements, with Northern Europe leading the recovery. Demand for investment goods and infrastructure projects in Western Europe remained low in 1997, the second year of the expected two-year downturn in ABB's business cycle. Certain standardized industrial goods showed good growth in Germany, indicating a sustained strengthening of the German economy. Switzerland experienced another year of economic stagnation with flat domestic demand. Italy showed signs of recovery in the second half of the year, while markets in Central and Eastern Europe saw continued growth for modernization of existing plants, as well as new equipment

Deregulation and privatization in the power sector continue to lift the importance of private power developers and to shift the utility market towards smaller output power plants. Demand is also shifting from the high-voltage power transmission sector towards lower-voltage power distribution systems. This trend opens new growth opportunities for ABB, with its ability to deliver total financing solutions, provide service and retrofit in combination with turnkey capabilities and ensure reliability and environmental efficiency. Competence in these areas also led to strong order growth in all markets in the rail industry. In the oil and gas industry, innovative ABB technology for exploration and process automation generated higher demand in spite of low oil prices. Base orders for modernization in the pulp and paper and cement industries were moderate with only low demand for new plants. Expenditures for industrial equipment and process automation systems in the automobile and metal industries were flat during the year.

Global competition and price pressure intensified in many markets. ABB adapted by accelerating cost reduction actions during the year. Market conditions showed signs of improvement towards year-end for some power generation equipment, especially steam power plants. Pricing for transmission and distribution equipment stabilized. In the oil, gas and petrochemical industry the environment remained good. Prices in the rail transportation, automotive and cement industries showed no improvement. Construction and building markets in Europe and North America recovered slightly from a low level

CHANGES IN THE 1997 ACCOUNTS

During 1997, ABB introduced certain changes in its accounting principles and previous years' figures in this report have been restated accordingly. ABB no longer includes in orders received and revenues imputed interest income on advances (IAC) received from customers on construction contracts. Prior to 1997, ABB calculated the notional interest on these advances and added it to revenues when sales were recorded on the project. The same amount was then subtracted under the "Interest on advances" line in the consolidated income statement. This change reduces operating earnings after depreciation, but has no effect on income before taxes or net income. Until year-end 1996, taxes on capital and property were recorded together with income taxes under the caption taxes. As of 1997, the line "Taxes" in the ABB Group income statement contains only income taxes while taxes other than on income are included in other expenses. This change, following International Accounting Standards (IAS), reduces both operating earnings after depreciation and income be-

ORDERS RECEIVED 1,2
(US$ in millions)

97   34,803
96   33,884
95   35,163
94   30,827
93   28,644
92   31,153

REVENUES 1
(US$ in millions)

97  31,265
96  33,767
95  32,751
94  28,758
93  27,521
92  29,109

NUMBER OF EMPLOYEES

97 213,057
96 214,894
95 209,637
94 207,557
93 206,490
92 213,407

1 1992 through 1996 restated;
  refer to section N in the Principles
  of Consolidation.

2 1996 and 1997 restated to reflect
  the indefinite delay of the Bakun
  project.

CAPITAL EXPENDITURE
for Acquisitions
(US$ in millions)

97 302
96 333
95 315
94 196
93 212
92 253

DIVESTITURES
(US$ in millions)

97    748
96    286
95  1,140
94    317
93    162
92    274

CAPITAL EXPENDITURE FOR
TANGIBLE FIXED ASSETS
(US$ in millions)

97  1,093
96  1,168
95  1,171
94    935
93    816
92    957

AVERAGE CAPITAL
EMPLOYED
(US$ in millions)

97  12,086
96  12,537
95  12,478
94  11,816
93  11,579
92  12,531

R&D EXPENDITURE
(US$ in millions)

97   2,657
96   2,638
95   2,627
94   2,353
93   2,271
92   2,386

fore taxes, but has no effect on net income. In addition, ABB has restated orders received and the order backlog for both 1996 and 1997 to reflect the indefinite delay of the Bakun hydroelectric project in Malaysia.

ORDER INTAKE AND SALES

Orders received for the ABB Group reached $34,803 million, an increase of 3 percent (1996: $33,884 million). Expressed in local currencies, orders received increased by 11 percent. A discussion of the orders received per business segment follows on pages 35 to 41. Large orders grew strongly in 1997 and now represent some 28 percent of total orders received. Expressed in local currencies, orders for standard products were somewhat higher in the year with a stronger increase in the second half. Demand for standard products is expected to accelerate in Europe in 1998. The order backlog at the end of 1997 reached $31,160 million compared to $31,023 million at year-end 1996. Expressed in local currencies, the backlog increased 11 percent.

Revenues amounted to $31,265 million, a decrease of 7 percent (1996: $33,767 million) In local currencies revenues were 1 percent higher.

PERSONNEL AND ORGANIZATION

At the end of 1997, ABB employed 213,057 people compared to 214,894 at year-end 1996. The total number of employees decreased by 1 percent, also on a comparable basis adjusted for divestitures, acquisitions and new joint ventures. To assure close contact with customers and to achieve an optimal cost structure, ABB employees were added in emerging markets, such as in the Middle East and Africa, and in various countries in Latin America and in Central and Eastern Europe. ABB also increased employment in most countries in Asia. Employment was reduced in Germany and Sweden following divestitures and restructuring measures to focus on core activities and enhance competitiveness. Employment in Automation and Drives remained stable, whereas ABB's accelerated move into on- and offshore activities in the oil and gas industry, flexible automation and service-related activities in many sectors led to higher employment in Industrial and Building Systems. Stronger sales support for the Group is reflected in a significantly higher number of employees in the Financial Services segment. Resources dedicated to ABB sales activities increased strongly, particularly in emerging markets.

During the year, ABB launched a new management share option program for some
400 senior managers worldwide. It will be based on options which can be exercised into existing ABB AG bearer shares. The intention is to have a continuous program with annual option launches, each covering some 100,000 underlying shares. The duration of each year's launch will be six years. The new program will succeed the present management option program launched in 1993 which expires at the beginning of 1999.

Personnel costs as a share of revenues remained at about last year's low level. Continuous productivity improvements are essential for maintaining a competitive cost structure. The restructuring measures announced in 1997 will accelerate these programs significantly.

Recently, industry and the general public have become increasingly concerned about the year 2000 issue. The problem arises from the almost universal practice of using only two digits in program source codes to denote the year. ABB management gives the year 2000 issue top priority and has appointed a steering committee to intensify the review of all ABB products and systems in an effort to achieve full year 2000 compliance. In addition, ABB is preparing for the planned introduction of the Euro as the official currency in many European countries.

RESEARCH AND DEVELOPMENT, INVESTMENTS
AND DIVESTITURES

Increased competition and faster changes in the business environment require a much higher pace of innovation. ABB's spending in research and development in 1997 reached $2,657 million, about 8.5 percent of Group revenues (1996:
$2,638 million or 7.8 percent). Expressed in local currencies, R&D increased by 11 percent. ABB stepped up investments in high risk, high reward projects, resulting in breakthrough solutions to maintain technological leadership and faster market introduction of technology-based innovations to secure sustainable profitability for its customers.

Acquisitions during 1997 amounted to $302 million (1996: $333 million). Several acquisitions were concluded in Central and Eastern Europe, including a majority stake in a power grid construction company to broaden the scope of ABB's power transmission and distribution equipment and services in Poland. New joint ventures in the Czech Republic and Poland complement the Group's activities in service, repair and modernization. ABB in Switzerland achieved market leadership in electrical installations through two acquisitions. In Germany, the Group acquired companies for the supply of air-port electrical systems. Operations for electrical installations and contracting were acquired in the Ivory Coast and for motor repair and rewind-ing in Zimbabwe.

In line with the Group's strategy to concentrate on its core businesses and find strong partners for non-core activities, ABB made divestitures in 1997 totaling $748 million (1996: $286 million).
These included the electrical wholesale busi-nesses Asea Skandia in Northern Europe and
ABB Serienprodukte GmbH in Austria. ABB
also sold its wire rod and winding wires busi nesses, AB Elektrokoppar and AB Dahrentrad in
Sweden and ABB Isodraht GmbH, Germany. In addition, ABB sold its worldwide refrigeration business.

Restructuring programs, productivity increases and advanced inventory management allowed
ABB to sell land and buildings with a value of $104 million (1996: $176 million).

CAPITAL EXPENDITURE AND RESTRUCTURING
Capital expenditure for tangible fixed assets in 1997 reached $1,093 (1996: $1,168 million). Ex-
penditure in land and buildings totaled $133 million (1996: $176 million) and $960 million in machinery and equipment (1996: $992 million).
Increased investments in Brazil and other Latin
American countries strengthened ABB's local presence there. New manufacturing equipment and processes in Central and Eastern Europe led to higher capital expenditures in that region.
Capital expenditures increased in several coun-tries in Asia, the Middle East and Africa. As a consequence of restructuring activities, capital expenditures in Western Europe decreased somewhat in line with ABB strategy.

The costs for discontinued operations and re-structuring in 1997 amounted to $889 million
(1996: $156 million) including the extraordinary restructuring charge of $866 million to improve the productivity and competitiveness of opera-tions in higher-cost Western countries and speed up local expansion in emerging markets. These programs are expected to have an average pay-back period of about two years.

FOREIGN EXCHANGE EFFECTS
ABB consolidated financial statements are ex-pressed in U.S. dollars. A major part of the Group's value added and profits is generated in Europe. Therefore, a depreciation of the dollar against European currencies has a positive trans-lation effect on ABB's consolidated earnings.
Conversely, a rising U.S. dollar has a negative translation effect.

The strong appreciation of the U.S. dollar against many major currencies during 1997 reduced
ABB's balance sheet, where assets and liabilities are translated into U.S. dollars at year-end ex-change rates, by 9 percent. The average U.S. dol-lar exchange rates for the year, used to translate the consolidated income statement from local currencies into dollars, also strengthened signifi-cantly. This reduced orders received, revenues and result figures by 8-10 percent.

ABB's industrial profit centers hedge their cash flows against local currency fluctuations to pro-tect their domestic earnings. In addition, the Group is hedged against currency fluctuations by its local presence in many markets with a sub-stantial part of the costs occurring under the same currency regime as revenues. By expand-ing its local presence in emerging markets and Central and Eastern Europe, ABB increases its value added in these regions and its long-term competitiveness. The majority of the Group's value added is created in countries related to the German mark, the Swiss franc, Nordic curren-cies, the U.S. dollar and the yen. Within these countries, global sourcing initiatives continue to benefit from weaker currencies or comparative cost advantages in emerging economies.

FINANCIAL REVIEW AND DIVIDENDS
At year-end 1997, the Group's net cash position
(defined as cash and marketable securities minus short-, medium-, and long-term loans) was $1,564 million, an increase of $360 million compared to year-end 1996. Expressed in year-end 1996 exchange rates, the increase was $600 million. The reduction in working capital in mature markets and proceeds from divestitures compensated for the increased need for working capital in emerging markets. Net cash from oper-ating activities more than doubled during 1997 to $1,791 million (1996: $834 million).

During 1997, ABB executed nine new capital markets issues, totaling $1,054 million, in the form of private placements or public issues.
A majority of the issues took place under its Euro Medium-Term Note (EMTN) program. The public issues continued to be rated Aa2 by Moody's Investor Service and AA by Standard &

        NET CASH POSITION
        (US$ in millions)
             --------------------
        97    1,564
             --------------------
             --------------------
        96    1,204
             --------------------
             --------------------
        95    1,997
             --------------------
             --------------------
        94    1,686
             --------------------
             --------------------
        93      242
             --------------------
             --------------------
        92       -7
             --------------------
             --------------------
        91     -950
             --------------------
             --------------------
        90   -2,110
             --------------------
             --------------------
        89   -1,760
             --------------------
             --------------------
        88      576
             --------------------

        DIVIDENDS
        (declared pertaining to fiscal
        year, CHF in millions)
              --------------------
        97   700
             --------------------
             --------------------
        96   650
             --------------------
             --------------------
        95   520
             --------------------
             --------------------
        94   370
             --------------------
             --------------------
        93   340
             --------------------
             --------------------
        92   340
             --------------------
             --------------------
        91   330
             --------------------
             --------------------
        90   300
             --------------------
             --------------------
        89   290
             --------------------
             --------------------
        88   200
             --------------------

        OPERATING EARNINGS AFTER
        Depreciation/1/
        (US$ in millions)
             --------------------
        97   1,137
             --------------------
             --------------------
        96   2,113
             --------------------
             --------------------
        95   2,181
             --------------------
             --------------------
        94   1,574
             --------------------
             --------------------
        93   1,311
             --------------------
             --------------------
        92   1,219
             --------------------
             --------------------
        91   1,417
             --------------------
             --------------------
        90   1,386
             --------------------
             --------------------
        89     918
             --------------------
             --------------------
        88     543
             --------------------

        OPERATING EARNINGS
        AFTER DEPRECIATION AS A
        % OF REVENUES/1/
             --------------------
        97   3.6%
             --------------------
             --------------------
        96   6.3%
             --------------------
             --------------------
        95   6.7%
             --------------------
             --------------------
        94   5.5%
             --------------------
             --------------------
        93   4.8%
             --------------------
             --------------------
        92   4.2%
             --------------------
             --------------------
        91   5.0%
             --------------------
             --------------------
        90   5.3%
             --------------------
             --------------------
        89   4.5%
             --------------------
             --------------------
        88   3.1%
             --------------------

        /1/ 1988 through 1998 restated; re-
        fer to section N in the Principles of
        Consolidation.

        INCOME BEFORE TAXES/1/
        (US$ in millions)
             --------------------
        97     853
             --------------------
             --------------------
        96   1,901
             --------------------
             --------------------
        95   2,003
             --------------------
             --------------------
        94   1,362
             --------------------
             --------------------
        93     520
             --------------------
             --------------------
        92     861
             --------------------
             --------------------
        91     997
             --------------------
             --------------------
        90   1,052
             --------------------
             --------------------
        89     872
             --------------------
             --------------------
        88     495
             --------------------

        NET INCOME
        (US$ in millions)
             --------------------
        97     572
             --------------------
             --------------------
        96   1,233
             --------------------
             --------------------
        95   1,315
             --------------------
             --------------------
        94     760
             --------------------
             --------------------
        93      68
             --------------------
             --------------------
        92     505
             --------------------
             --------------------
        91     609
             --------------------
             --------------------
        90     590
             --------------------
             --------------------
        89     589
             --------------------
             --------------------
        88     386
             --------------------

        RETURN ON CAPITAL
        EMPLOYED/1/
             --------------------
        97   12.2%
             --------------------
             --------------------
        96   19.9%
             --------------------
             --------------------
        95   21.8%
             --------------------
             --------------------
        94   16.9%
             --------------------
             --------------------
        93   15.4%
             --------------------
             --------------------
        92   14.7%
             --------------------
             --------------------
        91   14.7%
             --------------------
             --------------------
        90   17.3%
             --------------------
             --------------------
        89   15.1%
             --------------------
             --------------------
        88   11.6%
             --------------------

        RETURN ON EQUITY
             --------------------
        97   10.3%
             --------------------
             --------------------
        96   22.2%
             --------------------
             --------------------
        95   28.4%
             --------------------
             --------------------
        94   20.2%
             --------------------
             --------------------
        93    1.8%
             --------------------
             --------------------
        92   11.8%
             --------------------
             --------------------
        91   13.9%
             --------------------
             --------------------
        90   14.5%
             --------------------
             --------------------
        89   16.8%
             --------------------
             --------------------
        88   12.5%
             --------------------

        /1/ 1988 through 1996
        restated; refer to section
        N in the Principles of
        Consolidation.

Poor's. Short-, medium-, and long-term loans were reduced by $123 million.

ABB's dividend policy is to pay out between 30 and 50 percent of consolidated net income for the year. The
ABB Board of Directors based the dividend proposal for 1997 on the underlying earnings before the restructuring charge and consequently proposed in February 1998 a dividend for 1997 of Sfr.700 million to its two parent companies, ABB AB and ABB AG, an increase of Sfr. 50 million (1996: Sfr. 650 million). Translated into dollars at the time of the decision and disregarding the restructuring charge, the dividend corresponds to 41 percent of Group net income for 1997.

EARNINGS
Operating earnings after depreciation in 1997 amounted to $1,137 million (1996: $2,113 million).
Expressed on a comparable basis in local currencies and excluding the restructuring charge, operating earnings increased by 4 percent. A discussion of the earnings by segment follows on pages 35 to 41.

Unusual items were a negative $608 million. Unusual income of $295 million was derived from divestitures and real estate sales. Unusual costs of $903 million was comprised mainly of the restructuring charge which was taken at the corporate level.

From a regional perspective, Sweden, Norway, Finland, the U.S., Switzerland, Italy and the U.K. were the largest contributors to the Group's operating earnings. The Americas improved earnings significantly through successful cost reduction programs, particularly in the U.S. and Brazil. A strong economy in Northern Europe and success in export markets supported good earnings in Finland and Norway, the latter benefiting especially from its worldwide oil and gas activities. The U.K. achieved higher profitability whereas earnings in Sweden were somewhat lower. Operating earnings also declined during the year in Switzerland, Italy and Germany. Most countries in Asia showed earnings improvements, but lower results in India and some other countries reduced the total level for the region. Operations in the Middle East and Africa contined ued to contribute to Group earnings.

Regional operating margins, based on domestic and export revenues within the respective region and excluding the restructuring charge, developed as follows during 1997: Europe increased margins to 7.8 percent (1996: 7.5 percent) and the Americas to 4.1 percent (1996: 3.2 percent). Lower results in some Asian countries reduced the region's margin to 4.1 percent (1996: 6.2 percent) whereas the Middle East and Africa kept its margin at a high level of
8.5 percent (1996: 9.2 percent).

Income before taxes as reported totaled $853 million
(1996: $1,901 million). Excluding the restructuring charge and expressed in local currencies, income before taxes decreased by 1 percent.

Income taxes for the Group in 1997 amounted to $258 million (1996: $659 million). The overall tax rate decreased on a comparable basis to 30 percent (1996:
35 percent).

Reported net income for 1997 was $572 million (1996:
$1,233 million). Expressed in local currencies and excluding the restructuring charge, net income for 1997 increased by 4 percent. Reported return on capital employed was 12.2 percent (1996: 19.9 percent) and return on equity 10.3 percent (1996: 22.2 percent).
Excluding the restructuring charge, both ratios were slightly be low last year's level at 19.4 percent and 21.1 percent, respectively.

The outlook for 1998 is addressed in the President's
Comments.

MANAGEMENT'S DISCUSSION -
ANALYSIS OF THE BUSINESS  SEGMENTS

=======================================================================================================================
DATA PER BUSINESS SEGMENT (US$ in millions)
-----------------------------------------------------------------------------------------------------------------------
                                                       ORDERS RECEIVED         ORDER BACKING                    REVENUES
-----------------------------------------------------------------------------------------------------------------------
                                                       1997     1996/1/      1997     1996/1/        1997      1996/1/
-----------------------------------------------------------------------------------------------------------------------
Power Generation/2/                                  10,038    9,448       14,025   13,739          8,114       9,992
-----------------------------------------------------------------------------------------------------------------------
Power Transmission and Distribution/2/                8,595    8,290        5,798    5,956          7,889       8,899
-----------------------------------------------------------------------------------------------------------------------
Industrial and Building Systems                      16,294   16,513        7,846    7,844         15,501      15,875
-----------------------------------------------------------------------------------------------------------------------
Financial Services                                      828      479            -        -            828         479
-----------------------------------------------------------------------------------------------------------------------
Various Activities/Corporate/*/                       2,093    3,414          240      409          2,074       3,320
-----------------------------------------------------------------------------------------------------------------------
Adtranz/3/                                            2,095    1,835        5,161    5,392          1,870       1,927
-----------------------------------------------------------------------------------------------------------------------
TOTAL                                                39,943   39,979       33,070   33,340         33,276      39,792
-----------------------------------------------------------------------------------------------------------------------
Intra-Group transactions                            - 5,140  - 6,095      - 1,910  - 2,317        - 5,011     - 6,025
-----------------------------------------------------------------------------------------------------------------------
NET TOTAL                                            34,803    3,884       31,160   31,023         31,265      33,767
-----------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
DATA PER BUSINESS SEGMENT (US$ in millions)
------------------------------------------------------------------------------------------------------------------------------------
                                         OPERATING EARNINGS    CAPITAL EXPENDITURE    AVERAGE CAPITAL                 NUMBER OF
                                         AFTER DEPRECIATION                                  EMPLOYED                 EMPLOYEES
----------------------------------------------------------------------------------------------------------------------------------
                                          1997      1996/1/     1997      1996        1997        1996        1997       1996
----------------------------------------------------------------------------------------------------------------------------------
Power Generation                           125       139         205       315        2,919       3,223      43,093      43,449
----------------------------------------------------------------------------------------------------------------------------------
Power Transmission and Distribution        557       622         246       273        3,087       3,560      50,846      51,134
----------------------------------------------------------------------------------------------------------------------------------
Industrial and Building Systems          1,066     1,035         372       376        4,596       4,906      96,887      95,084
----------------------------------------------------------------------------------------------------------------------------------
Financial Services                         297       323          13         6         n/a         n/a          885         825
----------------------------------------------------------------------------------------------------------------------------------
Various Activities/Corporate/*/           -797        -4         210       124        1,159         524       9,989      13,482
----------------------------------------------------------------------------------------------------------------------------------
Adtranz/3/                                -111        -2          47        74          324         324      11,357      10,920
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                    1,137     2,113       1,093     1,168       12,085      12,537     213,057     214,894
----------------------------------------------------------------------------------------------------------------------------------

/1/ Restated: refer to section N in the Principles of Consolidation.
/2/ Orders Received and Order Backlog restated to reflect the indefinite delay of the Bakun project.
/3/ 50% of ABB Daimler-Benz Transportation Group.

/*/ Activities included under Various Activities/Corporate

This category is comprised of local businesses (orders received in 1997: $382 million; 1996/1/: $1,482 million) in several countries and internal services performed mainly for ABB companies, including information management and processing centers, consulting services for operational units, corporate R&D and management of ABB real estate. The largest of the local business included in the 1996 figures, electrical wholesaling in Sweden, Norway and Finland, was divested during 1997.

The 1997 result is impacted by the restructuring charge of $866 million which has not been allocated to the related business segments. Approximately half of the restructuring charge relates to the segment Power Generation with the remaining amount primarily attributable to Power Transmission and Distribution and Industrial and Building Systems.

POWER GENERATION

ORDERS RECEIVED/1,2/
(US$ in millions)

     --------------------
97   10,038
     --------------------
     --------------------
96    9,448
     --------------------
     --------------------
95    9,955
     --------------------
     --------------------
94    9,493
     --------------------
     --------------------
93    8,885
     --------------------
     --------------------
92    8,291
     --------------------

REVENUES/1/
(US$ in millions)

     --------------------
97    8,114
     --------------------
     --------------------
96    9,292
     --------------------
     --------------------
95    9,742
     --------------------
     --------------------
94    8,354
     --------------------
     --------------------
93    7,681
     --------------------
     --------------------
92    6,943
     --------------------

OPERATING EARNINGS/1/
(US$ in millions)

     --------------------
97   125
     --------------------
     --------------------
96   139
     --------------------
     --------------------
95   354
     --------------------
     --------------------
94   331
     --------------------
     --------------------
93   368
     --------------------
     --------------------
92   238
     --------------------

AVERAGE CAPITAL EMPLOYED
(US in millions)

     --------------------
97   2,919
     --------------------
     --------------------
96   3,223
     --------------------
     --------------------
95   3,004
     --------------------
     --------------------
94   2,306
     --------------------
     --------------------
93   2,030
     --------------------
     --------------------
92   1,924
     --------------------

NUMBER OF EMPLOYEES

     --------------------
97   43,093
     --------------------
     --------------------
96   43,449
     --------------------
     --------------------
95   45,968
     --------------------
     --------------------
94   41,529
     --------------------
     --------------------
93   39,718
     --------------------
     --------------------
92   34,694
     --------------------

ORDERS RECEIVED PER
REGION/2/
-------------------------
Europe                43%
The Americas          20%
Asia/Middle East
and Africa            37%
-------------------------

The global market for power generation equipment developed positively in 1997. Demand from the mature markets in Europe was stable, while the North American market started to show signs of recovery. The market for new equipment in Asia was strong, despite the financial turbulence in Southeast Asia during the last months of the year. Latin America continued to grow at a high rate resulting from the ongoing liberalization in the region. Overall, the 1997 development of the market reconfirmed ABB's strategy that global success results from a global presence and a strong commitment to invest locally in the emerging markets. The market for service and retrofit again grew faster than that for new equipment, especially in the mature markets in Europe and North America. ABB's focus on this business resulted in an even higher service market share. All business areas increased their service order volumes.

Orders received in 1997 were $10,038 million, 6 percent above last year (1996:
$9,448 million). Expressed in local currencies, the increase was 15 percent. Gas Turbine and Combined-Cycle Plants led the increase, reflecting the market acceptance of ABB's complete range of highly advanced gas turbines. ABB's GT24/GT26 gas turbine family experienced another successful year. With 11 machines sold in 1997, ABB has to date realized a total of 11 projects with 25 GT24/GT26 machines worldwide. This success confirms ABB's lead in the field of advanced high performance gas turbines. In Hydro Power Plants, ABB managed to further strengthen its global market position by securing a major share of the first group of generators for the Three Gorges hydro-electric power project in China. As expected, the Nuclear Power Plants business area did not reach the extraordinary high order level of 1996.

Selective bid criteria led to somewhat lower order intake already in 1996. In combination with periodization effects in invoicing, revenues in 1997 totaled $8,114 million, 13 percent lower than the prior year (1996: $9,292 million).

Operating earnings reached $125 million. Disregarding the costs of $11 million associated with the indefinite delay of the Bakun hydroelectric project, operating earnings were at about last year's level (1996: $139 million), despite the shortfall in revenues. The lower revenue level was partly offset by a strong performance in the service and retrofit business and cost reduction initiatives.

The segment continued its restructuring in 1997, with an emphasis on the steam power plant business, especially in Germany. These efficiency improvements will enable ABB to fully benefit from the expected growth opportunities in new fossil fuel plant and service business. By speeding up the restructuring process, ABB has taken a major step towards achieving the most cost efficient global structure in the industry. These efforts supported the 1997 results and will have an enhanced positive impact in the coming years. Investments in research and development remained at a high level, leading to the market introduction of certain high-voltage generators which can be connected to the power grid with-out a step-up transformer and the efficient GTX 100 gas turbine in the low to medium output range.

The continuous investment in the segment's global sales network has resulted in a more efficient sales process which is of mutual benefit to customers and ABB. The overall quality of services and solutions has thereby increased.

As a result of these improvements, orders for 1998 are expected to exceed the level of 1997 and earnings are expected to substantially increase during 1998.


================================================================================
BUSINESS AREAS IN THE
POWER GENERATION SEGMENT (US$ in millions)
--------------------------------------------------------------------------------
ORDERS RECEIVED/1/                                           1997       1996
--------------------------------------------------------------------------------
Gas Turbine and Combined-Cycle Plants                       2,917      1,797
--------------------------------------------------------------------------------
Utility Steam Power Plants                                  1,549      1,495
--------------------------------------------------------------------------------
Power Generation Industry                                   1,064      1,048
--------------------------------------------------------------------------------
Hydro Power Plants/2/                                         826        469
--------------------------------------------------------------------------------
Fossil Combustion Systems and Services                      1,527      1,738
--------------------------------------------------------------------------------
Nuclear Power Plants                                          742      1,272
--------------------------------------------------------------------------------
Power Plant Control                                           383        405
--------------------------------------------------------------------------------
Environmental Systems                                         760        843
--------------------------------------------------------------------------------
District Heating                                              237        249
--------------------------------------------------------------------------------
Other (not assigned to specific B. Area)                       33        132
--------------------------------------------------------------------------------
TOTAL                                                      10,038      9,448
--------------------------------------------------------------------------------


================================================================================
SIGNIFICANT ORDERS FOR THE POWER GENERATION
SEGMENT IN 1997 (US$ in millions)
--------------------------------------------------------------------------------
Combined-cycle power plant, U.K.                                         700
--------------------------------------------------------------------------------
Combined-cycle power plant, Taiwan                                       660
--------------------------------------------------------------------------------
Hydro-power generators, China                                            250
--------------------------------------------------------------------------------
Steam power plant, Greece                                                200
--------------------------------------------------------------------------------
Combined-cycle power plant, U.S.                                         190
--------------------------------------------------------------------------------

/1/ 1992 through 1996 restated; refer to section N in the Principles of
    Consolidation.
/2/ 1996 and 1997 restated to reflect the indefinite delay of the Bakun project.

POWER TRANSMISSION AND DISTRIBUTION




The global market for transmission and distribution in 1997 continued to grow in most regions and for most products. However, demand in Western Europe was essentially flat and for some products Asia showed a slowdown, which is expected to be temporary. The expanding deregulation of the electricity market is changing customer behavior, as well as creating new categories of customers with higher demand for complete systems and strongly increasing need for service and retrofit.

Orders received of $8,595 million were 4 percent above the previous year (1996:
$8,290 million) which was adjusted for the order bookings of the indefinitely delayed Bakun hydropower project in Malaysia. Orders in Cables were also affected by the sale of the wire rod and winding wires business. On a comparable basis, and expressed in local currencies, orders received for the segment increased in 1997 by 18 percent. Important large project orders were booked in High-Voltage Switchgear for Malaysia and Saudi Arabia. Power Lines secured large projects in Latin America, Africa and Portugal. Network Control and Protection received a landmark order for an energy scheduling system in California.

------------------------------------------------------------------------------
------------------------------------------------------------------------------
BUSINESS AREAS IN THE POWER TRANSMISSION AND DISTRIBUTION SEGMENT
(US$ in millions)
------------------------------------------------------------------------------
Orders Received /1/                              1997              1996
------------------------------------------------------------------------------
Cables /2/                                        752             1,080
------------------------------------------------------------------------------
Distribution Transformers                         887               873
------------------------------------------------------------------------------
High-Voltage Switchgear                         2,244             2,080
------------------------------------------------------------------------------
Medium-Voltage Equipment                        1,141             1,205
------------------------------------------------------------------------------
Network Control and Protection                  1,100             1,018
------------------------------------------------------------------------------
Power Lines /2/                                   864               715
------------------------------------------------------------------------------
Power Systems                                     381               190
------------------------------------------------------------------------------
Power Transformers                              1,079             1,082
------------------------------------------------------------------------------
Other (not assigned to specific Business Area)    147                47
------------------------------------------------------------------------------
TOTAL                                           8,595             8,290
------------------------------------------------------------------------------


------------------------------------------------------------------------------
------------------------------------------------------------------------------
Significant Orders for the Power Transmission and Distribution Segment in 1997
(US$ in millions)
------------------------------------------------------------------------------
Turnkey order for high-voltage substation,
Saudi Arabia                                                        150
------------------------------------------------------------------------------
High-voltage substations and transmission
lines, Mexico                                                       100
------------------------------------------------------------------------------



Distribution Transformers increased order intake, supported especially by the stronger U.S. economy.

Revenues were 11 percent below 1996, primarily because of lower project invoicing in Power Systems and divestments in Cables. Revenues on a comparable basis and expressed in local currencies were 4 percent above the last year.

Operating earnings decreased by 10 percent to $557 million (1996: $622 million). Excluding the costs of $91 million associated with the indefinite delay of the Bakun hydroelectric project, operating earnings were 4 percent higher and in local currencies 14 percent higher than 1996. Distribution Transformers increased their results. Restructuring in Western Europe resulted in lower operating earnings in Network Control and Protection, High-Voltage Switchgear and Medium-Voltage Equipment.

Expansion in emerging markets continued in 1997. Including new operations, the segment employs more than 16,000 employees in Asia, Middle East and Africa and Central and Eastern Europe. In India, work began on a plant to manufacture power transformers and in South Korea, facilities for production of distribution transformers and medium-voltage switchgear are well underway. In Poland, joint venture companies for service, power lines and substations were established. An agreement was concluded to acquire the ZWAR Group, one of Poland's leading switchgear manufacturers. In the Ivory Coast, operations for installation and contracting were started up. Two companies were acquired in Germany for the supply of electrical systems to airports.

Following continued high expenditures for research and development, several new products and systems went into operation in 1997. The world's first operational high-temperature super-conducting transformer was connected to the power supply network of the City of Geneva. ABB's lead in high-voltage direct current technology (HVDC) has been further strengthened with a pilot installation of the new HVDC Light system, employing new converter and cable technology.

Due to the anticipated strengthening of the economies in Western Europe and Latin America and as a result of major restructuring, orders and earnings are expected to increase in 1998.


ORDERS RECEIVED /1/, /2/
(US$ in millions)

        --------------------
97      8,595
        --------------------
        --------------------
96      8,290
        --------------------
        --------------------
95      8,700
        --------------------
        --------------------
94      7,614
        --------------------
        --------------------
93      6,489
        --------------------
        --------------------
92      7,401
        --------------------

REVENUES /1/
(US$ in millions)

        --------------------
97      7,889
        --------------------
        --------------------
96      8,899
        --------------------
        --------------------
95      8,043
        --------------------
        --------------------
94      6,924
        --------------------
        --------------------
93      6,507
        --------------------
        --------------------
92      7,167
        --------------------

OPERATING EARNINGS /1/
(US$ in millions)

        --------------------
97      557
        --------------------
        --------------------
96      622
        --------------------
        --------------------
95      557
        --------------------
        --------------------
94      538
        --------------------
        --------------------
93      427
        --------------------
        --------------------
92      532
        --------------------

AVERAGE CAPITAL EMPLOYED
(US$ in millions)

        --------------------
97      3,087
        --------------------
        --------------------
96      3,560
        --------------------
        --------------------
95      3,022
        --------------------
        --------------------
94      2,795
        --------------------
        --------------------
93      2,621
        --------------------
        --------------------
92      2,823
        --------------------

NUMBER OF EMPLOYEES

        --------------------
97      50,846
        --------------------
        --------------------
96      51,134
        --------------------
        --------------------
95      46,827
        --------------------
        --------------------
94      46,457
        --------------------
        --------------------
93      43,484
        --------------------
        --------------------
92      47,071
        --------------------


ORDERS RECEIVED PER REGION /2/
--------------------------------------
Europe                             46%
The Americas                       27%
Asia/Middle East and Africa        27%
--------------------------------------

-------------------------------------------------------------------------------
/1/ 1992 through 1996 restated; refer to section N in the Principles of Consolidation.

/2/ 1996 and 1997 restated to reflect the indefinite delay of the Bakun project.

INDUSTRIAL AND BUILDING SYSTEMS




ORDERS RECEIVED /1/
(US$ in millions)

        --------------------
97      16,294
        --------------------
        --------------------
96      16,513
        --------------------
        --------------------
95      15,812
        --------------------
        --------------------
94      13,119
        --------------------
        --------------------
93      11,397
        --------------------
        --------------------
92      13,448
        --------------------

REVENUES /1/
(US$ in millions)

        --------------------
97      15,501
        --------------------
        --------------------
96      15,875
        --------------------
        --------------------
95      14,728
        --------------------
        --------------------
94      12,604
        --------------------
        --------------------
93      11,751
        --------------------
        --------------------
92      12,813
        --------------------

OPERATING EARNINGS /1/
(US$ in millions)

        --------------------
97      1,066
        --------------------
        --------------------
96      1,035
        --------------------
        --------------------
95      855
        --------------------
        --------------------
94      566
        --------------------
        --------------------
93      437
        --------------------
        --------------------
92      464
        --------------------

AVERAGE CAPITAL EMPLOYED
(US$ in millions)

        --------------------
97      4,596
        --------------------
        --------------------
96      4,906
        --------------------
        --------------------
95      4,598
        --------------------
        --------------------
94      3,791
        --------------------
        --------------------
93      3,615
        --------------------
        --------------------
92      4,301
        --------------------

NUMBER OF EMPLOYEES

        --------------------
97      96,887
        --------------------
        --------------------
96      95,084
        --------------------
        --------------------
95      89,987
        --------------------
        --------------------
94      89,023
        --------------------
        --------------------
93      85,928
        --------------------
        --------------------
92      89,324
        --------------------


ORDERS RECEIVED PER REGION
--------------------------------------
Europe                             62%
The Americas                       16%
Asia/Middle East and Africa        22%
--------------------------------------


In Western Europe, demand for standard products, such as electrical motors, small drives and low-voltage apparatus, started to grow during 1997. Following this development, an increased demand for larger customized products and systems is expected during 1998.

Industrial investments slowed in Asia due to the financial turbulence in certain countries in the region. Some planned projects were postponed in the steel, pulp and paper, cement and construction industries. China, India and Australia were less affected than the countries hit by large currency devaluations.

The markets in the Americas were steady, although there are signs of slowing investments in many process and manufacturing industries. This slowdown is likely to continue as long as prices for most raw materials and bulk products continue to decrease.

The market for service and revamping grew strongly in the industrialized countries. In the oil, gas and petrochemical industry, the strong market demand continued for the whole year.

Orders received amounted to $ 16,294 million, 1 percent lower than the previous year (1996: $ 16,513 million). Expressed in local currencies, orders rose 7 percent. Revenues fell 2 percent to $ 15,501 million (1996: $ 15,875 million). Despite lower revenues, operating earnings increased by 3 percent to $ 1,066 million (1996: $ 1,035 million). In local currencies, earnings increased by 13 percent. Earnings were higher in nine of the segment's 12 business areas.

The Americas region showed good growth in orders received and revenues, led by the U.S., Mexico and Venezuela. Local expansion in South America continued with both acquisitions and startups. Operating earnings also improved with the largest contributions coming from the U.S., Canada and Mexico.

Orders received in Asia were slightly lower than 1996. The financial turbulence in Southeast Asia led to reduced investments in large- and medium- sized projects. The build-up in China continued as planned and orders for local operations increased strongly. The segment has now over 2,300 employees in China. Australia booked several large contracting projects. Earnings were lower than 1996 due to unsatisfactory performance in India and Thailand.

The markets in Europe showed improvements and orders received, expressed in local currencies, increased. Order volumes in Norway were substantially higher than last year due to favorable oil, gas and petrochemical markets. Orders also rose in large markets such as Germany and Italy. Sweden faced a weak construction and installation market and reported lower orders. Orders in Switzerland were higher due to the acquisition of two installation companies. The development in Central and Eastern Europe was positive and new operations were added in Poland, the Czech Republic and Hungary. Operating earnings in Europe were flat, but showed a good increase in local currencies. The largest improvements in earnings were reported in Finland, Norway, Italy, Denmark, Switzerland, Greece and the U.K. Sweden and Austria also improved earnings. Earnings in Germany declined due to lower revenues and restructuring costs.

The performance in the Middle East and Africa continued to improve. Orders increased substantially in Egypt and South Africa and new operations were established during 1997. Operating earnings increased in Saudi Arabia, whereas earnings fell in South Africa.

Orders received for Automation and Drives were lower due to a negative currency effect caused by the stronger U.S. dollar. Orders grew in South America, especially in the chemical, oil and gas sectors. The European markets for products, such as drives and high-voltage motors, showed a good recovery during 1997. Some markets in Southeast Asia experienced weakened demand as investments in new plants were delayed. Earnings were maintained at a good level despite lower revenues. Several new product launches, such as the very reliable and compact ACS 1000 medium-voltage alternating current drives, and acquisitions were made during the year.

The market for Oil, Gas and Petrochemical remained favorable and orders received increased by more than 20 percent, including a $ 500 million contract to build an ethylene plant in Saudi Arabia and a $ 100 million contract to modernize a refinery for one of Russia's largest companies. Orders for additional large projects were received in the U.S., Germany and the Netherlands. Operating earnings increased. ABB Vetco Gray, which manufactures equipment for oil and gas drilling and production, achieved particularly good results. ABB was awarded the first commercial contract to supply a system for sub-sea separation and water injection for oil and gas exploration.

Flexible Automation increased its orders, although investments in the automotive industry slowed. Acquisitions in Canada, the U.S., Italy and Sweden were integrated and contributed to the higher orders. Expansion in general industry continued, creating a second strong leg in addition to the automotive business. Earnings were slightly below the 1996 level.

Orders received for Instrumentation were flat despite good growth in the process analytics area. Sales for water meters were reduced by the strong pound sterling. Earnings improved strongly, led by a continued good performance in the water meter business.

Demand for Motors started to increase steadily in most countries during 1997. An announcement was made to close a loss-making plant in Germany. Operating earnings for the business area improved substantially.

A difficult market situation for electrical and mechanical installations in several European countries caused a decline in orders received for Contracting. Large orders were received in Australia, Germany and the U.S. The turbulence towards year-end in Southeast Asia had a certain impact in Thailand and Malaysia, but overall business in Asia was positive. Two major acquisitions were made in Switzerland, while the refrigeration activities were divested during the year. Operating earnings improved substantially from a low level in 1996.

Low-Voltage Systems increased its orders received in local currencies. A large project was awarded in Germany, which compensated for the slowdown in the Asian markets. Earnings declined due to lower revenues.

The market for the Low-Voltage Apparatus business grew in Europe and North America, but was weak in the other regions. Three joint ventures in China with a total of some 400 employees started local production. Earnings showed a good increase mainly due to a major improvement in Italy.

Orders received for Installation Material were lower as the larger European markets, such as Germany and Italy, remained sluggish. However, these markets now show signs of improvement. The divestiture of the electrical wholesale business in Austria also contributed to the lower order volume. An acquisition was made in Argentina. The result declined slightly due to lower revenues but is still on a good level.

Air Handling Equipment faced low demand in Scandinavia and orders were lower than 1996. A Swedish company producing refrigeration products was sold in 1997. Earnings improved despite lower revenues.

Investments and expansion in Service continued during 1997. Volumes increased and over 1,300 people were added in this business area during 1997, an increase of 15 percent. The number of full service contracts booked almost doubled compared to 1996. Several acquisitions and joint ventures were completed. Earnings showed a major increase.

Orders for new products in Superchargers declined somewhat, while orders for the service and spare parts business increased. The result remained on a satisfactory level.

The outlook for 1998 can be characterized as cautiously optimistic. An improved business climate in Europe should contribute to higher orders and improved earnings despite an expected, although temporary, slowdown in Asia.


================================================================================
BUSINESS AREAS IN THE INDUSTRIAL AND BUILDING
SYSTEMS SEGMENT (US$ in millions)
-------------------------------------------------------------------------------
ORDERS RECEIVED/1/                                 1997               1996
-------------------------------------------------------------------------------
Automation and Drives                             3,251              3,486
-------------------------------------------------------------------------------
Oil, Gas and Petrochemical                        3,096              2,563
-------------------------------------------------------------------------------
Flexible Automation                               1,437              1,379
-------------------------------------------------------------------------------
Instrumentation                                     583                579
-------------------------------------------------------------------------------
Motors                                              385                393
-------------------------------------------------------------------------------
Contracting                                       3,089              3,521
-------------------------------------------------------------------------------
Low-Voltage Systems                                 470                473
-------------------------------------------------------------------------------
Low-Voltage Apparatus                               612                662
-------------------------------------------------------------------------------
Installation Material                             1,060              1,231
-------------------------------------------------------------------------------
Air Handling Equipment                              545                639
-------------------------------------------------------------------------------
Service                                           1,105              1,106
-------------------------------------------------------------------------------
Superchargers                                       349                375
-------------------------------------------------------------------------------
Other
(not assigned to specific Business Area)            312                106
-------------------------------------------------------------------------------
TOTAL                                            16,294             16,513
-------------------------------------------------------------------------------
/1/ 1992 through 1996 restated; refer to section N in the Principles of Consolidation.

ORDERS RECEIVED/1/
(US$ in millions)

   --------------------
97 2,095*
   --------------------
   --------------------
96 1,835*
   --------------------
95 3,170
   --------------------
   --------------------
94 3,035
   --------------------
93 2,988
   --------------------
   --------------------
92 2,789
   --------------------


REVENUES/1/
(US$ in millions)

   --------------------
97 1,870*
   --------------------
   --------------------
96 1,927*
   --------------------
95 2,764
   --------------------
   --------------------
94 2,786
   --------------------
93 2,607
   --------------------
   --------------------
92 2,564
   --------------------



OPERATING EARNING/1/
(US$ in millions)

97 -111*
96 -2*
   --------------------
95  85
   --------------------
   --------------------
94  4
   --------------------
93 - 69
92 -140


AVERAGE CAPITAL EMPLOYED
(US$ in millions)

   --------------------
97  324*
   --------------------
   --------------------
96  324*
   --------------------
95  355*
   --------------------
   --------------------
94  542
   --------------------
93  616
   --------------------
   --------------------
92  518
   --------------------


NUMBER OF EMPLOYEES

   --------------------
97 11,357*
   --------------------
   --------------------
96 10,920*
   --------------------
   --------------------
95 10,717*
   --------------------
   --------------------
94 15,760
   --------------------
   --------------------
93 16,119
   --------------------
92 17,500
   --------------------
*50% of ABB Daimler-Benz
  Transportation Group


ORDERS RECEIVED PER
REGION

_ Europe                83%
_ The Americas          11%
- Asia/Middle East
  and Africa             6%


ADTRANZ



MARKET CONDITIONS


Adtranz maintained its global position as the leading and most complete provider of rail systems, from rolling stock and fixed installations to signaling and customer support, provided through a growing network of strong local operations around the world.

Orders received in 1997 were substantially higher than last year. Order intake was characterized by success in all global regions and stabilized or improved margins in a growing, but competitive market environment. The trend towards total system supplies and operators letting maintenance and service contracts continues.

In anticipation of increasing price pressure and with continued overcapacity in particular in its European operations, Adtranz is planning to speed up its restructuring programs. Concentration on core competencies, combined with a net reduction in the number of employees by some 3,600 up to the year 2000 in Europe, will reduce Adtranz' cost base and, together with the capital increase in 1997 of $ 358 million, improve its long-term competitiveness. At the end of 1997 Adtranz employed 22,714 people (1996: 21,841).

RESULTS

Since 1996, ABB owns 50 percent of ABB Daimler-Benz Transportation Group. ABB's share of the Adtranz venture represents a smaller business than the former 1OO-percent-owned ABB Transportation in 1995. The comments below, where not stated otherwise, are based on ABB's 50 percent portion of the 1997 Adtranz numbers.

Orders for 1997 increased by 14 percent to $2,095 million (1996: $1,835 million). In the U.K., the rail market is prospering after some years of uncertainty. Adtranz won orders in the U.K. for diesel and electrical multiple units totaling over 400 vehicles with options for more than 800 additional cars and received a major order for maintenance. Adtranz was awarded the order for new generation high-speed trains and fixed installations for the Oresund project linking Sweden and Denmark. Other major orders included complete rail systems in Adana, Turkey and Oporto, Portugal. Additional major orders were secured in Western, Central and Eastern Europe as well as the U.S.

Revenues in 1997 totaled $1,870 million, a decrease from last year of 3 percent (1996: $1,927 million). In local currencies revenues increased by 7 percent. Many of the projects awarded prior to 1996 are now in a delivery phase. Revenues in Germany picked up in the last quarter of 1997, indicating significant improvements in delivery performance. For some delays and cost overruns in Italy and Germany appropriate provisions were taken in 1997.

ABB's share in the operating earnings of Adtranz was a negative $111 million (1996: negative $2 million). The result was affected by further restructuring programs as well as overcapacity in certain workshops which will be reduced by better utilization and lower employment at selected locations. Disregarding acquisitions, the total number of employees for the Adtranz Group in 1997 fell by some 1,200, mainly in Germany. In the U.S. the signaling activities expanded in line with the growth strategy. The U.S. operations showed a significant turnaround and the operations in the U.K. and Portugal continued to improve. In 1997, Adtranz developed seven new vehicle concepts and standardized designs, focusing on customer demand for highly efficient and reliable vehicles. Investments in global development programs for the Adtranz Group in total amounted to $141 million in 1997.

Adtranz increased its stake in Adtranz MAV Dunakeszi, Hungary by 26 percent and is now the majority shareholder. At the end of the year, Adtranz also agreed to acquire the rolling stock activity of Schindler Waggon, Switzerland as per January 1,1998. The group established a signaling center in Bangkok and took over a maintenance workshop in Uganda.

The order intake prospects for the Group look promising. Despite delays in awarding new infrastructure projects due to the current financial turbulence in certain Asian countries, a positive growth is anticipated in that region. To strengthen Adtranz' presence in Asia the group has opened a corporate center in Singapore.

Adtranz expects higher orders and a return to positive results in 1998, with impacts from the restructuring programs gradually taking effect.

------------------------------------------------------------------------
SIGNIFICANT ORDERS IN 1997 (US$ in millions)/2/
------------------------------------------------------------------------
Multiple units for Connex rail and Prism, U.K.                  510
------------------------------------------------------------------------
Total metro system for the City of Oporto, Portugal             470
------------------------------------------------------------------------
Total light rail system for the City of Adana, Turkey           410
------------------------------------------------------------------------
High speed trains for Oresund crossing, Denmark                 180
------------------------------------------------------------------------
Suburban trains for Brisbane and Perth, Australia               180
------------------------------------------------------------------------
/1/ 1992 through 1996 restated; refer to section N in the Principles of
    Consolidation.
/2/ Total contract values.

FINANCIAL SERVICES

ABB Financial Services completed another year with a good performance while financial markets globally showed mixed trends. Long term interest rates in the major industrial countries continued to fall in 1997 as inflation rates stayed low. This was further enforced in Europe by the convergence of interest rates within the Economic and Monetary Union (EMU). Short-term interest rates in most countries increased somewhat in response to a higher level of economic activity. In the foreign exchange markets the most significant events were the strong depreciation of some Asian currencies. The U.S. dollar strengthened considerably against most currencies throughout the year. The international stock markets had another strong year even though the turbulence in certain countries in Southeast Asia had a negative impact on world equity markets towards the end of the year.

In 1997 the segment's sales support activities continued to expand and several major contracts reached financial closing in ABB's industrial units with the contribution from the business areas Energy Ventures, Structured Finance, Project & Trade Finance and Leasing & Financing.

Income before taxes totaled $297 million (1996: $323 million). In local currencies income before taxes again reached last year's level.

Treasury Centers' primary source of income comes from trading, within clearly defined risk limits, in the foreign exchange and interest rate markets. The earnings did not reach the levels of 1996, due to lower volatility in the European interest rate markets following the convergence process of the EMU.

Leasing & Financing grew its earnings to a high level mainly through substantially higher fee income as a result of several successfully syndicated projects and an active portfolio management. Signed volume amounted to $723 million, primarily in Germany, Sweden, and Finland.

================================================
Business Areas in the Financial Services Segment
(US$ in millions)
------------------------------------------------
Income before Taxes                1997     1996
------------------------------------------------
Treasury Centers                     63      120
------------------------------------------------
Leasing & Financing                  56       49
------------------------------------------------
Insurance                           113      117
------------------------------------------------
Investment Management                 1        5
------------------------------------------------
Project & Trade Finance               7        5
------------------------------------------------
Energy Ventures                      46        6
------------------------------------------------
Structured Finance                   12        3
------------------------------------------------
Holding Activities & Eliminations    -1       18
------------------------------------------------
Total                               297      323
------------------------------------------------

Insurance reported earnings close to the level of 1996. The underwriting result continued to improve in spite of lower insurance premium levels. Investment income stayed on the same high level as in 1996 benefiting from a good performance in the stock and bond markets. To increase its premium volume, ABB's insurance unit, Sirius International, acquired part of a U.K. insurance portfolio from a Swedish insurance company. In 1997, Sirius International issued $900 million worth of bonds and guarantees for ABB companies.

Investment Management reported lower earnings in 1997. A new company was formed in Poland focusing on mutual funds and pension fund management. Total funds under management increased to $3.8 billion.

Project & Trade Finance arranged financial agreements representing a total contract value of $7.6 billion (1996: $5.1 billion) supporting ABB equipment sales with a total value of $4.0 billion.

Energy Ventures develops, invests equity in and manages privately-owned power projects (IPPs). The business area improved their earnings substantially after partial divestments of a number of IPP projects and the successful financial closing of the 1,360 megawatt coal-fired Jorf Lasfar power station in Morocco.

Structured Finance provides debt financing to selected ABB projects as well as underwriting capacity for future syndication of debt. In 1997, the first full year of operation, earnings reached a good level. Several transactions were closed in Africa, Asia, Eastern Europe and Latin America, corresponding to a project volume of $1.2 billion.

The consolidated assets of Financial Services amounted to $16.0 billion and represent marketable securities held by the Treasury Centers and Insurance, financial leases held by Leasing & Financing, equity participation held by Energy Ventures, lending to ABB projects by Structured Finance and lending to ABB companies by the Treasury Centers.

Earnings for 1998 are expected to be on the same level as in 1997.


OPERATING EARNINGS
(US$ in millions)

    -------------------
97  297
    -------------------
    -------------------
96  323
    -------------------
    -------------------
95  257
    -------------------
    -------------------
94  214
    -------------------
    -------------------
93  225
    -------------------
    -------------------
92  242
    -------------------
    -------------------

NUMBER OF EMPLOYEES

97  885
    -------------------
    -------------------
96  825
    -------------------
    -------------------
95  863
    -------------------
    -------------------
94  816
    -------------------
    -------------------
93  749
    -------------------
    -------------------
92  716
    -------------------
    -------------------

CONSOLIDATED INCOME STATEMENT

===========================================================================
Year ended December 31 (US$ in millions)       Notes        1997       1996
---------------------------------------------------------------------------
REVENUES                                        1,18      31,265     33,767*
---------------------------------------------------------------------------
Material expenses                                        -14,232    -15,309
---------------------------------------------------------------------------
Personnel expenses                                        -9,498    -10,254
---------------------------------------------------------------------------
Other expenses                                    2       -4,973     -5,338*
---------------------------------------------------------------------------
Changes in work in progress and finished goods               180        255
---------------------------------------------------------------------------
Depreciation of fixed assets                       3        -997     -1,044
---------------------------------------------------------------------------
Unusual items                                      4        -608         36
---------------------------------------------------------------------------
OPERATING EARNINGS AFTER DEPRECIATION             18       1,137      2,113*
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Earnings from equity accounted companies                       2          6
---------------------------------------------------------------------------
Dividend income                                               10         15
---------------------------------------------------------------------------
Interest income                                    5         325        362
---------------------------------------------------------------------------
Interest expense                                   5        -616       -618
---------------------------------------------------------------------------
Exchange differences                                          -5         23
---------------------------------------------------------------------------
INCOME BEFORE TAXES                               18         853      1,901*
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Taxes                                              6        -258       -659*
---------------------------------------------------------------------------
NET INCOME BEFORE MINORITY INTERESTS                         595      1,242
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Minority interests                                           -23         -9
---------------------------------------------------------------------------
NET INCOME                                        18         572      1,233
---------------------------------------------------------------------------
* Restated: refer to the pertinent explanations in the Consolidation Principles (section N) and Notes

CONSOLIDATED BALANCE SHEET


===========================================================================
December 31 (US$ in millions)             Notes             1997      1996
---------------------------------------------------------------------------
---------------------------------------------------------------------------
ASSETS
---------------------------------------------------------------------------
CURRENT ASSETS
---------------------------------------------------------------------------
Cash and marketable securities             7,20            5,790     5,553
---------------------------------------------------------------------------
Trade receivables                            20            5,656     6,152
---------------------------------------------------------------------------
Other current receivables                  8,20            4,283     4,143
---------------------------------------------------------------------------
Inventories                                   9            4,907     5,311
---------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                      20,636    21,159
---------------------------------------------------------------------------

---------------------------------------------------------------------------
FIXED ASSETS
---------------------------------------------------------------------------
Financing receivables                      7,20            1,815     1,776
---------------------------------------------------------------------------
Shares and participations                    10              385       441
---------------------------------------------------------------------------
Intangible assets                            11            1,981     1,953
---------------------------------------------------------------------------
Construction in progress                     12              242       192
---------------------------------------------------------------------------
Machinery and equipment                   12,21            2,479     2,746
---------------------------------------------------------------------------
Land and buildings                        12,21            2,246     2,629
---------------------------------------------------------------------------
TOTAL FIXED ASSETS                                         9,148     9,737
---------------------------------------------------------------------------

---------------------------------------------------------------------------
TOTAL ASSETS                              18,19           29,784    30,896
---------------------------------------------------------------------------

---------------------------------------------------------------------------
LIABILITIES AND EQUITY
---------------------------------------------------------------------------
CURRENT LIABILITIES
---------------------------------------------------------------------------
Trade payables                               20            4,566     4,457
---------------------------------------------------------------------------
Provisions                                                 5,233     4,914
---------------------------------------------------------------------------
Other current liabilities                 13,20            5,006     5,250
---------------------------------------------------------------------------
Short-term loans                        7,20,21           1,715      2,526
---------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                16,520     17,147
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Advances from customers                      14           2,612      2,610
---------------------------------------------------------------------------
Medium- and long-term loans                7,21           2,511      1,823
---------------------------------------------------------------------------
Pension liabilities                          22           1,748      2,024
---------------------------------------------------------------------------
Deferred taxes                               15             790      1,070
---------------------------------------------------------------------------
Minority interests                                          320        347
---------------------------------------------------------------------------

---------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
---------------------------------------------------------------------------
Share capital                                             2,087      2,087
---------------------------------------------------------------------------
Restricted reserves                                         965        962
---------------------------------------------------------------------------
Other reserves and retained earnings                      1,659      1,593
---------------------------------------------------------------------------
Net income                                                  572      1,233
---------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                   16           5,283      5,875
---------------------------------------------------------------------------

---------------------------------------------------------------------------
TOTAL LIABILITIES AND EQUITY                 18          29,784     30,896
---------------------------------------------------------------------------

---------------------------------------------------------------------------

===========================================================================
CONTINGENT LIABILITIES                       17             195        246
---------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF CASH FLOWS


================================================================================
Year ended December 31 (US$ in millions)                    1997        1996
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
--------------------------------------------------------------------------------
Income before taxes                                          853       1,901*
--------------------------------------------------------------------------------
Adjustments for depreciation of fixed assets                 997       1,044
--------------------------------------------------------------------------------
Adjustments for changes in provisions                        546         -21
--------------------------------------------------------------------------------
Adjustments for changes in pension liabilities                11          91
--------------------------------------------------------------------------------
Other adjustments                                           -328        -211
--------------------------------------------------------------------------------
                                                           2,079       2,804
--------------------------------------------------------------------------------
Changes in operating assets and liabilities:
--------------------------------------------------------------------------------
Changes in trade receivables                                -264         -85
--------------------------------------------------------------------------------
Changes in other current receivables                        -754        -774
--------------------------------------------------------------------------------
Changes in inventories                                      -293        -425
--------------------------------------------------------------------------------
Changes in trade payables                                    650         -33
--------------------------------------------------------------------------------
Changes in other current liabilities (excl. taxes due)       279         331
--------------------------------------------------------------------------------
Changes in advances from customers                           498        -631
--------------------------------------------------------------------------------
                                                             116      -1,617
--------------------------------------------------------------------------------
TAXES PAID                                                  -404        -353*
--------------------------------------------------------------------------------
NET CASH FROM OPERATING ACTIVITIES                         1,791         834
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
--------------------------------------------------------------------------------
Changes in financing receivables                            -232        -127
--------------------------------------------------------------------------------
Acquisitions                                                -302        -333
--------------------------------------------------------------------------------
Capital expenditure for tangible fixed assets             -1,093      -1,168
--------------------------------------------------------------------------------
Proceeds from sale of shares and participations              748         286
--------------------------------------------------------------------------------
Proceeds from disposal of tangible fixed assets              153         224
--------------------------------------------------------------------------------
NET CASH FROM INVESTING ACTIVITIES                          -726      -1,118
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CASH FLOW FROM FINANCING ACTIVITIES
--------------------------------------------------------------------------------
Changes in short-term loans                                 -640         521
--------------------------------------------------------------------------------
Changes in medium- and long-term loans                       734        -942
--------------------------------------------------------------------------------
Dividends paid                                              -446        -437
--------------------------------------------------------------------------------
Other items                                                  -65           3
--------------------------------------------------------------------------------
NET CASH FROM FINANCING ACTIVITIES                          -417        -865
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EFFECTS OF TRANSLATION DIFFERENCES ON CASH AND MARKETABLE
SECURITIES                                                  -411        -139
--------------------------------------------------------------------------------
NET CHANGE IN CASH AND MARKETABLE SECURITIES                 237      -1,278
--------------------------------------------------------------------------------
Cash and marketable securities -- beginning of year        5,553       6,831
--------------------------------------------------------------------------------
Cash and marketable securities -- end of year              5,790       5,553
--------------------------------------------------------------------------------
* Restated as per reclassifications in the Income Statement

PRINCIPLES FOR CONSOLIDATED FINANCIAL STATEMENTS

A. GENERAL
   The Group's accounting principles comply with International Accounting Standards (IAS).

   Changes from the 1996 published Financial Statements are described in section N below.

   Because of the international nature of the Group's activities and the fact that more of its business is transacted in US$ than in any other currency, the consolidated financial statements are published in that currency.

B. PRINCIPLES OF CONSOLIDATION
   The consolidated financial statements include ABB Asea Brown Boveri Ltd and all companies in which it has, directly or indirectly, more than 50% of the voting rights or over which it exerts decisive influence. Companies are contained in the consolidation as from the date of acquisition. Earnings in divested companies are included up to the date of sale.

   The consolidated financial statements include on a proportionate basis ABB Daimler-Benz Transportation GmbH and its subsidiaries, a Group which is jointly controlled (50%/50%) by ABB Asea Brown Boveri Ltd and Daimler-Benz AG (Germany) and which started its operations in 1996. Other material investments in companies where ABB Asea Brown Boveri Ltd, directly or indirectly, has not more than 50% and not less than 20% of the voting rights are accounted for by the equity method.

   The consolidated financial statements have been prepared in accordance with the purchase method. Goodwill from acquisitions is capitalized and amortized over periods not exceeding 20 years

   Assets, liabilities and equity as well as income and expenses of fully consolidated companies are reflected in their entirety in the consolidated financial statements. The shares in net income and equity attributable to minority shareholders are stated separately in the consolidated income statement and balance sheet. Assets, liabilities and equity as well as income and expenses of the proportionately consolidated ABB Daimler-Benz Transportation Group are included to 50% in the consolidated financial statements.

   Intercompany balances and transactions, including intercompany profits, are eliminated.

C. REVENUES
   Revenues include sales and other operating income. Sales are reported net of sales or value added tax, returned goods and trade discounts.

   Revenues have been restated compared to previous years reports as explained in section N below.

D. REVENUE RECOGNITION
   Revenues from products and services are recognized at the date of delivery. Revenues from construction contracts are recognized according to the percentage-of-completion method. Depending on the type of business, the stage of completion is determined by delivery events, by units of delivery or by a survey of work performed.

E. FOREIGN CURRENCIES
   Translation of financial statements
   Financial statements of Group companies expressed in currencies other than US$ are translated at year-end rates of exchange with respect to the balance sheet, and average rates of exchange for the year with respect to the income statement. Translation adjustments are included in stockholders' equity and have no effect on net income.

   In high inflation countries, monetary balance sheet positions in local currency are stated at closing values prior to conversion at the year-end US$ rate. Fixed assets are kept at historic US$ values from acquisition dates. Revenues and expenses are generally converted at the exchange rates pre-vailing at the date incurred. All translation gains/losses from restatements of balance sheet positions are included in net income.

   Foreign currency transactions
   Transactions in foreign currencies are converted at the rate of exchange prevailing at the transaction date.

   Foreign currency receivables and payables covered by forward contracts are stated at contracted forward rates. Other receivables and payables in foreign currencies are translated at year-end market rates. Resulting exchange differences are included in net income.

F. TANGIBLE FIXED ASSETS
   Tangible fixed assets are stated at cost, less accumulated depreciation using the straight-line method over their estimated useful lives.

   The depreciation periods normally are:
   - production tools*, EDP-equipment 3 years
   - machinery and equipment 5-15 years
   - buildings 15-50 years
   * other than wear and tear tools which are expensed

G. RESEARCH AND DEVELOPMENT
   Research and general development costs are expensed as incurred. Engineering and design costs directly related to contracts are capitalized in work in progress.

H. FINANCIAL ASSETS AND LIABILITIES
   Balance sheet positions from investing and financing activities are normally reported at cost. Adjustments for financial assets are made if their carrying amount exceeds the value realizable in the foreseeable future.

   Entities primarily engaged in transactions with financial instruments carry their related financial assets and liabilities as well as their off balance sheet positions at fair values. Gains and losses from changes in the fair values of such positions are recognized in income as they arise.

I. INVENTORIES
   Purchased goods are stated at the lower of cost - determined on the basis of weighted average prices or by the "first-in first-out" method - or replacement value, while manufactured goods are valued at the lower of manufacturing cost or net realizable value. Appropriate provisions are made for obsolescence.

J. EMPLOYEE RETIREMENT BENEFITS
   The cost of defined retirement benefits is determined on an actuarial basis using accrued benefit valuation methods which reflect service rendered by employees to the date of valuation and incorporate assumptions concerning employees' projected salaries. Current service costs are charged to income in the periods in which the services are rendered. Past service costs, experience adjustments and the effects of changes in actuarial assumptions on retirement benefit costs are charged or credited to income systematically over a period approximating the average of the expected remaining working lives of participating employees.

   Obligations from retiree medical benefits in the U.S. incurred up to the end of 1992 are being amortized in the net income over a period of 20 years.

K. PROVISIONS
   Provisions provide cover for identifiable warranties, penalties, loss orders, committed costs for delivered plant orders, currency and country risks and restructuring measures.

L. Taxation
   All taxes ultimately to be paid on income, capital and property referring to the reporting period are provided for. These taxes are calculated in accordance with the regulations in force in each country. Irrecoverable withholding taxes paid on dividends received are included in the tax charge for the year.

   In addition, deferred taxes on income are provided using the comprehensive allocation method for all income and expense items which affect both the financial statements and the income tax assessment, but in different periods (timing differences). The timing differences relate mainly to accelerated depreciation on tangible fixed assets and inventory reserves as permitted by the tax laws in certain countries. In determining the tax rate, the liability method is used. The tax benefits of loss carry-forwards are recognized only if the likelihood of realizing those benefits is virtually assured.

   Taxes have been restated compared to previous years reports as explained in section N below.

M. ORDERS RECEIVED AND ORDER BACKLOG
   Amounts stated for orders received and order backlog are expressed at the price level estimated for the date of delivery of each order.

   Order related figures have been restated compared to previous years' reports as explained in section N below.

N. Changes in the 1997 accounts
   The changes implemented in the consolidated financial statements are highlighted below:

   - Up to 1996 interest on advances from customers has been included in the order intake, revenues (and consequently in operating earnings) and debited under the interest on advances caption. This practice was discontinued in 1997. Prior year figures are restated accordingly.

   - Up to 1996 taxes on capital and property have been recorded together with income taxes in the taxes caption of the consolidated income statement. As of 1997 the taxes caption contains income taxes only and taxes other than on income are included in other expenses. Prior year figures are restated accordingly.

   - In the past certain sale leasebacks performed up to 1990 have been accounted for according to local standards with no re-statement to IAS. As from 1997 those contracts fulfill the IAS requirements for an operating lease treatment and are reported accordingly.

O. REPORTING FINANCIAL INFORMATION BY SEGMENT
   For purposes of satisfying the disclosure requirements under IAS 14 regarding geographical and business segments, reference is made to these figures disclosed in the Group's Management's Discussion on pages 30-41 of the Annual Report. This numerical information is an integral part of these financial statements.

P. DEFINITION OF KEY RATIOS/CONCEPTS
   The ratios shown for the Group are calculated as follows:

   a) Return on equity
      Net income as a percentage of average stockholders' equity.

   b) Return on capital employed
      Income before taxes plus interest expense and exchange differences as a percentage of average capital employed. Capital employed consists of stockholders' equity, minority interest, pension liabilities and short-, medium- and long-term loans.

   c) Interest coverage ratio
      Income before taxes plus interest expense on financial liabilities divided by interest expense on financial liabilities.

    d) Debt/equity ratio
       Interest-bearing short-, medium- and long-term liabilities, excluding pension liabilities divided by stockholders' equity plus minority interest.

    e) Net cash position
       Cash and marketable securities minus interest-bearing short-, medium- and long-term liabilities, excluding pension liabilities.

    f) Capital turnover rate
       Revenues divided by average total assets.

Q. MAIN EXCHANGE RATES USED FOR CONVERSIONS
--------------------------------------------------------------------------------
                                ISO   Average      Year-end    Average  Year-end
                              Codes  1997/US$      1997/US$   1996/US$  1996/US$
--------------------------------------------------------------------------------
Australian dollar               AUD      1.35          1.53       1.28      1.26
--------------------------------------------------------------------------------
Austrian schilling              ATS     12.12         12.60      10.56     10.93
--------------------------------------------------------------------------------
Canadian dollar                 CAD      1.39          1.43       1.36      1.37
--------------------------------------------------------------------------------
Danish krone                    DKK      6.56          6.82       5.79      5.94
--------------------------------------------------------------------------------
German mark                     DEM      1.72          1.79       1.50      1.55
--------------------------------------------------------------------------------
Finnish markka                  FIM      5.16          5.42       4.58      4.64
--------------------------------------------------------------------------------
French franc                    FRF      5.79          5.99       5.10      5.24
--------------------------------------------------------------------------------
Italian lira                    ITL  1,694.92      1,760.56   1,543.21  1,526.72
--------------------------------------------------------------------------------
Japanese yen                    JPY    121.18        130.23     108.42    116.36
--------------------------------------------------------------------------------
Dutch guilder                   NLG      1.94          2.02       1.68      1.74
--------------------------------------------------------------------------------
Norwegian krone                 NOK      7.03          7.35       6.44      6.43
--------------------------------------------------------------------------------
Pound sterling                  GBP      0.61          0.60       0.64      0.59
--------------------------------------------------------------------------------
Swedish krona                   SEK      7.61          7.90       6.71      6.89
--------------------------------------------------------------------------------
Swiss franc                     CHF      1.44          1.45       1.23      1.35
--------------------------------------------------------------------------------
European
currency unit (ECU)             XEU      0.88          0.91       0.80      0.81
--------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(US$ IN MILLIONS)




NOTE 1, REVENUES
Revenues include the following items:
---------------------------------------------------------------------------
                                       1997              1996
---------------------------------------------------------------------------
Sales                                 30,069            32,905
---------------------------------------------------------------------------
Other operating income                 1,196               862
---------------------------------------------------------------------------
TOTAL                                 31,265            33,767
---------------------------------------------------------------------------
Licence income amounted to $32 million ($40 million).
---------------------------------------------------------------------------
Revenues (as well as orders received) in the 1996 Financial Statements also included calculated interest on advances from customers. This practice has been discontinued in the 1997 accounts with 1996 being restated. This change reduces orders received, revenues and operating earnings after depreciation, but has no effect on income before taxes and net income of the Group.

NOTE 2, OTHER EXPENSES
Expenses for:
----------------------------------------------------------------------
                                            1997              1996
----------------------------------------------------------------------
Rents, leasing and
external consultants                        1,658             1,715
----------------------------------------------------------------------
Packing, freight, sales commission
and other delivery expenses                 1,220             1,088
----------------------------------------------------------------------
Communication, advertising
travel and entertainment                    1,220             1,316
----------------------------------------------------------------------
Repair and maintenance,
insurance premiums,
licence fees and other expenses               783             1,113
----------------------------------------------------------------------
Taxes on capital, property and similar         92               106
----------------------------------------------------------------------
TOTAL                                       4,973             5,338
----------------------------------------------------------------------


NOTE 3, DEPRECIATION OF FIXED ASSETS
----------------------------------------------------------------------
                                             1997              1996
----------------------------------------------------------------------
Machinery and equipment                       760               818
----------------------------------------------------------------------
Land and buildings                             92               101
----------------------------------------------------------------------
Goodwill                                      145               125
----------------------------------------------------------------------
TOTAL                                         997             1,044
----------------------------------------------------------------------


NOTE 4, UNUSUAL ITEMS
----------------------------------------------------------------------
                                               1997            1996
----------------------------------------------------------------------
Capital gains/losses on sales of
participations, land and buildings              295             207
----------------------------------------------------------------------
Discontinued operations/restructuring
expenses                                       -889            -156
----------------------------------------------------------------------
Other items                                     -14             -15
----------------------------------------------------------------------
TOTAL                                          -608              36
----------------------------------------------------------------------
Major transactions in 1997 giving rise to capital gains included among others the divestment of some non-core activities: The Nordic electrical wholesaler ABB Asea Skandia with subsidiaries in Sweden, Norway and Finland; ABB's wire rod and winding wires business with manufacturing sites in Sweden and Germany and the worldwide refrigeration business. In addition, ABB divested its minority interest in Elektrim in Poland and equity stakes in some "Independent Power Producer" operations.

Costs for discontinued operations/restructuring include the charge of $ 866 million for the extensive restructuring which was announced in October 1997. These expenses refer to severance and early-retirement payments, write-down of fixed assets and stocks, penalties for cancellation of rents, leases and similar, incurred in the reporting period or firmly planned and provided for subsequent years.

NOTE 5, INTEREST INCOME/EXPENSE

The interest net earned by Financial Services of $ 303 million ($ 269 million) which also includes risk earnings is captured within Operating Earnings after Depreciation. The corresponding amount is deducted from the interest income reported.

Interest expense is made up of the following items:
--------------------------------------------------------------------------
                                                1997              1996
--------------------------------------------------------------------------
Interest on pension liabilities                  119               147
--------------------------------------------------------------------------
Interest on financial liabilities                497               471
--------------------------------------------------------------------------
TOTAL                                            616               618
--------------------------------------------------------------------------


NOTE 6, TAXES
--------------------------------------------------------------------------
                                                1997              1996
--------------------------------------------------------------------------
Current taxes, income                            384               441
--------------------------------------------------------------------------
Deferred taxes                                  -129               217
--------------------------------------------------------------------------
Taxes, equity accounted companies                  3                 1
--------------------------------------------------------------------------
TOTAL                                            258               659
--------------------------------------------------------------------------
Taxes other than income-related and formerly included in the caption taxes are stated in Note 2. Ensuing restatements of reports are explained in the Principles of Consolidation, section N.
--------------------------------------------------------------------------

Accumulated tax loss carry-forwards and not recognized deductible timing differences have developed as follows:
--------------------------------------------------------------------------
                                Not recognized                  Estimated
                            deductible amounts                tax savings
--------------------------------------------------------------------------
at the end of 1996                 2,188                           824*
--------------------------------------------------------------------------
used in 1997 (net)                   -88                           -42
--------------------------------------------------------------------------
AT THE END OF 1997                 2,100                           782*
--------------------------------------------------------------------------
All figures are recalculated to year-end rates.

*Estimated maximum realizable tax savings. Above table does not include
 Adtranz.



NOTE 7, FINANCIAL INSTRUMENTS
CASH AND MARKETABLE SECURITIES
--------------------------------------------------------------------------
                                       1997              1996
--------------------------------------------------------------------------
Cash and bank                         2,266             2,311
--------------------------------------------------------------------------
Marketable securities                 3,524             3,242
--------------------------------------------------------------------------
TOTAL                                 5,790             5,553
--------------------------------------------------------------------------
MARKETABLE SECURITIES
AT FAIR VALUE                         3,596             3,305
--------------------------------------------------------------------------
Not included above are securities sold before year-end and subject to repurchase agreements to be executed in 1998 (1997) amounting to $ 1,477 million ($ 1,762 million).

The Group's cash and marketable securities at the end of 1997 were mainly denominated in USD (32%), SEK (15%), DEM (11%), and CHF (11%).

Average nominalinterest rates were in the range of the rates for loans (refer to table below).

FINANCING RECEIVABLES
================================================================================
                                                            1997           1996
--------------------------------------------------------------------------------
Loans granted                                                716            752
--------------------------------------------------------------------------------
Receivables, finance lease                                 1,099          1,024
--------------------------------------------------------------------------------
TOTAL                                                      1,815          1,776
--------------------------------------------------------------------------------
TOTAL RECEIVABLES AT FAIR VALUE                            1,849          1,792
--------------------------------------------------------------------------------

LOANS
================================================================================
SHORT-TERM LOANS                                            1997           1996
--------------------------------------------------------------------------------
Short-term borrowings                                      1,124          2,259
--------------------------------------------------------------------------------
Short-term part of medium-
and long-term loans                                          591            267
--------------------------------------------------------------------------------
TOTAL SHORT-TERM LOANS                                     1,715          2,526
--------------------------------------------------------------------------------

================================================================================
MEDIUM-AND LONG-TERM LOANS                                  1997           1996
--------------------------------------------------------------------------------
Maturity 1998                                                 --            283
--------------------------------------------------------------------------------
Maturity 1999                                                465            462
--------------------------------------------------------------------------------
Maturity 2000                                                578            151
--------------------------------------------------------------------------------
Maturity 2001                                                195            179
--------------------------------------------------------------------------------
Maturity 2002                                                488            241
--------------------------------------------------------------------------------
Maturity 2003 and later                                      785            507
--------------------------------------------------------------------------------
TOTAL MEDIUM- AND LONG-TERM LOANS                           2,511          1,823
--------------------------------------------------------------------------------

================================================================================
TOTAL LOANS                                                 1997           1996
--------------------------------------------------------------------------------
Short-, medium- and long-term loans                        4,226          4,349
--------------------------------------------------------------------------------
of which secured                                               1%             1%
--------------------------------------------------------------------------------
TOTAL LOANS AT FAIR VALUE                                  4,255          4,351
--------------------------------------------------------------------------------

The Group's total loans outstanding at the end of 1997 (1996) were denominated in the following original currencies (approximate values):

================================================================================
                                           Share               Average nominal
                                                                interest rates
                                       1997      1996         1997         1996
--------------------------------------------------------------------------------
USD                                    47%       39%          6.4%         6.6%
--------------------------------------------------------------------------------
CHF                                    19%       24%          2.2%         2.8%
--------------------------------------------------------------------------------
ITL                                     7%       14%          9.0%         9.1%
--------------------------------------------------------------------------------
DEM                                     5%        3%          4.9%         6.7%
--------------------------------------------------------------------------------
JPY                                     3%        4%          2.3%         2.6%
--------------------------------------------------------------------------------
Scandinavian currencies                 4%        2%          5.0%         5.7%
--------------------------------------------------------------------------------
Others                                 15%       14%          8.5%         8.1%
--------------------------------------------------------------------------------

In accordance with ABB financial policies, the industrial companies primarily borrow in local currency to meet their financial requirements. It should also be noted that the Group actively utilizes the financial markets to manage its exposures, with the result that the original borrowing currency may not necessarily reflect the currency of final obligation.

The ABB Group has no subordinated loans and no debt convertible into own equity.

Most of the borrowing is in floating rate interest or has been converted into floating rate interest through the use of derivative instruments. The combined interest rate risk of the financial assets and liabilities both recognized and unrecognized is not significant.

There are no significant concentrations of credit risks, neither in the Trade Receivables nor in Financing Receivables nor in Cash and Marketable Securities. This is achieved on the one hand by the global and diversified customer base of ABB and, on the other hand, by making deposits with and holding securities from counterparties with a rating equal or better than ABB.

DERIVATIVE INSTRUMENTS
The ABB Group uses derivative financial instruments to manage its interest rate and currency exposures arising from operational, financing and investment activities, as well as for proprietary trading purposes. Group policies require that industrial companies hedge all contracted foreign currency exposures, as well as 50% of the anticipated sales volume of standard products over the next 12 months.

As at December 31, 1997, the notional amounts and fair values of the outstanding derivative instruments were as follows:

INSTRUMENTS
===============================================================================
(US$ in millions)                                   Notional               Fair
                                                    Amounts              Values
-------------------------------------------------------------------------------
Forward rate agreements, net                           370                  +11
-------------------------------------------------------------------------------
Futures, net                                         4,181                    -
-------------------------------------------------------------------------------
Interest rate and currency swaps                    16,747                  -36
-------------------------------------------------------------------------------
Interest rate options                                   83                    -
-------------------------------------------------------------------------------
Forward foreign exchange contracts                  45,505                 -137
--------------------------------------------------------------------------------
Foreign exchange options                             1,307                   +4
--------------------------------------------------------------------------------
FAIR VALUE OF OUTSTANDING TRANSACTIONS                                     -158
--------------------------------------------------------------------------------

The notional values indicate the volume of the open derivatives at the balance sheet date and therefore do not reflect the Group's exposures or risks from such transactions.

Forward rate agreements, interest rate futures and swaps are used extensively for proprietary trading purposes. The respective figures shown in the table above represent, where applicable, the net notional amount of the purchases and sales of such instruments, therefore, generally reflecting the unmatched derivatives at the balance sheet date. The use of derivative instruments for proprietary trading purposes is permitted only within the Treasury Centers. In order to exercise proper control such activities are regulated by financial policies containing strictly defined limits and rules for the monitoring of risk and results, as well as policies regarding the selection, monitoring and avoidance of concentration with counterparties. As a rule, the latter have a rating equal to or better than ABB. The bulk of this trading is with counterparties with whom ABB has a signed ISDA master netting agreement.

The fair value (-158 US$ in million) corresponds to the estimated net amount that would be paid if the transactions were liquidated at December 31, 1997. The negative fair value arises on instruments which have been used to hedge group exposures and as such is offset by increases in the value of the underlying transactions being hedged. To derive the fair value of the outstanding derivative transactions, option pricing models and discounted cash flow methodology have been applied using the appropriate market parameters.

NOTE 8, OTHER CURRENT RECEIVABLES
================================================================================
                                                            1997           1996
--------------------------------------------------------------------------------
Non-trade receivables                                      1,625          1,650
--------------------------------------------------------------------------------
Prepaid expenses/accrued income                              887            752
--------------------------------------------------------------------------------
Advances to suppliers                                        552            644
--------------------------------------------------------------------------------
Advances to contractors                                       31             48
--------------------------------------------------------------------------------
Sales in excess of invoicing                               1,188          1,049
--------------------------------------------------------------------------------
TOTAL                                                      4,283          4,143
--------------------------------------------------------------------------------

Sales recognized in excess of invoicing originate from application of the percentage of completion method for construction contracts and are reported net of related advances spent, as follows:

================================================================================
Sales in excess of invoicing (gross)                       2,808          2,669
--------------------------------------------------------------------------------
Advances spent (see Note 14)                              -1,620         -1,620
--------------------------------------------------------------------------------
Sales in excess of invoicing (net)                         1,188          1,049
--------------------------------------------------------------------------------


NOTE 9, INVENTORIES
================================================================================
                                                            1997           1996
--------------------------------------------------------------------------------
Materials                                                  1,484          1,628
--------------------------------------------------------------------------------
Work in progress                                           2,932          3,070
--------------------------------------------------------------------------------
Finished goods                                               491            613
--------------------------------------------------------------------------------
TOTAL                                                      4,907          5,311
--------------------------------------------------------------------------------

Work in progress is reported net of related advances spent:
================================================================================
Work in progress (gross)                                   4,440          4,732
--------------------------------------------------------------------------------
Advances spent (see Note 14)                              -1,508         -1,662
--------------------------------------------------------------------------------
Work in progress (net)                                     2,932          3,070
--------------------------------------------------------------------------------

NOTE 10, SHARES AND PARTICPATIONS
--------------------------------------------------------------------------------
                                                                     Book value
--------------------------------------------------------------------------------
Holdings in equity accounted companies                                       21
--------------------------------------------------------------------------------
Holdings in other companies                                                 364
--------------------------------------------------------------------------------
TOTAL                                                                       385
--------------------------------------------------------------------------------

================================================================================
MAJOR COMPANIES:                                             GROUP INTEREST /1/
--------------------------------------------------------------------------------
AO Vnipineft JSC, Moscow                                                     A
--------------------------------------------------------------------------------
Athens International Airport S.A., Spata, Athens                             B
--------------------------------------------------------------------------------
Catalytic Distillation Technology, Houston                                   A
--------------------------------------------------------------------------------
Dillingham Sadelmi Joint Venture, California                                 A
--------------------------------------------------------------------------------
Fastighets AB Skulderbladet, Vasteras                                        B
--------------------------------------------------------------------------------
Forvaltningsbolaget Attan HB, Stockholm                                      A
--------------------------------------------------------------------------------
Forvaltningsbolaget Kryddgarden HB, Stockholm                                A
--------------------------------------------------------------------------------
GVK Industries Ltd., India                                                   B
--------------------------------------------------------------------------------
Hanson Electrical, West Midlands                                             B
--------------------------------------------------------------------------------
Indeck North American Power Fund, Wheeling                                   B
--------------------------------------------------------------------------------
Isocracking Catalyst Co., San Francisco                                      A
--------------------------------------------------------------------------------
Jorf Lasfar Energy Company, Casablanca                                       A
--------------------------------------------------------------------------------
Lanka Transformers Ltd., Moratuwa                                            A
--------------------------------------------------------------------------------
Malaysia Transformer Manufacturing, Kuala Lumpur                             A
--------------------------------------------------------------------------------
MAV Dunakeszi Vagongyarto es Javito Kft, Dunakeszi/2/                        A
--------------------------------------------------------------------------------
MC Partners C.V., Netherlands Antilles                                       B
--------------------------------------------------------------------------------
Midland Cogeneration Ventures, Saginaw, Michigan                             B
--------------------------------------------------------------------------------
Nordic Aviation B.V., Amstelveen                                             A
--------------------------------------------------------------------------------
Resilin Joint Venture, Caracas                                               B
--------------------------------------------------------------------------------
Termobarranquilla SA, Santafe de Bogota                                      A
--------------------------------------------------------------------------------
/1/ Group interest, direct or indirect: A= 20 to 50%, B = less than 20%.
/2/ 50% of interest held by Adtranz.

NOTE 11, INTANGIBLE ASSETS
--------------------------------------------------------------------------------
                                                            1997           1996
--------------------------------------------------------------------------------
Goodwill at cost                                           2,552          2,418
--------------------------------------------------------------------------------
Accumulated depreciation of goodwill                        -750           -630
--------------------------------------------------------------------------------
Goodwill at net book value                                 1,802          1,788
--------------------------------------------------------------------------------
Other intangibles at net book value                          179            165
--------------------------------------------------------------------------------
TOTAL                                                      1,981          1,953
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
RECONCILIATION OF GOODWILL
--------------------------------------------------------------------------------
Net book value December 31, 1996                                    1,788
--------------------------------------------------------------------------------
Additions                                                             123
--------------------------------------------------------------------------------
Disposals                                                             - 1
--------------------------------------------------------------------------------
Depreciation                                                        - 145
--------------------------------------------------------------------------------
Other movements                                                       113
--------------------------------------------------------------------------------
Translation differences                                              - 76
--------------------------------------------------------------------------------
NET BOOK VALUE DECEMBER 31, 1997                                    1,802
--------------------------------------------------------------------------------

NOTE 12, TANGIBLE FIXED ASSETS
--------------------------------------------------------------------------------------------------------------------
                                                  Machinery and equipment      Land and buildings           Total
---------------------------------------------------------------------------------------------------------------------
                                                  1997             1996       1997         1996       1997       1996
---------------------------------------------------------------------------------------------------------------------
Acquisition value                                 6,843             7,323       3,318       3,673    10,161    10,996
---------------------------------------------------------------------------------------------------------------------
Accumulated financial depreciation               -4,364            -4,577      -1,072      -1,044    -5,436    -5,621
---------------------------------------------------------------------------------------------------------------------
NET BOOK VALUE                                    2,479             2,746       2,246       2,629     4,725     5,375
---------------------------------------------------------------------------------------------------------------------
AMOUNTS COMMITTED FOR CAPITAL
EXPENDITURE AFTER YEAR-END                          122               132          20         127       142       259
---------------------------------------------------------------------------------------------------------------------
INSURANCE VALUE OF MACHINERY
AND BUILDINGS                                     8,488             9,488       5,741       6,567    14,229    16,045
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF TANGIBLE FIXED ASSETS                   Construction         Machinery       Land and       Total
                                                           in progress     and equipment      buildings
---------------------------------------------------------------------------------------------------------------------
Net book value December 31, 1996                                 192               2,746          2,629       5,567
---------------------------------------------------------------------------------------------------------------------
Capital expenditure                                              304                 711             78       1,093
---------------------------------------------------------------------------------------------------------------------
Disposals                                                        -11                 -86            -70        -167
---------------------------------------------------------------------------------------------------------------------
Additions through acquisitions                                     1                  26             19          46
---------------------------------------------------------------------------------------------------------------------
Transfer between asset classes                                  -222                 182             40           -
---------------------------------------------------------------------------------------------------------------------
Depreciation                                                      --                -760            -92        -852
---------------------------------------------------------------------------------------------------------------------
Other movements                                                   -4                 -74            -89        -167
---------------------------------------------------------------------------------------------------------------------
Translation differences                                          -18                -266           -269        -553
---------------------------------------------------------------------------------------------------------------------
NET BOOK VALUE DECEMBER 31, 1997                                 242               2,479          2,246       4,967
---------------------------------------------------------------------------------------------------------------------

NOTE 13, OTHER CURRENT LIABILITIES
-----------------------------------------------------------------------
                                         1997                 1996
-----------------------------------------------------------------------
Taxes due                                 538                   624
-----------------------------------------------------------------------
Non-trade payables                      2,196                 2,276
-----------------------------------------------------------------------
Accrued expenses/deferred income        2,272                 2,350
-----------------------------------------------------------------------
TOTAL                                   5,006                 5,250
-----------------------------------------------------------------------


NOTE 14, ADVANCES FROM CUSTOMERS
-----------------------------------------------------------------------
                                            1997            1996
-----------------------------------------------------------------------
Advances (gross)                           5,740           5,892
-----------------------------------------------------------------------
Advances spent relating to sales
in excess of invoicing                    -1,620          -1,620
-----------------------------------------------------------------------
Advances spent relating to work
in progress                               -1,508          -1,662
-----------------------------------------------------------------------
ADVANCES (NET)                             2,612           2,610
-----------------------------------------------------------------------


Advances (gross) represent the total of down and progress payments received for orders or parts of orders not yet invoiced.

Advances spent represent the part of gross advances consumed on work performed for orders not yet invoiced.


NOTE 15, DEFERRED TAXES
-----------------------------------------------------------------------
DEFERRED TAXES FROM:                            1997            1996
-----------------------------------------------------------------------
Differences between financial
and tax depreciation                             719             724
-----------------------------------------------------------------------
Inventory reserves and other
untaxed reserves                                 414             493
-----------------------------------------------------------------------
Tax assets from tax loss carry-forwards          -99            -119
-----------------------------------------------------------------------
Other items/*/                                  -244             -28
-----------------------------------------------------------------------
Total                                            790           1,070
-----------------------------------------------------------------------
* This position reflects mainly differences in the accounting and tax method of profit recognition for construction contracts, the treatment of provisions and similar.

NOTE 16, STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------------------------------------------------
                                           Share             Restricted    Other reserves and         Net          Total
                                         capital               reserves     retained earnings      income
-------------------------------------------------------------------------------------------------------------------------
Opening balance sheet                     2,087                  962             1,593             1,233          5,875
-------------------------------------------------------------------------------------------------------------------------
Transfers between reserves                                                       1,233            -1,233
-------------------------------------------------------------------------------------------------------------------------
Dividends                                                                         -446                             -446
-------------------------------------------------------------------------------------------------------------------------
Translation differences and other                                  3              -721                             -718
-------------------------------------------------------------------------------------------------------------------------
Net income 1997                                                                                      572            572
-------------------------------------------------------------------------------------------------------------------------
CLOSING BALANCE SHEET                     2,087                  965             1,659               572          5,283
-------------------------------------------------------------------------------------------------------------------------

NOTE 17, CONTINGENT LIABILITIES AND LITIGATIONS
-------------------------------------------------------------------------
CONTINGENT LIABILITIES                          1997            1996
-------------------------------------------------------------------------
Discounted bills of exchange                      74              77
-------------------------------------------------------------------------
Guarantees related to financed contracts          28              78
-------------------------------------------------------------------------
Other contingent liabilities                      93              91
-------------------------------------------------------------------------
TOTAL                                            195             246
-------------------------------------------------------------------------
As part of the Group's business operations there are, in addition to the contingent liabilities listed above, guarantees for the performance of various contractual undertakings. Some of these are of an on-demand nature (in re-spect of which ABB maintains insurance protection against "unfair calling"). There is no indication that such guarantees will result in any material payment not provided for.

LITIGATIONS
Various legal actions and claims are pending or may be asserted in the future against Group companies. They mainly include matters relating to warranties, personal injury, damage to property, environmental liability and intellectual property rights.
Related risks have been analyzed as to likelihood of occurrence and amounts involved and provisions have been set up after taking into consideration available insurance coverage. Although the outcome of these matters cannot always be ascertained with precision, Management believes that no material liabilities exceeding those provided in the financial statements of the Group are likely to result.


NOTE 18, ABB DAIMLER-BENZ
TRANSPORTATION GROUP (ADTRANZ)
The ABB Daimler-Benz Transportation Group (Adtranz) started its operations in 1996. It is included on a proportionate basis (50% of each position) in ABB's consolidated financial statements. The market conditions as well as significant orders and results of Adtranz are described in the "Management's Discussion -- Analysis of the Business Segments" of the Annual Report.
Summarized consolidated financial information of the ABB
Daimler-Benz Transportation Group (100%):

-------------------------------------------------------------------------
INCOME STATEMENT                                    1997         1996*
(year ended December 31)
-------------------------------------------------------------------------
Revenues                                           3,740        3,854
-------------------------------------------------------------------------
Expenses, changes in work
in progress, depreciation                         -3,851       -3,924
-------------------------------------------------------------------------
Unusual items                                       -111           66
-------------------------------------------------------------------------
Operating earnings after depreciation               -222           -4
-------------------------------------------------------------------------
Finance net                                            6           26
-------------------------------------------------------------------------
Income (--loss) before taxes                        -216           22
-------------------------------------------------------------------------
Taxes and minority interests                         -23          -21
-------------------------------------------------------------------------
Net income (--loss)                                -239            1
-------------------------------------------------------------------------
 * Restated; refer to section N of the Principles of Consolidation.


-------------------------------------------------------------------------
BALANCE SHEET (December 31)                     1997            1996
-------------------------------------------------------------------------
Current assets                                 2,813           2,796
-------------------------------------------------------------------------
Fixed assets                                     809             943
-------------------------------------------------------------------------
TOTAL ASSETS                                   3,622           3,739
-------------------------------------------------------------------------

-------------------------------------------------------------------------
Current liabilities                            1,876           2,174
-------------------------------------------------------------------------
Non-current liabilities                        1,328           1,244
-------------------------------------------------------------------------
Stockholders' equity                             418             321
-------------------------------------------------------------------------
Total liabilities and equity                   3,622           3,739
-------------------------------------------------------------------------

NOTE 19, ASSETS PLEDGED
-------------------------------------------------------------------------
                                               1997             1996
-------------------------------------------------------------------------
Cash and marketable securities                  438              323
-------------------------------------------------------------------------
Receivables and inventories                      90               30
-------------------------------------------------------------------------
Tangible fixed assets                            34               58
-------------------------------------------------------------------------
Other assets                                     19                1
-------------------------------------------------------------------------
TOTAL                                           581              412
-------------------------------------------------------------------------

NOTE 20, TRANSACTIONS WITH RELATED PARTIES
The balance sheet includes the following amounts resulting from transactions with associates (non-consolidated companies in which ABB has a participation), Adtranz (50%) and shareholders:
-------------------------------------------------------------------------
                                                     1997          1996
-------------------------------------------------------------------------

Marketable securities                                 130            49
-------------------------------------------------------------------------
Receivables                                            28            70
-------------------------------------------------------------------------
Financing receivables                                   9            19
-------------------------------------------------------------------------
Payables                                              145            28
-------------------------------------------------------------------------
Loans                                                 191           231
-------------------------------------------------------------------------

      NOTE 21, LEASES
      --------------------------------------------------------------------------------------------------------------------------

      FINANCE LEASES                                                                                          1997         1996
      ---------------------------------------------------------------------------------------------------------------------------
      ASSETS HELD UNDER FINANCE LEASES                                                                          16           22
      ---------------------------------------------------------------------------------------------------------------------------
      Assets subject to finance lease accounting are included in the relevant categories shown under Note 12, Tangible fixed assets.

      ---------------------------------------------------------------------------------------------------------------------------
      LIABILITIES FROM FINANCE LEASES                                                                          1997        1996
      ---------------------------------------------------------------------------------------------------------------------------
      -- short-term                                                                                              4            6
      ---------------------------------------------------------------------------------------------------------------------------
      -- medium- and long-term                                                                                  13           17
      ---------------------------------------------------------------------------------------------------------------------------
      TOTAL                                                                                                     17           23
      ---------------------------------------------------------------------------------------------------------------------------

      Liabilities from finance lease accounting represent the present value of outstanding lease commitments, whereby amortization is calculated according to the annuity method. Liabilities from finance leases are reported within short-, medium-, and long-term loans.

      ---------------------------------------------------------------------------------------------------------------------------
      COMMITMENTS FROM LEASES
      ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                           2003
      Payments due                                            1998        1999       2000        2001        2002     and later
      ---------------------------------------------------------------------------------------------------------------------------
      Finance leases                                             6          4           2           2           2             1
      ---------------------------------------------------------------------------------------------------------------------------
      Operating leases                                         496        409         342         295         269           711
      ---------------------------------------------------------------------------------------------------------------------------

      The above represents the non-discounted contractual lease commitments. Operating leases correspond essentially to the rental payments for real estate during the non-cancelable part of the lease term.

      NOTE 22, RETIREMENT BENEFIT COSTS
      ---------------------------------------------------------------------------------------------------------------------------
      Retirement benefit costs charged to income in respect                               1997                             1996*
      of substantive retirement plans:
      ---------------------------------------------------------------------------------------------------------------------------
      Defined benefit plans                                                                254                              257
      ---------------------------------------------------------------------------------------------------------------------------
      Defined contribution plans                                                           334                              405
      ---------------------------------------------------------------------------------------------------------------------------
      TOTAL                                                                                588                              662
      ---------------------------------------------------------------------------------------------------------------------------

      * Restated to reflect proper period apportionments.

      STATUS OF SUBSTANTIVE DEFINED BENEFIT PLANS:
      ---------------------------------------------------------------------------------------------------------------------------
                                                                                Benefit obligations          Assets in excess of
                                                                                in excess of assets          benefit obligations
      ---------------------------------------------------------------------------------------------------------------------------
                                                                                  1997       1996              1997      1996
      ---------------------------------------------------------------------------------------------------------------------------
      Projected benefit obligation                                              -3,296     -3,422              -961      -698
      ---------------------------------------------------------------------------------------------------------------------------
      Plan assets at fair value                                                  1,438      1,322             1,112       860
      ---------------------------------------------------------------------------------------------------------------------------
      Funded status                                                             -1,858     -2,100               151       162
      ---------------------------------------------------------------------------------------------------------------------------
      Pension liability(-)/asset*                                               -1,565     -1,846                84        85
      ---------------------------------------------------------------------------------------------------------------------------

       * Pension liabilities stated in the balance sheet include in addition minor defined benefit plans as well as accruals for other post-employment benefits, the latter especially in the Americas.

      PRINCIPAL ASSUMPTIONS USED TO DETERMINE RETIREMENT BENEFIT COSTS AND PROJECTED BENEFIT OBLIGATIONS:
      ---------------------------------------------------------------------------------------------------------------------------
      Weighted average rates:                                                              1997                      1996
      ---------------------------------------------------------------------------------------------------------------------------
      Discount rate                                                                        6.8%                      7.4%
      ---------------------------------------------------------------------------------------------------------------------------
      Rate of compensation increase                                                        4.0%                      4.5%
      ---------------------------------------------------------------------------------------------------------------------------
      Expected long-term rate of return on plan assets                                     7.6%                      7.9%
      ---------------------------------------------------------------------------------------------------------------------------

   Auditors' Report

   As auditors of the Group, we have audited the consolidated financial statements (balance sheet, income statement, statement of cash flows and notes) of ABB Asea Brown Boveri Ltd for the year ended December 31, 1997.

   These consolidated financial statements are the responsibility of the Board of Directors. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We confirm that we meet the legal requirements concerning professional qualification and independence.

   Our audit was conducted in accordance with auditing standards promulgated by the profession, which require that an audit be planned and performed to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. We have examined on a test basis evidence supporting the amounts and disclosures in the consolidated financial statements. We have also assessed the accounting principles used, significant estimates made and the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements give a true and fair view of the financial position of ABB Asea Brown Boveri Ltd as of December 31, 1997 and of the results of its operations and of its cash flows for the year then ended in accordance with International Accounting Standards and comply with the law as well as the accounting principles prescribed by the Listing Rules of the Swiss Exchange.

   We recommend that the consolidated financial statements submitted to you be approved.

   KPMG KLYNVELD PEAT                           ERNST & YOUNG AG
   MARWICK GOERDELER SA

   B. A. MATHERS                                J. BIRGERSON
   B. J. DEBLANC                                E. RUFLI
                             AUDITORS IN CHARGE

   ZURICH, FEBRUARY 25,1998

MAJOR SUBSIDIARIES

COUNTRY/COMPANY               GROUP ACTIVITY /2/
                               INTEREST /1/



ARGENTINA
Asea Brown Boveri S.A., Buenos Aires                                A         MS


AUSTRALIA
Asea Brown Boveri Pty. Ltd., Sydney, NSW                            A         HO
ABB EPT Management Ltd., Sydney. NSW                                A         HO
ABB Industry Pty Ltd., Revesby, NSW                                 A         MS
ABB Transmission & Distritution Ltd.,
Moorebank, NSW                                                      A         MS


AUSTRIA
Asea Brown Boveri Aktiengesellschaft, Vienna                        A         HO

BELGIUM
Asea Brown Boveri S.A., Brussels                                    A         SA

BRAZIL
Asea Brown Boveri Ltda., Osasco                                     A         MS

CANADA
Asea Brown Boveri Inc., St. Laurent, Quebec                         A         HO

CHINA
Asea Brown Boveri (China) Investments Ltd.,
Beijing                                                             A         HO
ABB Industrial and Building Systems Ltd.,
Hong Kong                                                           A         SA

COLOMBIA
Asea Brown Boveri Ltda., Bogota                                     A         MS

CZECH REPUBLIC
Asea Brown Boveri s.r.o., Prague                                    A         SA
ABB EJF Brno a.s., Brno                                             A         MS
ABB Elektro-Praga s.r.o., Jablonec nad Nisou                        A         MS
ABB Energeticke, Systemy s.r.o., Brno                               A         MS

DENMARK
Asea Brown Boveri A/S, Odense                                       A         HO
ABB Electric A/S, Fredericia                                        A         MS
ABB Energi & Industri A/S, Skovlunde                                A         MS

EGYPT
Asea Brown Boveri S.A.E., Cairo                                     A         HO

FINLAND
ABB Oy, Helsinki                                                    A         HO
ABB Control Oy Vaasa                                                A         MS
ABB Industry Oy, Helsinki                                           A         MS
ABB Installaatiot Oy, Paimio                                        A         MS
ABB Service Oy, Helsinki                                            A         MS
ABB Transmit Oy, Vaasa                                              A         MS

FRANCE
Asea Brown Boveri S.A., Paris La Defense                            A         HO
ABB Flexible Automation S.N.C.,
Saint-Ouen-l'Aumone                                                 A         MS
ABB Industrie S.A.S., Champagne-sur-Seine                           A         MS

GERMANY
Asea Brown Boveri Aktiengesellschaft,
Mannheim                                                            A         HO
ABB Calor Emag Schaltanlagen AG, Ratingen                           A         MS
ABB Energieanlagenbau GmbH, Dresden                                 A         MS
ABB Flexible Automation GmbH, Butzbach                              A         MS
ABB Gebaudetechnik AG, Ladenburg                                    A         MS
ABB Industrietechnik AG, Mannheim                                   A         MS
ABB Kraftwerke Aktiengesellschaft, Mannheim                         A         MS
ABB Kraftwerksleittechnik GmbH, Mannheim                            A         MS
ABB Schaltanlagentechnik GmbH, Ladenburg                            A         MS
ABB Stotz-Kontakt GmbH, Mannheim                                    A         MS
ABB Turbinen Nurnberg GmbH, Nuremberg                               A         MS
Busch-Jaeger Elektro GmbH
Marnnheim/Ludenscheid                                               A         MS

GREECE
Asea Brown Boveri S.A., Athens                                      A         SA

HUNGARY
Asea Brown Boveri Ltd., Budapest                                    A         SA


COUNTRY/COMPANY                                              GROUP ACTIVITY/2/
                                                           INTEREST/1/

INDIA
Asea Brown Boveri Ltd., Bombay                                      B         MS
ABB ABL Ltd., New Delhi                                             B         MS

INDONESIA
PT ABB Energy Systems Indonesia,
Surabaya                                                            B         MS

IRELAND
Asea Brown Boveri Ltd. Dublin                                       A         MS

ITALY
Asea Brown Boveri S.p.A., Milan                                     A         HO
ABB Adda S.p.A. Lodi                                                A         MS
ABB Elettrocondutture S.p.A., Vittuone, MI                          A         MS
ABB Sace S.F.A. Bergamo                                             A         MS
ABB Sadelmi S.p.A., Milan                                           A         MS
ABB SAE S.p.A., Milan                                               A         MS
ABB Sistemi Industriali S.p.A.,
Sesto San Giovanni, MI                                              A         MS
SOIMI Soc. Impianti Ind. S.p.A.,
Sesto San Giovanni, MI                                              A         MS

JAPAN
ABB K.K., Kobe                                                      A         HO

KOREA, REPUBLIC OF
Asea Brown Boveri Ltd., Seoul                                       A         MS

MALAYSIA
Asea Brown Boveri Holdings Sdn. Bhd.,
Kuala Lumpur                                                        A         HO

MEXICO
Asea Brown Boveri S.A. de C.V., Mexico City                         A         HO

NETHERLANDS
Asea Brown Boveri BV, Rotterdam                                    A         HO
ABB Capital, B.V., Amsterdam                                        A         FS
ABB Lummus Crest Holding B.V., Voorburg                             A         MS

NEW ZEALAND
Asea Bronvn Boveri Ltd., Auckland                                   A         MS

NORWAY
Asea Brown Boveri AS, Billingstad                                   A         HO
ABB Installasjon AS, Billingstad                                    A         MS
ABB Kraft AS, Drammen                                               A         MS
ABB Norsk Kabel AS, Drammen                                         A         MS
ABB Offshore Technology AS, Sandnes                                 A         MS

PHILIPPINES
Asea Brown Boveri Inc., Paranaque,
Metro Manila                                                        A         HO

POLAND
Asea Brown Boveri Ltd., Warsaw                                      A         HO
ABB Dolmel Ltd., Wroclaw                                            A         MS
ABB Elpar Sp.z.o.o., Lodz                                           A         MS
ABB Elta Sp.z.o.o., Lodz                                            B         MS
ABB Zamech Ltd., Elblag                                             A         MS

PORTUGAL
Asea Brown Boveri S.G.P.S., S.A., Amadora                           A         HO

ROMANIA
Asea Brown Boveri SRL, Bucharest                                    A         HO

RUSSIA
Asea Brown Boveri Ltd., Moscow                                      A         HO

SAUDI ARABIA
ABB Electrical Industries Ltd., Riyadh                              C         MS

SINGAPORE
Asea Brown Boveri Holdings Pte. Ltd.,
Singapore                                                           A         HO

SOUTH AFRICA
Asea Brown Boveri (Pty) Ltd, Sandton                                A         HO

      COUNTRY/COMPANY                           GROUP ACTIVITY/2/
                                               INTEREST /1/
SPAIN
Asea Brown Boveri S.A., Madrid                                      A         HO
ABB Generacion S.A., Valle de Trapaga
(Vizcaya)                                                           A         MS
ABB Trafo S.A., Zaragoza                                            A         MS

SWEDEN
Asea Brown Boveri AB, Vasteras                                      A         HO
ABB Atom AB, Vasteras                                               A         MS
ABB Financial Services AB, Stockholm                                A         FS
ABB Flakt Industri AB, Vaxjo                                        A         MS
ABB Generation AB, Vasteras                                         A         MS
ABB Industrial Systems AB, Vasteras                                 A         MS
ABB Installatiorn AB, Vasteras                                      A         MS
ABB Power Systems AB, Ludvika                                       A         MS
ABB Service AB, Vasteras                                            A         SA
ABB Stal AB, Finspang                                               A         MS
ABB Svenska Flakt AB, Stockholm                                     A         SA
ABB Switchgear AB, Ludvika                                          A         MS
ABB Ventilation Products AB, Jankaping                              A         MS

SWITZERLAND
Asea Brown Boveri AG, Baden                                         A         HO
ABB Hochspannungstechnik AG, Zurich                                 A         MS
ABB Industrie AG, Baden                                             A         MS
ABB Kraftwerke AG, Baden                                            A         MS
ABB Network Partner AG, Baden                                       A         MS
ABB Turbo-Systems AG, Baden                                         A         MS

TAIWAN
Asea Brown Boveri Ltd., Taipei                                      A         MS

THAILAND
Asea Brown Boveri Ltd., Bangkok                                     A         HO

TURKEY
Asea Brown Boveri Holding A.S., Istanbul                            A         HO

UKRAINE
Asea Brown Boveri Ltd., Kiev                                        A         HO

UNITED KINGDOM
Asea Brown Boveri Ltd, London                                       A         HO
ABB Industrial Systems Ltd, Stevenage                               A         MS
ABB Kent plc, Luton                                                 A         HO
ABB Power T&D Ltd, Telford                                          A         MS
ABB Vetco Gray U.K. Ltd., Aberdeen                                  A         MS
William Steward (Holdings) Ltd., London                             A         HO

UNITED STATES
Asea Brown Boveri Inc., Norwalk, CT                                 A         HO
ABB Air Preheater Inc., Wellsville, NY                              A         MS
ABB C-E Services Inc., Windsor, CT                                  A         MS
ABB Flexible Automation Inc., New Berlin, WI                        A         MS
ABB Industrial Systems Inc., Columbus, OH                           A         MS
ABB Lummus Global Inc., Bloomfield, NJ                              A         MS
ABB Power Generation Inc., Midlothian, VA                           A         SA
ABB Power T&D Company Inc., Raleigh, NC                             A         MS
ABB Service Inc., Massillon, OH                                     A         MS
ABB Susa, Inc., North Brunswick, NJ                                 A         MS
ABB Vetco Gray Inc., Houston, TX                                    A         MS
Combustion Engineering Inc., Norwalk, CT                            A         HO

VENEZUELA
Asea Brown Boveri S.A., Caracas                                     A         MS

VIETNAM
ABB Transformers Ltd., Hanoi                                        B         MS

Proportionately consolidated:
GERMANY
ABB Daimler-Benz Transportation GmbH                               50%        HO
(with subsidiaries in over 25 countries)

Board of Directors

--------------------------------------------------------------------------------
Percy N. Barnevik (born 1941)                                   Chairman
--------------------------------------------------------------------------------
Chairman: Investor, Sandvik
--------------------------------------------------------------------------------
Board Member: General Motors, Du Pont
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Gerhard Cromme (born 1943)
--------------------------------------------------------------------------------
CEO: Fried. Krupp Hoesch-Krupp
--------------------------------------------------------------------------------
Board Member: Allianz, Suez Lyonnaise des Eaux, Veba
--------------------------------------------------------------------------------
and Volkswagen
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Claes Dahlback (born 1947)
--------------------------------------------------------------------------------
President: Investor
--------------------------------------------------------------------------------
Chairman: The Swedish Wine & Spirits Corp.
--------------------------------------------------------------------------------
Deputy Chairman: Skandinaviska Enskilda Banken
--------------------------------------------------------------------------------
Board Member: Astra, Electrolux, STORA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Robert A. Jeker (born 1935)
--------------------------------------------------------------------------------
Chairman: ABB AG, Batigroup, Messe Basel, Stratec,
--------------------------------------------------------------------------------
Swiss Steel
--------------------------------------------------------------------------------
Vice Chairman: Georg Fischer
--------------------------------------------------------------------------------
Board Member: Neue Zurcher Zeitung
--------------------------------------------------------------------------------
Former President: Credit Suisse
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Yotaro Kobayashi (born 1933)
--------------------------------------------------------------------------------
Chairman and Co-CEO: Fuji XEROX
--------------------------------------------------------------------------------
Board Member: Xerox Corporation
--------------------------------------------------------------------------------
Japanese Chairman: The Trilateral Commission
--------------------------------------------------------------------------------
Vice Chairman: Keizai Doyokai (Japan Association
of Corporate Executives)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Bernd H. Muller-Berghoff (born 1930)
--------------------------------------------------------------------------------
Chairman: Fuchs Petrolub AG Oel + Chemie
--------------------------------------------------------------------------------
Board Member: Hannover Ruckversicherung
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Donald H. Rumsfeld (born 1932)
--------------------------------------------------------------------------------
Chairman: Gilead Sciences
--------------------------------------------------------------------------------
Board Member: Gulfstream Aerospace, Kellogg,
--------------------------------------------------------------------------------
Sears Roebuck, Tribune Company
--------------------------------------------------------------------------------
Former U.S. Ambassador to NATO, U.S. Secretary of
--------------------------------------------------------------------------------
Defense, CEO of G.D. Searle & Co., and CEO of General
--------------------------------------------------------------------------------
Instrument Corp.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Edwin Somm (born 1933)
--------------------------------------------------------------------------------
Chairman: The Association of Swiss Engineering
--------------------------------------------------------------------------------
Employers, The Association of Machinery
--------------------------------------------------------------------------------
Manufacturers
--------------------------------------------------------------------------------
Board Member: Georg Fischer, Swiss Steel
--------------------------------------------------------------------------------
Peter D. Sutherland (born 1946)
--------------------------------------------------------------------------------
Chairman and Managing Director: Goldman
--------------------------------------------------------------------------------
Sachs International
--------------------------------------------------------------------------------
Chairman: British Petroleum
--------------------------------------------------------------------------------
Board Memember: Ericsson, Investor
--------------------------------------------------------------------------------
Former Director-General GATT and WTO,
--------------------------------------------------------------------------------
Former EU Commissioner
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Bjorn Svedberg (born 1937)
--------------------------------------------------------------------------------
Chairman: ABB AB, Ericsson
--------------------------------------------------------------------------------
Board Member: Incentive, STORA, Volvo
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Lodewijk C. van Wachem (born 1931)
--------------------------------------------------------------------------------
Chairman: Royal Dutch Petroleum
--------------------------------------------------------------------------------
Board Member: Akzo Nobel, ATCO, Bayer, BMW, IBM
--------------------------------------------------------------------------------
Philips, Zurich Versicherungen
--------------------------------------------------------------------------------
Former President and CEO: Royal Dutch/Shell
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Thomas P. Gasser, Secretary to the Board
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Auditors
--------------------------------------------------------------------------------
KPMG Klynveld Peat Marwick Goerdeler SA
--------------------------------------------------------------------------------
Zurich
--------------------------------------------------------------------------------
Ernst & Young AG
--------------------------------------------------------------------------------
Zurich
--------------------------------------------------------------------------------

Changes in the ABB Board
Messrs. Bernd H. Muller-Berghoff and Claes Dahlback have announced their intention to resign from the ABB Board of Directors at the Annual General Meeting on April 2, 1998. Mr. Bernd H. Muller-Berghoff, after serving 11 years on the ABB AG (formerly BBC) and ABB Group Boards, and Mr. Claes Dahlback, after serving 13 years on the ABB AB (formerly ASEA) and ABB Group Boards, have decided not to stand for reelection to the ABB Group Board. The Board thanks them for their outstanding contributions to the company.

The Board will propose to the shareholders on April 2, 1998 to newly elect to the ABB Group Board Mr. Jurgen Dormann, CEO of Hoechst AG in Frankfurt, Germany and Mr. Agostino Rocca, President and CEO of TECHINT Group, in Buenos Aires, Argentina. Mr. Dormann will also be proposed for election to the Board of ABB AG, the Group's Swiss Parent Company. Further, the remaining members will be proposed for reelection to the ABB Board. Mr. Percy N. Barnevik will be proposed for election to the Board of ABB AB, the Group's Swedish Parent Company. Furthermore, the ABB Group Board has declared its intention to reelect Mr. Barnevik as Chairman of the ABB Group Board and to elect Mr. Robert A. Jeker as Vice Chairman.

Mr. Thomas P. Gasser has announced his resignation as Secretary to the Board. Mr. Gasser has been a member of BBC's and ABB's management for 13 years. The Board expresses its highest appreciation for his contribution to the company. The Board has elected Mr. Beat Hess, General Counsel of the ABB Group, as the new Secretary to the Board.

MANAGEMENT


Group Executive Committee
--------------------------------------------------------------------------------
Goran Lindahl (born 1945)          President and Chief Executive Officer
--------------------------------------------------------------------------------
Business Segment:                  Financial Services
--------------------------------------------------------------------------------
Corporate Staffs:                  Supply Management, Audit, Environmental
--------------------------------------------------------------------------------
                                   Affairs, Corporate Communications,
--------------------------------------------------------------------------------
                                   Corporate Development, Management
--------------------------------------------------------------------------------
                                   Resources, Legal Affairs, Investor Relations,
--------------------------------------------------------------------------------
                                   Information Systems
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sune Carlsson (born 1941)          Executive Vice President
--------------------------------------------------------------------------------
Business Segment:                  Industrial and Building Systems
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Renato Fassbind (born 1955)        Executive Vice President
--------------------------------------------------------------------------------
Business Function:                 Chief Financial Officer
--------------------------------------------------------------------------------
Corporate Staffs:                  Accounting, Reporting and Control,
--------------------------------------------------------------------------------
                                   Risk Management and Insurance,
--------------------------------------------------------------------------------
                                   Real Estate, Taxes and Finance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Alexis Fries (born 1955)           Executive Vice President
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Business Region:                   Asia
--------------------------------------------------------------------------------
Sune Karlsson (born 1946)          Executive Vice President
--------------------------------------------------------------------------------
Business Segment:                  Power Transmission and Distribution
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Eberhard von Koerber (born 1938)   Executive Vice President
--------------------------------------------------------------------------------
Business Regions:                  Europe, Middle East and Africa
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Armin Meyer (born 1949)            Executive Vice President
--------------------------------------------------------------------------------
Business Segment:                  Power Generation
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Howard Pierce (born 1941)          Executive Vice President
--------------------------------------------------------------------------------
Business Region:                   Americas
--------------------------------------------------------------------------------


BUSINESS SEGMENT MANAGER
--------------------------------------------------------------------------------
Jan Roxendal (born 1953)           Financial Services
--------------------------------------------------------------------------------


Senior Corporate Officers
--------------------------------------------------------------------------------
Markus Bayegan (born 1944)
--------------------------------------------------------------------------------
Group Responsibility:              Research and Development, Technology
--------------------------------------------------------------------------------
                                   Evaluation, Process Technology

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Tomas Ericsson (born 1935)         Corporate Projects/Finance and Administration
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MANAGEMENT

-------------------------------------------------------------------------------
Corporate Staffs
-------------------------------------------------------------------------------
Accounting, Reporting and
-------------------------------------------------------------------------------
Control                                                   Jimmy Yap
-------------------------------------------------------------------------------
Audit                                                     Adelheid Schilliger
-------------------------------------------------------------------------------
Corporate Communications                                  Volker Leichsering
-------------------------------------------------------------------------------
Corporate Development/
-------------------------------------------------------------------------------
President's Office                                        Eric Elzvik
-------------------------------------------------------------------------------
Global Key Account
-------------------------------------------------------------------------------
Management                                                Michael Pohr
-------------------------------------------------------------------------------
Government Affairs and
-------------------------------------------------------------------------------
Multilateral Banks                                        Richard O'Toole
-------------------------------------------------------------------------------
Environmental Affairs                                     Jan Stromblad
-------------------------------------------------------------------------------
Investor Relations                                        Manfred Ebling
-------------------------------------------------------------------------------
Legal Affairs                                             Beat Hess
-------------------------------------------------------------------------------
Management Resources                                      Arne Olsson
-------------------------------------------------------------------------------
Real Estate                                               Walter Stucklin
-------------------------------------------------------------------------------
Risk Management and
-------------------------------------------------------------------------------
Insurance                                                 Charles Salek
-------------------------------------------------------------------------------
Supply Management/
-------------------------------------------------------------------------------
Export Control                                            Roland Andersson
-------------------------------------------------------------------------------
Taxes and Finance                                         Alfred Storck
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Corporate Research & Development
-------------------------------------------------------------------------------
- in Finland                                              Juhani Pylkkanen
-------------------------------------------------------------------------------
- in Germany                                              Kurt-Volker Boos
-------------------------------------------------------------------------------
- in Italy                                                Giandomenico Testi
-------------------------------------------------------------------------------
- in Norway                                               Jan Bugge
-------------------------------------------------------------------------------
- in Sweden                                               Harry Frank
-------------------------------------------------------------------------------
- in Switzerland                                          Maurice Campagna
-------------------------------------------------------------------------------
- Corporate Programs                                      Gernot Gessinger
-------------------------------------------------------------------------------
- Technology Evaluation                                   Klaus Ragaller
-------------------------------------------------------------------------------
- Process Technology                                      Halvard Nyman
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Business Area Managers
-------------------------------------------------------------------------------
Power Generation
-------------------------------------------------------------------------------
District Heating                                          Bengt Kristiansson
-------------------------------------------------------------------------------
Environmental Systems                                     Even Bakke
-------------------------------------------------------------------------------
Fossil Combustion Systems
-------------------------------------------------------------------------------
and Services                                              Fritz Gautschi
-------------------------------------------------------------------------------
Gas Turbine and
-------------------------------------------------------------------------------
Combined-Cycle Plants                                     Rolf Kehlhofer
-------------------------------------------------------------------------------
Hydro Power Plants                                        Jose Garcia Reis
-------------------------------------------------------------------------------
Nuclear Power Plants                                      Michael F. Barnoski
-------------------------------------------------------------------------------
Power Generation Industry                                 Ulf Berg
-------------------------------------------------------------------------------
Power Plant Control                                       Michael Hirth
-------------------------------------------------------------------------------
Utility Steam Power Plants                                Hubert Lienhard
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
All Power Generation Business Areas
-------------------------------------------------------------------------------
- in Germany                                              Hubert Lienhard
-------------------------------------------------------------------------------
- in Sweden                                               Lennart Fogelstrom/
-------------------------------------------------------------------------------
                                                          Leif Nilsson/*/
-------------------------------------------------------------------------------
- in Switzerland                                          Rolf Kehlhofer
-------------------------------------------------------------------------------
- in Italy                                                Andrea Brentan
-------------------------------------------------------------------------------
- in the U.S.                                             Fritz Gautschi
-------------------------------------------------------------------------------
- Asia                                                    Jakob Disch
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Power Transmission and Distribution
-------------------------------------------------------------------------------
Cables                                                    Petter Arvidson
-------------------------------------------------------------------------------
Distribution Transformers                                 Ake Almgren
-------------------------------------------------------------------------------
High-Voltage Switchgear                                   Kurt Hakansson
-------------------------------------------------------------------------------
Medium-Voltage Equipment                                  Andrew Eriksson
-------------------------------------------------------------------------------
Network Control and Protection                            Mikko Niinivaaro
-------------------------------------------------------------------------------
Power Lines                                               Luigi Ruggieri
-------------------------------------------------------------------------------
Power Systems                                             Bo Normark
-------------------------------------------------------------------------------
Power Transformers                                        Francois Gabella
-------------------------------------------------------------------------------
All Power Transmission and Distribution Business Areas
-------------------------------------------------------------------------------
- in Germany                                              Joachim Schneider
-------------------------------------------------------------------------------
- in Sweden                                               Sten Jakobsson
-------------------------------------------------------------------------------
- in Switzerland                                          Josef Durr
-------------------------------------------------------------------------------
- in the U.S.                                             Richard Siudek
-------------------------------------------------------------------------------
- Asia                                                    Bo Waern
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Industrial and Building Systems
-------------------------------------------------------------------------------
Automation and Drives                                     Jorgen Centerman
-------------------------------------------------------------------------------
Oil, Gas and Petrochemical                                Kjell Almskog
-------------------------------------------------------------------------------
Flexible Automation                                       Stelio Demark
-------------------------------------------------------------------------------
Instrumentation                                           John Notley
-------------------------------------------------------------------------------
Motors                                                    Birger Titusson
-------------------------------------------------------------------------------
Contracting                                               Tom Sjokvist
-------------------------------------------------------------------------------
Low-Voltage Systems                                       Tom Sjokvist
-------------------------------------------------------------------------------
Low-Voltage Apparatus                                     Tom Sjokvist
-------------------------------------------------------------------------------
Installation Material                                     Georg Demling
-------------------------------------------------------------------------------
Air Handling Equipment                                    Ulf Bennet
-------------------------------------------------------------------------------
Service                                                   Jan Coene
-------------------------------------------------------------------------------
Superchargers                                             Daniel Arnet
-------------------------------------------------------------------------------
All Industrial and Building Systems Business Areas
-------------------------------------------------------------------------------
- in Germany                                              Georg Demling/
-------------------------------------------------------------------------------
                                                          Rolf Karg
-------------------------------------------------------------------------------
- in Sweden                                               Lars-Erik Lindback
-------------------------------------------------------------------------------
- in Switzerland                                          Felix Bagdasarjanz
-------------------------------------------------------------------------------
- in the U.S.                                             John Trostheim
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
/*/ as of March 1998
-------------------------------------------------------------------------------

------------------------------------------------------
Financial Services
------------------------------------------------------
Segment Manager                 Jan Roxendal
------------------------------------------------------
Energy Ventures                 Peter Giller
------------------------------------------------------
Insurance                       Goran Thorstensson
------------------------------------------------------
Investment Management           Kjell Sundstrom
------------------------------------------------------
Leasing & Financing             Johan Lowenhielm
------------------------------------------------------
Project & Trade Finance         Gunnar Johannesson
------------------------------------------------------
Structured Finance              Lennart Blecher
------------------------------------------------------
Treasury Centers
------------------------------------------------------
- in Northern Europe            Peter Carlsson
------------------------------------------------------
- in Western Europe             Thomas Meyer
------------------------------------------------------
- in the Americas               Stephan Carlquist
------------------------------------------------------

------------------------------------------------------
Regional and Country Managers
------------------------------------------------------

------------------------------------------------------
Europe, Middle East and Africa
------------------------------------------------------
Austria                         Rudolf Petsche
------------------------------------------------------
Belgium                         Peter Smits
------------------------------------------------------
Denmark                         S. A. Koch-Christensen
------------------------------------------------------
Finland                         Matti Ilmari
------------------------------------------------------
France                          Soren Lind
------------------------------------------------------
Germany                         Horst Dietz
------------------------------------------------------
Greece                          Costas Cosmadakis
------------------------------------------------------
Ireland                         Diarmuid O'Sullivan
------------------------------------------------------
Italy                           Umberto Di Capua
------------------------------------------------------
Netherlands                     Jacques de Raad
------------------------------------------------------
Norway                          Kjell Almskog
------------------------------------------------------
Portugal                        Carlos Dias
------------------------------------------------------
Spain                           Fernando Conte
------------------------------------------------------
Sweden                          Anders Narvinger
------------------------------------------------------
Switzerland                     Alois Sonnenmoser
------------------------------------------------------
Turkey                          Alfred Barth
------------------------------------------------------
United Kingdom                  Eric Drewery
------------------------------------------------------

------------------------------------------------------
Central and Eastern Europe      Ranieri de Ferrante
------------------------------------------------------
Czech Republic                  Frank Duggan
------------------------------------------------------
Hungary                         Peter Hegedus
------------------------------------------------------
Poland                          Miroslaw Gryszka
------------------------------------------------------
Romania                         Peter Simon
------------------------------------------------------
Russia                          Michel Tchesnakoff
------------------------------------------------------
Ukraine                         Ake Davidsson
------------------------------------------------------

------------------------------------------------------
Middle East and Africa          Max Abitbol
------------------------------------------------------
Egypt                           Aref Hakki
------------------------------------------------------
Saudi Arabia                    Bengt Andersson
------------------------------------------------------
South Africa                    Max Abitbol
------------------------------------------------------

------------------------------------------------------
Americas
------------------------------------------------------
Argentina                       Ulises de la Orden
------------------------------------------------------
Bolivia                         Nelson Izquierdo
------------------------------------------------------
Brazil                          Cedric Lewis
------------------------------------------------------
Canada                          Paul Kefalas
------------------------------------------------------
Chile                           Victor Ballivian
------------------------------------------------------
Colombia                        Napoleao Olmedo
------------------------------------------------------
Ecuador                         Julio Barriga
------------------------------------------------------
Mexico                          Benny Olsson
------------------------------------------------------
Peru                            Eduardo Soldano
------------------------------------------------------
USA                             Peter S. Janson
------------------------------------------------------
Venezuela                       Oswald Weinreich
------------------------------------------------------

------------------------------------------------------

------------------------------------------------------
Australia/New Zealand           Tommie Bergman
------------------------------------------------------
China/Hong Kong SAR             Rolf Schaumann
------------------------------------------------------
Japan                           Lave Lindberg
------------------------------------------------------
Korea                           Hakan Borin
------------------------------------------------------
Malaysia                        Zubir Zainal Abidin
------------------------------------------------------
Philippines                     Bo Hedenstrom
------------------------------------------------------
Singapore                       Paul Ziegler
------------------------------------------------------
Taiwan                          Felix Vest
------------------------------------------------------
Thailand                        Terawat Thisabhiramya
------------------------------------------------------
Vietnam                         Ulf Rolander
------------------------------------------------------

------------------------------------------------------
South Asia                      Narsim Shenoy
------------------------------------------------------
India                           Arun Thiagarajan
------------------------------------------------------

ABB ASEA BROWN BOVERI LTD, ZURICH



Income Statement
(Swiss Francs in thousands)
--------------------------------------------------------------------------------
Year ended December 31                            1997                     1996
--------------------------------------------------------------------------------
Revenues                                       181,357                  167,935
--------------------------------------------------------------------------------
Personnel expenses                             -95,055                  -69,109
--------------------------------------------------------------------------------
Other expenses                                -141,762                 -135,593
--------------------------------------------------------------------------------
Depreciation of fixed assets                   -20,671                  -20,528
--------------------------------------------------------------------------------
Unusual items                                        -                    5,454
--------------------------------------------------------------------------------
Dividend income                              1,094,007                1,237,745
--------------------------------------------------------------------------------
Interest income                                 31,193                   94,307
--------------------------------------------------------------------------------
Interest expense                               -43,231                  -30,097
--------------------------------------------------------------------------------
Capital gains on sales of shares
and participations                             110,598                1,361,166
--------------------------------------------------------------------------------
Write-down of shares
and participations                            -151,363               -1,445,506
--------------------------------------------------------------------------------
Income before taxes                            965,073                1,165,774
--------------------------------------------------------------------------------
Taxes                                          -23,562                   -5,811
--------------------------------------------------------------------------------
Net Income                                     941,511                1,159,963
--------------------------------------------------------------------------------



Notes to the Financial Statements
(Swiss Francs in thousands)

Note 1, Cash and marketable securities
--------------------------------------------------------------------------------
                                                  1997                     1996
--------------------------------------------------------------------------------
Cash and bank                                  601,551                1,934,102
--------------------------------------------------------------------------------
Marketable securities                          189,307                   66,345
--------------------------------------------------------------------------------
Total                                          790,858                2,000,447
--------------------------------------------------------------------------------


Note 2, Receivables
--------------------------------------------------------------------------------
                                                  1997                     1996
--------------------------------------------------------------------------------
Non-trade receivables                          156,742                   89,873
--------------------------------------------------------------------------------
Prepaid expenses/accrued income                  6,039                   19,365
--------------------------------------------------------------------------------
Total                                          162,781                  109,238
--------------------------------------------------------------------------------

Note 3, Current liabilities
--------------------------------------------------------------------------------
                                                  1997                     1996
--------------------------------------------------------------------------------
Payables                                       610,517                  244,674
--------------------------------------------------------------------------------
Accrued expenses/deferred income               107,016                  180,072
--------------------------------------------------------------------------------
Short-term loans                                     -                  206,795
--------------------------------------------------------------------------------
Total                                          717,533                  631,541
--------------------------------------------------------------------------------

Balance Sheet
(Swiss Francs in thousands)
--------------------------------------------------------------------------------
December 31                   Notes               1997                     1996
--------------------------------------------------------------------------------
Assets
--------------------------------------------------------------------------------
Current Assets
--------------------------------------------------------------------------------
Cash and marketable securities    1            790,858                2,000,447
--------------------------------------------------------------------------------
Receivables                       2            162,781                  109,238
--------------------------------------------------------------------------------
Total Current Assets              7            953,639                2,109,685
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Fixed Assets
--------------------------------------------------------------------------------
Loans granted                     7            404,475                  327,001
--------------------------------------------------------------------------------
Shares and participations         8          7,384,883                6,062,264
--------------------------------------------------------------------------------
Trademarks                                       8,492                   17,100
--------------------------------------------------------------------------------
Machinery and equipment           9              4,195                    7,230
--------------------------------------------------------------------------------
Total Fixed Assets                           7,802,045                6,413,595
--------------------------------------------------------------------------------
Total Assets                                 8,755,684                8,523,280
--------------------------------------------------------------------------------
Fiduciary assets (ABB Group)                   238,735                  196,142
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Liabilities and Equity
--------------------------------------------------------------------------------
Liabilities
--------------------------------------------------------------------------------
Current liabilities             3, 7           717,533                  631,541
--------------------------------------------------------------------------------
Provisions                                      29,874                   26,973
--------------------------------------------------------------------------------
Medium- and long-term loans       7            180,600                  328,600
--------------------------------------------------------------------------------
Bonds                             4            300,000                  300,000
--------------------------------------------------------------------------------
Total Liabilities                            1,228,007                1,287,114
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Stockholders' Equity
--------------------------------------------------------------------------------
Share capital                                2,768,000                2,768,000
--------------------------------------------------------------------------------
Legal reserve                     5            553,600                  553,600
--------------------------------------------------------------------------------
Other reserves                               1,869,866                1,869,866
--------------------------------------------------------------------------------
Retained earnings                            1,394,700                  884,737
--------------------------------------------------------------------------------
Net income                                     941,511                1,159,963
--------------------------------------------------------------------------------
Total Stockholders' Equity                   7,527,677                7,236,166
--------------------------------------------------------------------------------
Total Liabilities and Equity                 8,755,684                8,523,280
--------------------------------------------------------------------------------
Fiduciary liabilities (ABB Group)              238,735                  196,142
--------------------------------------------------------------------------------
Contingent liabilities            6             45,117                   26,740
--------------------------------------------------------------------------------





Note 4, Bonds
--------------------------------------------------------------------------------
                                                 1997                      1996
--------------------------------------------------------------------------------
1992-2002               7.00 %                150,000                   150,000
--------------------------------------------------------------------------------
1992-2002               7.25 %                150,000                   150,000
--------------------------------------------------------------------------------
Total                                         300,000                   300,000
--------------------------------------------------------------------------------

Note 5, Legal reserve
--------------------------------------------------------------------------------
                                                              1997          1996
--------------------------------------------------------------------------------
Balance at the beginning of the year                       553,600       544,471
--------------------------------------------------------------------------------
Allocation to legal reserve                                      -         9,129
--------------------------------------------------------------------------------
Balance at the end of the year                             553,600       553,600
--------------------------------------------------------------------------------


Note 6, Contingent liabilities
--------------------------------------------------------------------------------
                                                              1997          1996
--------------------------------------------------------------------------------
Guarantees related to financial operations                  45,117        26,740
--------------------------------------------------------------------------------

In addition to the above stated contingent liabilities the company has provided certain guarantees, indemnities and similar instruments ("Guarantees") securing the performance by Group companies of contracts and undertakings entered into in the normal course of business. Quantified guarantees amount to 185,545 thousand Swiss Francs (328,841 thousand Swiss Francs in 1996). Unquantified guarantees relate to contracts and undertakings of an aggregate value of approximately 1,967,335 thousand Swiss Francs (1,609,748 thousand Swiss Francs in 1996). The extent of the Company's potential exposure can, however, not reliably be assessed on the basis of such values and no liabilities are expected to arise from the Guarantees.


Note 7, Transactions with related parties
--------------------------------------------------------------------------------
The balance sheet includes the following amounts
resulting from transactions with subsidiaries:                1997          1996
--------------------------------------------------------------------------------
Current assets                                             648,486     1,926,667
--------------------------------------------------------------------------------
Loans granted                                              383,227       320,424
--------------------------------------------------------------------------------
Current liabilities                                        392,524       447,501
--------------------------------------------------------------------------------
Medium- and long-term loans                                180,600       180,600
--------------------------------------------------------------------------------
The balance sheet includes the following amounts
resulting from transactions with shareholders:
--------------------------------------------------------------------------------
Marketable securities                                        9,307        66,345
--------------------------------------------------------------------------------
Medium- and long-term loans                                      -       148,000
--------------------------------------------------------------------------------


Note 8, Shares and participations
--------------------------------------------------------------------------------
Major subsidiaries of ABB Asea Brown Boveri Ltd are listed on page 55.


Note 9, Insurance value of machinery and equipment
--------------------------------------------------------------------------------
The insurance value of machinery and equipment amounts to 13.0 million Swiss Francs at the end of 1997 (13.8 million Swiss Francs in 1996).


There are no further items which require disclosure in accordance with Art. 663 b of the Swiss Code of Obligations.


Proposed Appropriation of Profit
--------------------------------------------------------------------------------
(Swiss Francs in thousands)                                   1997          1996
--------------------------------------------------------------------------------
Net Income for the year                                    941,511     1,159,963
--------------------------------------------------------------------------------
Carried forward from previous year                       1,394,700       884,737
--------------------------------------------------------------------------------
                                                         2,336,211     2,044,700
--------------------------------------------------------------------------------
Dividend on class A-shares
in favor of ABB AB                                        -350,000      -325,000
--------------------------------------------------------------------------------
Dividend on class B-shares
in favor of ABB AG                                        -350,000      -325,000
--------------------------------------------------------------------------------
Balance to be carried forward                            1,636,211     1,394,700
--------------------------------------------------------------------------------


Auditors' Report

As statutory auditors, we have audited the accounting records and the financial statements (balance sheet, income statement and notes) of ABB Asea Brown Boveri Ltd, Zurich for the year ended December 31, 1997.

These financial statements are the responsibility of the Board of Directors. Our responsibility is to express an opinion on these financial statements based on our audit. We confirm that we meet the legal requirements concerning professional qualification and independence.

Our audit was conducted in accordance with auditing standards promulgated by the profession, which require that an audit be planned and performed to obtain reasonable assurance about whether the financial statements are free from material misstatement. We have examined on a test basis evidence supporting the amounts and disclosures in the financial statements. We have also assessed the accounting principles used, significant estimates made and the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accounting records, financial statements and the proposed appropriation of available earnings comply with the law and the company's articles of incorporation.

We recommend that the financial statements submitted to you be approved.



KPMG Klynveld Peat Marwick Goerdeler SA

B.A. Mathers                                B.J. DeBlanc

                 Auditors in charge


Zurich, February 25, 1998

STATISTICAl GROUP DATA
(US$ in millions)


------------------------------------------------------------------------------------------------------------------------------------
Consolidated Income Statement                  1997        1996     1995     1994     1993     1992    1991    1990   1989     1988
------------------------------------------------------------------------------------------------------------------------------------
Revenues/1/                                  31,265      33,767   32,751   28,758   27,521   29,109  28,443  26,337 20,260   17,562
------------------------------------------------------------------------------------------------------------------------------------
Depreciation of Fixed Assets                   -997      -1,044   -1,021     -893     -844     -901    -819    -750   -549     -514
------------------------------------------------------------------------------------------------------------------------------------
Operating Earnings after Depreciation/1/      1,137       2,113    2,181    1,574    1,311    1,219   1,417   1,386    918      543
------------------------------------------------------------------------------------------------------------------------------------
Income before Taxes/1/                          853       1,901    2,003    1,362      520      861     997   1,052    872      495
------------------------------------------------------------------------------------------------------------------------------------
Net Income before Minority Interest             595       1,242    1,361      795       72      528     633     628    628      409
------------------------------------------------------------------------------------------------------------------------------------
Net Income                                      572       1,233    1,315      760       68      505     609     590    589      386
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Consolidated Balance Sheet
------------------------------------------------------------------------------------------------------------------------------------
Cash and Marketable Securities                5,790       5,553    6,831    7,612    5,700    5,534   5,211   4,975  4,332    3,496
------------------------------------------------------------------------------------------------------------------------------------
Other Current Assets                         14,846      15,606   15,437   12,348   10,672   11,432  12,688  12,848 10,470    9,272
------------------------------------------------------------------------------------------------------------------------------------
Fixed Assets                                  9,148       9,737    9,808    9,095    8,532    8,983  10,157  10,286  7,743    4,597
------------------------------------------------------------------------------------------------------------------------------------
Total Assets                                 29,784      30,896   32,076   29,055   24,904   25,949  28,056  28,109 22,545   17,365
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Liabilities                          16,520      17,147   17,302   15,458   13,390   13,203  15,394  15,441 13,209    9,193
------------------------------------------------------------------------------------------------------------------------------------
Advances from Customers                       2,612       2,610    3,576    3,417    2,567    2,983   2,820   2,798  1,768    1,794
------------------------------------------------------------------------------------------------------------------------------------
Medium- and Long-Term Loans                   2,511       1,823    2,644    3,049    2,866    2,993   2,496   2,712  1,746    1,541
------------------------------------------------------------------------------------------------------------------------------------
Other Long-Term Liabilities                   2,538       3,094    2,971    2,732    2,244    2,384   2,547   2,442  1,447    1,329
------------------------------------------------------------------------------------------------------------------------------------
Stockholders' Equity incl. Minority Interest  5,603       6,222    5,583    4,399    3,837    4,386   4,799   4,715  4,375    3,508
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Consolidated Statement of Cash Flows
------------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities          1,791         834      951    2,135    1,515    1,942   2,128   1,044  1,437      833
------------------------------------------------------------------------------------------------------------------------------------
Cash  Flows from Investing Activities          -726      -1,118     -402     -501     -839     -373    -316  -1,024 -3,951     -580
------------------------------------------------------------------------------------------------------------------------------------
Cash  Flows from Financing Activities          -417        -855   -1,696     -122      -54     -477  -1,528     218  3,323     -867
------------------------------------------------------------------------------------------------------------------------------------
Effects of Translation Differences             -411        -139      366      400     -456     -769     -48     405     27     -492
------------------------------------------------------------------------------------------------------------------------------------
Net Change in Cash and Marketable Securities    237      -1,278     -781    1,912      166      323     236     643    836   -1,106
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Data
------------------------------------------------------------------------------------------------------------------------------------
Orders Received /1/,/2/                      34,803      33,884   35,163   30,827   28,644   31,153  29,209  28,938 21,348   17,572
------------------------------------------------------------------------------------------------------------------------------------
Capital Expenditure for Tangible Fixed
Assets                                        1,093       1,168    1,171      935      816      957   1,035     961    783      736
------------------------------------------------------------------------------------------------------------------------------------
Capital Expenditure for Acquisitions            302         333      315      196      212      253     612     677  3,090      544
------------------------------------------------------------------------------------------------------------------------------------
Expenditure for Research and Development      2,657       2,638    2,627    2,353    2,271    2,386   2,342   1,931  1,361    1,255
------------------------------------------------------------------------------------------------------------------------------------
Dividends Declared Pertaining to
Fiscal Year (Swiss francs in millions)          700         650      520      370      340      340     330     300    290      200
------------------------------------------------------------------------------------------------------------------------------------
Number of Employees                         213,057     214,894  209,637  207,557  206,490  213,407 214,399 215,154 189,493 169,459
------------------------------------------------------------------------------------------------------------------------------------
Net cash/net debt position                    1,564      1,204     1,997    1,686      242      -7     -950  -2,110  -1,760     576
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Ratios
------------------------------------------------------------------------------------------------------------------------------------
Operating Earnings/Revenues/1/                  3.6%      6.3%     6.7%      5.5%      4.8%   4.2%     5.0%    5.3%     4.5%    3.1%
------------------------------------------------------------------------------------------------------------------------------------
Return on Equity                               10.3%     22.2%    28.4%     20.2%      1.8%  11.8%    13.9%   14.5%    16.8%   12.5%
------------------------------------------------------------------------------------------------------------------------------------
Return on Capital Employed/1/                  12.2%     19.9%    21.8%     16.9%     15.4%   14.7%   14.7%  17.3%     15.1%   11.6%
------------------------------------------------------------------------------------------------------------------------------------

/1/ 1988 to 1996 restated; refer to section N in the Principles of
    Consolidation.
/2/ 1996 and 1997 restated to reflect the indefinite delay of the Bakun project.

ABB PARENT COMPANIES' ANNUAL REPORTS 1997


ABB AB Shareholders      ABB AG Shareholders            [PHOTO]

    ABB AB                   ABB AG
  Stockholm                  Baden
    Sweden                 Switzerland

      50%                     50%                       [PHOTO]

        ABB Asea Brown Boveri Ltd
                Zurich
              Switzerland
                                                        [PHOTO]
       ABB Asea Brown Boveri Group
            1,000 Companies

     37 Business Areas organized into
          4 Business Segments                           [PHOTO]



ABB AB (Sweden) and ABB AG (Switzerland) are the two sole owners in equal parts of ABB Asea Brown Boveri Ltd, Zurich (Switzerland), which is the holding company of the ABB Group with approximately 1,000 companies around the world. The two parent companies each provide a transparent vehicle for investing in ABB as virtually all of their income and stockholders' equity comes from their respective 50-percent shares of the ABB Group income and equity. For a full report on the development of the ABB Group, refer to pages 1-62 in the combined Annual Report.

ABB companies throughout the world report their income and financial position in local currencies, which are then translated to U.S. dollars to establish the ABB Group's consolidated accounts. In order to compute the income of the two parent companies, ABB AB (Sweden) and ABB AG (Switzerland), their 50-percent shares of ABb Group income are translated from U.S. dollars to Swedish Krona (SKr) and Swiss Francs (SFr), respectively.

ABB AB ANNUAL REPORT 1997


ABB AB BOARD OF DIRECTORS AND AUDITORS

--------------------------------------------------------------------------------
Honorary Chairman
--------------------------------------------------------------------------------
Curt Nicolin (born 1921).
--------------------------------------------------------------------------------
President of ASEA 1961-1975.
--------------------------------------------------------------------------------
Chairman 1976-1991.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Members elected by the shareholders
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Chairman
--------------------------------------------------------------------------------
Bjorn Svedberg (born 1937).  Elected 1991.
--------------------------------------------------------------------------------
Chairman: Ericsson.
--------------------------------------------------------------------------------
Board Member: ABB Asea Brown Boveri Ltd, Incentive,
--------------------------------------------------------------------------------
STORA, Volvo.  Shares held: 0.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
President
--------------------------------------------------------------------------------
Claes Dahlback (born 1947).  Elected 1985.
--------------------------------------------------------------------------------
President: Investor.
--------------------------------------------------------------------------------
Chairman: The Swedish Wine & Spirits Corp.
--------------------------------------------------------------------------------
Deputy Chairman: Skandinaviska Enskilda Banken.
--------------------------------------------------------------------------------
Board Member: ABB Asea Brown Boveri Ltd,
--------------------------------------------------------------------------------
Astra, Electrolux, STORA.  Shares held: 5,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Donald H. Rumsfeld (born 1932).  Elected 1996.
--------------------------------------------------------------------------------
Chairman: Gilead Sciences.
--------------------------------------------------------------------------------
Board Member: ABB Asea Brown Boveri Ltd,
--------------------------------------------------------------------------------
Gulfstream Aerospace, Kellogg,
--------------------------------------------------------------------------------
Sears Roebuck, Tribune Company.
--------------------------------------------------------------------------------
Former U.S. Ambassador to NATO, U.S. Secretary of
--------------------------------------------------------------------------------
Defense, CEO of G.D. Searle & Co., and CEO of General
--------------------------------------------------------------------------------
Instrument Corp. Shares held: 100 (ADR).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Peter D. Sutherland (born 1946).  Elected 1996.
--------------------------------------------------------------------------------
Chairman and Managing Director: Goldman
--------------------------------------------------------------------------------
Sachs International.
--------------------------------------------------------------------------------
Chairman: British Petroleum.
--------------------------------------------------------------------------------
Board Member: ABB Asea Brown Boveri Ltd,
--------------------------------------------------------------------------------
Ericsson, Investor.
--------------------------------------------------------------------------------
Former Director-General GATT and WTO,
--------------------------------------------------------------------------------
Former EU Commissioner.  Shares held: 0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ABB AB's Statutory Auditors and Group Auditors
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Gunnar Widhagen (born 1938).  Elected 1985.
--------------------------------------------------------------------------------
(Elected Deputy Auditor 1973.)
--------------------------------------------------------------------------------
Authorized Public Accountant.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Carl-Gustaf Gutberg (born 1946).  Elected 1994.
--------------------------------------------------------------------------------
(Elected Deputy Auditor 1988.)
--------------------------------------------------------------------------------
Authorized Public Accountant.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Deputy Auditors:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Torbjorn Hanson (1943).  Elected 1985.
--------------------------------------------------------------------------------
Authorized Public Accountant.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Jan Birgerson (1954).  Elected 1996.
--------------------------------------------------------------------------------
Authorized Public Accountant.
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS REPORT



ABB AB and associated company
ABB AB's share of ABB Group's earnings before taxes and after minority interests for 1997 was $ 409 million (1996: $ 939 million), a decrease of 56 percent. The decrease is mainly due to the $ 866 million extraordinary restructuring charge taken by the ABB Group in 1997. The average US$ exchange rate increased 13 percent from SKr 6.71/US$ during 1996 to SKr 7.61/US$ in 1997. The year-end exchange rate was up 15 percent from SKr 6.89/US$ at the close of 1996 to SKr 7.90/US$ at December 31, 1997. After exchange rate changes, ABB AB's share of earnings before taxes and after minority interests from the ABB Group decreased from SKr 6,304 million in 1996 to SKr 3,116 million in 1997. ABB AB's income before taxes, including associated company, amounted to SKr 3,114 million (1996: 6,312 million) in 1997. After taxes of SKr 940 million (1996: 2,168 million), net income amounted to SKr 2,174 million (1996: 4,144 million) for the year.
Net income per share amounted to SKr 2.32 in 1997. Net income per share in 1996, adjusted for the 10:1 stock split in ABB AB shares in April 1997, amounted to SKr 4.42. Excluding ABB AB's portion of the restructuring charge, net income per share increased 8 percent to SKr 4.77.


ABB AB, parent company
For fiscal year 1997, ABB AB will receive a dividend of SFr 350 million from ABB Asea Brown Boveri Ltd. In order for profits generated by the ABB Group in 1997 to be made available to ABB AB shareholders in the spring of 1998, the amount in SKr of 1,920 million was anticipated in the parent company's 1997 financial statements.
Administrative and personnel expenses decreased from SKr 18 million in 1996 to SKr 11 million in 1997, and interest net decreased from SKr 26 million to SKr 9 million. Net income amounted to SKr 1,925 million (1996: 1,660 million) for the year.
The Board of Directors of ABB AB has proposed a dividend of SKr 2.10 per share, totaling SKr 1,970 million (1996: 1,641 million). Dividend per share in 1996, adjusted for the 10:1 stock split in ABB AB shares in April 1997, amounted to SKr 1.75.
For information on ABB AB's employees and on wages and salaries paid, see Note 2, "ABB AB Notes to the Financial Statement", on page 69.


Stock split in ABB AB shares
On April 3, 1997, the Annual General Meeting of ABB AB approved a 10:1 split of the ABB AB A and B shares, thereby lowering the par value of the shares from SKr 50 to SKr 5. Each old share conferred the right to 10 new shares of the same class. The total number of shares now amounts to 937,913,020. Trading in the new shares started on April 21, 1997.


Board of Directors
Mr. Claes Dahlback has announced his intention to resign from the Board of Directors of ABB AB at the next Annual General Meeting on April 2, 1998 and decided not to stand for reelection to the Board of ABB Group. After serving 13 years on the ABB AB and ABB Group Boards, Mr. Claes Dahlback has rendered great and lasting services on behalf of the company and the Board expresses its sincere gratitude and recognition for his valuable efforts. The remaining members are proposed to be reelected to the ABB AB Board. Mr. Percy N. Barnevik, Chairman of the ABB Group, will be proposed for election to the Board of ABB AB.


PROPOSED APPROPRIATION OF PROFITS

-------------------------------------------------------------------------------------------------------------
At the disposal of the Annual General Meeting are the following earnings:
-------------------------------------------------------------------------------------------------------------
income for the year                                                                                     1,925
-------------------------------------------------------------------------------------------------------------
and the balance carried forward                                                                         1,274
-------------------------------------------------------------------------------------------------------------
Total                                                                                                   3,199
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
The board of Directors and the President propose that the earnings be appropriated as follows:
-------------------------------------------------------------------------------------------------------------
to the Shareholders, a dividend of SKr 2.10 per share, totaling                                         1,970
-------------------------------------------------------------------------------------------------------------
to be carried forward                                                                                   1,229
-------------------------------------------------------------------------------------------------------------
Total                                                                                                   3,199
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
No transfer to restricted equity is required
-------------------------------------------------------------------------------------------------------------

ABB AB IN BRIEF

-------------------------------------------------------------------------------------------------------------
ABB AB and associated company, five-year overview
(Swedish krona in millions)
-------------------------------------------------------------------------------------------------------------
                                                          1997      1996      1995      1994      1993
-------------------------------------------------------------------------------------------------------------
Share in ABB Group earnings before taxes
and after minority interests/1/                          3,116     6,304     6,904     5,057     1,964
-------------------------------------------------------------------------------------------------------------
Parent Company's result before taxes
(excluding dividend from ABB)                               -2         8         7        -7       -13
-------------------------------------------------------------------------------------------------------------
Income before taxes/1/                                   3,114      6,312    6,911     5,050     1,951
-------------------------------------------------------------------------------------------------------------
Net income                                               2,174      4,144    4,682     2,923       252
-------------------------------------------------------------------------------------------------------------
Stockholders' equity                                    21,053     20,413   17,655    15,029    14,710
-------------------------------------------------------------------------------------------------------------
/1/ 1993-1996 restated to reflect changes in ABB Group accounts concerning
    "Current taxes, other", see page 46.


-------------------------------------------------------------------------------------------------------------
Per-share data (SKr)/1/
-------------------------------------------------------------------------------------------------------------
                                                          1997      1996      1995      1994      1993
-------------------------------------------------------------------------------------------------------------
Net income                                                2.32/2/   4.42      4.99/3/   3.21      0.28
-------------------------------------------------------------------------------------------------------------
Stockholders' equity                                      22.4      21.8      18.8      16.5      16.1
-------------------------------------------------------------------------------------------------------------
Dividend (1997 proposed)                                  2.10      1.75      1.60      1.15      1.00
-------------------------------------------------------------------------------------------------------------
/1/Per-share data 1993-1996 have been adjusted for the 10:1 stock split in ABB
   AB shares effective as of April 21, 1997.
/2/Excluding ABB AB's part of the ABB Group restructuring charge in 1997, net income per share was SKr 4.77.
/3/Excluding ABB AB's part of the gain from the transfer of the ABB Group transportation activities in 1995, net income per share was SKr 4.04.



-------------------------------------------------------------------------------------------------------------
Key ratios
-------------------------------------------------------------------------------------------------------------
                                                          1997      1996      1995      1994      1993
-------------------------------------------------------------------------------------------------------------
Pay-out ratio (%)                                         90.6      39.6      32.1      35.9     362.5
-------------------------------------------------------------------------------------------------------------
Direct yield (%)                                           2.2       2.3       2.5       2.1       1.7
-------------------------------------------------------------------------------------------------------------
Market-to-book (%)                                         418       354       343       329       366
-------------------------------------------------------------------------------------------------------------
P/E (price/net income)                                    40.5      17.4      12.9      16.9     213.8
-------------------------------------------------------------------------------------------------------------

See "Definitions and key ratios", page 70.

ABB AB INCOME STATEMENTS

-------------------------------------------------------------------------------------------------------------
                                                                            ABB AB and                ABB AB,
                                                            Notes   associated company/1/      parent company
-------------------------------------------------------------------------------------------------------------
Year ended December 31 (Swedish krona in millions)                         1997      1996/2/   1997      1996
-------------------------------------------------------------------------------------------------------------
Administrative expenses                                                     -11       -13       -11       -13
-------------------------------------------------------------------------------------------------------------
Personnel expenses                                              2             -        -5         -        -5
-------------------------------------------------------------------------------------------------------------
Share in ABB Group earnings before taxes and after minority
interests                                                                 3,116     6,304         -         -
-------------------------------------------------------------------------------------------------------------
Dividend income/3/                                                            -         -     1,927     1,652
-------------------------------------------------------------------------------------------------------------
Interest income                                                               9        27         9        27
-------------------------------------------------------------------------------------------------------------
Interest expense                                                              0        -1         0        -1
-------------------------------------------------------------------------------------------------------------
Income before taxes                                                       3,114     6,312     1,925     1,660
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Taxes                                                           4          -940    -2,168         -         0
-------------------------------------------------------------------------------------------------------------
Net income                                                                2,174     4,144     1,925     1,660
-------------------------------------------------------------------------------------------------------------
/1/ABB AB's share in the ABB Group results recognized according to the equity method.
/2/1996 restated to reflect changes in ABB Group accounts concerning "Current taxes, other", see page 46.
/3/of which anticipated in 1997 SKr 1,920 million and in 1996 SKr 1,645 million.


ABB AB STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------------------------------------
                                                                          ABB AB and                  ABB AB,
                                                                     associated company        parent company
-------------------------------------------------------------------------------------------------------------
Year ended December 31 (Swedish krona in millions)                         1997      1996      1997      1996
-------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
-------------------------------------------------------------------------------------------------------------
Income before taxes                                                       3,114     6,312     1,925     1,660
-------------------------------------------------------------------------------------------------------------
Adjustments for changes in pension liabilities                                -       -42         -       -42
-------------------------------------------------------------------------------------------------------------
Adjustments for earnings in equity accounted company
in excess of dividend                                                      -524    -2,639         -         -
-------------------------------------------------------------------------------------------------------------
                                                                          2,590     3,631     1,925     1,618
-------------------------------------------------------------------------------------------------------------
Changes in operating assets and liabilities:
-------------------------------------------------------------------------------------------------------------
Changes in other current receivables                                          0         1         0         1
-------------------------------------------------------------------------------------------------------------
Changes in receivables for anticipated dividend                               -         -         0      -155
-------------------------------------------------------------------------------------------------------------
Changes in accrued expenses                                                   -        -3      -275        -3
-------------------------------------------------------------------------------------------------------------
Changes in other current liabilities (excl. taxes due)                       -1         0        -1         0
-------------------------------------------------------------------------------------------------------------
                                                                          2,589     3,629     1,649     1,461
-------------------------------------------------------------------------------------------------------------
Taxes paid                                                                 -940    -2,168         0         0
-------------------------------------------------------------------------------------------------------------
Net cash from operating activities                                        1,649     1,461     1,649     1,461
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Cash flows from investing activities
-------------------------------------------------------------------------------------------------------------
Changes in financing receivables                                              4         2         4         2
-------------------------------------------------------------------------------------------------------------
Acquisition of shares and participations                                      -         -         0         -
-------------------------------------------------------------------------------------------------------------
Net cash from investing activities                                            4         2         4         2
-------------------------------------------------------------------------------------------------------------
Cash flows from financing activities
-------------------------------------------------------------------------------------------------------------
Dividend paid                                                            -1,639    -1,501    -1,639    -1,501
-------------------------------------------------------------------------------------------------------------
Changes in short-, medium- and long-term loans                               -4        -1        -4        -1
-------------------------------------------------------------------------------------------------------------
Net cash from financing activities                                       -1,643    -1,502    -1,643    -1,502
-------------------------------------------------------------------------------------------------------------
Net change in cash and cash equivalents                                      10       -39        10       -39
-------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at the beginning of the year                     176        215       176       215
-------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at the end of the year                           186        176       186       176
-------------------------------------------------------------------------------------------------------------

ABB AB BALANCE SHEETS/1/

=============================================================================================================
                                                                        ABB AB and                    ABS AB,
                                                       Notes    associated company/2/          parent company
-------------------------------------------------------------------------------------------------------------
December 31 (Swedish krona in millions)                           1997        1996        1997        1996
-------------------------------------------------------------------------------------------------------------
ASSETS
-------------------------------------------------------------------------------------------------------------
FIXED ASSETS
-------------------------------------------------------------------------------------------------------------
TANGIBLE ASSETS
-------------------------------------------------------------------------------------------------------------
Machinery and equipment                                              -           0           -           0
-------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
-------------------------------------------------------------------------------------------------------------
Shares and participations                              6        20,868      20,239       8,985       8,985
-------------------------------------------------------------------------------------------------------------
Financing receivables                                                1           5           1           5
-------------------------------------------------------------------------------------------------------------
TOTAL FIXED ASSETS                                              20,869      20,244       8,986       8,990
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
-------------------------------------------------------------------------------------------------------------
CURRENT RECEIVABLES
-------------------------------------------------------------------------------------------------------------
Other current receivables                                            3           3           3           3
-------------------------------------------------------------------------------------------------------------
Receivables for anticipated dividend                                 -           -       1,920       1,645
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
CASH AND MARKETABLE SECURITIES                                     186         176         186         176
-------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                               189         179       2,109       1,824
-------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                    21,058       20,423     11,095      10,814
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
EQUITY AND LIABILITIES
-------------------------------------------------------------------------------------------------------------
EQUITY                                              5, 7
-------------------------------------------------------------------------------------------------------------
RESTRICTED EQUITY
-------------------------------------------------------------------------------------------------------------
Share capital                                                    4,690       4,690       4,690       4,690
-------------------------------------------------------------------------------------------------------------
Restricted reserves                                              3,201       3,201       3,201       3,201
-------------------------------------------------------------------------------------------------------------
Equity method reserve                                            9,714       7,125           -           -
-------------------------------------------------------------------------------------------------------------
UNRESTRICTED EQUITY
-------------------------------------------------------------------------------------------------------------
Retained earnings                                                1,274       1,253       1,274       1,253
-------------------------------------------------------------------------------------------------------------
Net income                                                       2,174       4,144       1,925       1,660
-------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                      21,053      20,413      11,090      10,804
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
PROVISIONS FOR PENSIONS                                              -           0           -           0
-------------------------------------------------------------------------------------------------------------
MEDIUM- AND LONG-TERM LOANS                            3             1           5           1           5
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
-------------------------------------------------------------------------------------------------------------
Short-term loans                                       3             3           3           3           3
-------------------------------------------------------------------------------------------------------------
Other current liabilities                                            0           1           0           1
-------------------------------------------------------------------------------------------------------------
Accrued expenses                                                     1           1           1           1
-------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                            4           5           4           5
-------------------------------------------------------------------------------------------------------------
TOTAL EQUITY AND LIABILITIES                                    21,058      20,423      11,095      10,814
-------------------------------------------------------------------------------------------------------------

=============================================================================================================
ASSET PLEDGED                                                        -           -           -           -
-------------------------------------------------------------------------------------------------------------
CONTINGENT LIABILITIES                                               -           -           -           -
-------------------------------------------------------------------------------------------------------------
/1/Changed format due to the 1997 Swedish Annual Report Act.
/2/ABB AB's investment in the ABB Group accounted according to the equity method.

ABB AB NOTES TO THE FINANCIAL STATEMENTS
(SWEDISH KRONA IN MILLIONS)


NOTE 1, PRINCIPLES OF ACCOUNTING

Principles of accounting for associated company
The equity method is used in accounting for the interest of ABB AB in the ABB Group. The method is in accordance with the recommendation issued by the Swedish Financial Accounting Standard Council. Following the equity method, ABB AB reports its share in the ABB Group's earnings and stockholders equity only, and not a full consolidation. The ABB Group accounting is in accordance with the International Accounting Standards (IAS). There are no deviations from the recommendations of the Swedish Financial Accounting Standards Council.

Anticipated dividend
In ABB AB's financial statements for 1997, the proposed dividend from ABB Asea Brown Boveri Ltd for fiscal year 1997 has been anticipated. This procedure was also used in 1996.

Taxation
Provision is made for all taxes estimated to be payable on reported income. These taxes are calculated in accordance with the applicable regulations.

Cash and marketable securities
Bank balances and fixed-term deposits of ABB AB are stated at face value.

Foreign currencies
ABB AB's share of ABB Group's earnings is based on the average SKr/US$ exchange rate and ABB AB's share of ABB Group's stockholders' equity is based on the year-end SKr/US$ exchange rate. The average SKr/US$ rate during 1997 was SKr 7.61/US$ (1996: SKr 6.71/US$), while the year-end 1997 SKr/US$ rate was
SKr 7.90/US$ (December 31, 1996: SKr 6.89/US$).


NOTE 2, EMPLOYEES, WAGES AND SALARIES
=====================================================
(Swedish Krona in millions,
unless stated otherwise)                    ABB AB/1/
-----------------------------------------------------
Sweden = Total                           1997  1996
-----------------------------------------------------
Average number of employees                 -     2
-----------------------------------------------------
Of whom, women, percent                     -    75
-----------------------------------------------------
Wages and salaries                          -     3
-----------------------------------------------------
Of which, paid to Board of Directors
and President                               -     2
-----------------------------------------------------
Social security costs                       -     1
-----------------------------------------------------
Pension costs                               -     1
-----------------------------------------------------
Of which, paid to Board of Directors
and President                               -     1
-----------------------------------------------------
/1/As of July 1, 1996 ABB AB has no employees.

Compensation of the Board of Directors and President
At the 1997 Annual General Meeting, shareholders adopted a resolution stating that no compensation should be paid to the Board of Directors for the year 1997.


NOTE 3, LOANS (SHORT- AND LONG-TERM  PORTION)
Loans consist of bonds designating ABB AB as the formal borrower, although the loans are actually attributable to Incentive AB and on which ABB AB has a corresponding receivable. There are two loans, each with an original amount of SKr 18 million and an interest rate of 7.25% issued 1973 and 1974 and maturing 1998 and 1999. The remaining short-term loan amounts to SKr 3 million (1996:
3 million) and the long-term loan amounts to SKr 1 million (1996: 5 million).


ABS AS AND ASSOCIATED COMPANY
NOTE 4, TAXES
=====================================================
                                         1997    1996
-----------------------------------------------------
Current taxes, income/1/                1,434   1,446
-----------------------------------------------------
Deferred taxes/1/                        -494     722
-----------------------------------------------------
TOTAL                                     940   2,168
-----------------------------------------------------
/1/Associated company only                  -       -

NOTE 5, STOCKHOLDERS' EQUITY
======================================================================================================================
                                              Share       Restricted     Equity meth-     Retained      Net      Total
                                            capital         reserves       od reserve     earnings   income
----------------------------------------------------------------------------------------------------------------------
Opening balance sheet                         4,690            3,201            7,125        5,397              20,413
----------------------------------------------------------------------------------------------------------------------
Share of earnings in the ABB Group
in excess of dividend                                                           2,485       -2,485
----------------------------------------------------------------------------------------------------------------------
Dividend/1/                                                                                 -1,639              -1,639
----------------------------------------------------------------------------------------------------------------------
Equity interest ABB Asea Brown Boveri Ltd
----------------------------------------------------------------------------------------------------------------------
Translation differences and other                                                 104            1                 105
----------------------------------------------------------------------------------------------------------------------
Net income 1997                                                                                       2,174      2,174
----------------------------------------------------------------------------------------------------------------------
CLOSING BALANCE SHEET                         4,690            3,201            9,714        1,274    2,174     21,053
----------------------------------------------------------------------------------------------------------------------
/1/Dividend paid out 1997                                                                                        1,641
   Correction for dividend not claimed from earlier years                                                           -2
   Dividend                                                                                                      1,639


ABB AB, PARENT COMPANY
NOTE 6, SHARES AND PARTICIPATIONS
=============================================================================================================================
                                    Equity       Net        Number    Percent         Par value      Book value    Book value
                                              income     of shares    holding                            ABB AB    ABB AB and
                                                                                                   parent comp.   assoc.comp.
-----------------------------------------------------------------------------------------------------------------------------
ABB Asea Brown Boveri Ltd,
Zurich, Switzerland/1/              41,736    4,348      1,384,000         50  SFr 1,384 million          8,935        20,868
-----------------------------------------------------------------------------------------------------------------------------
ASEA AB, Vasteras, Sweden/2/ SKr   100,000        -          1,000         100       SKr 100,000              0             -
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                     8,935        20,868
-----------------------------------------------------------------------------------------------------------------------------
/1/No change compared to 1996
/2/Bought during 1997


NOTE 7, STOCKHOLDERS' EQUITY
===============================================================================================================
                                              Share   Restricted        Retained          Net             Total
                                            capital     reserves        earnings       income
---------------------------------------------------------------------------------------------------------------
Opening balance sheet                         4,690        3,201           2,913                         10,804
---------------------------------------------------------------------------------------------------------------
Dividends                                                                 -1,639                         -1,639
---------------------------------------------------------------------------------------------------------------
Net income 1997                                                                         1,925             1,925
---------------------------------------------------------------------------------------------------------------
CLOSING BALANCE SHEET                         4,690        3,201           1,274        1,925            11,090
---------------------------------------------------------------------------------------------------------------



DEFINITIONS AND KEY RATIOS

The key ratios below are based on recommenda-       2 STOCKHOLDERS' EQUITY PER SHARE
tions of the Industry and Commerce Committee        Stockholders' equity per share is calculated on
of the Stockholm Stock Exchange (NBK).              total stockholders' equity in ABB AB and associ-
                                                    ated company balance sheet, divided by the
                                                    number of shares outstanding at year-end.
I EARNINGS PER SHARE
Earnings per share are calculated in
accordance with the equity accounting             3 MARKET CAPITALIZATION OF ABB AB
method considering ABB AB's share in ABB            The market capitalization of ABB AB is calculated
Group net income plus ABB AB's own net              on the number of shares outstanding at year-end.
income. Earnings per share are calculated
on the basis of the average number of
shares outstanding during the period.

Stockholm, February 25, 1998

BJORN SVEDBERG (Chairman)          CLAES DAHLBACK (President)           DONALD H. RUMSFELD           PETER D. SUTHERLAND



AUDITORS' REPORT
To the general meeting of the shareholders of ABB AB.
We have audited the parent company and the consolidated financial statements, the accounts and the administration of the board of directors and the managing director of ABB AB for the 12 month period ending on month December 1997. These accounts and the administration of the Company are the responsibility of the board of directors and the managing director. Our responsibility is to express an opinion on the financial statements and the administration based on our audit.
We conducted our audit in accordance with Generally Accepted Auditing Standards in Sweden. Those Standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and their application by the board of directors and the managing director, as well as evaluating the overall presentation of information in the financial statements. We examined significant decisions, actions taken and circumstances of the Company in order to be able to determine the possible liability to the Company of any board member or the managing director or whether they have in some other way acted in contravention of the Companies Act, the Annual Accounts Act or the Articles of Association. We believe that our audit provides a reasonable basis for our opinion set out below.
In our opinion, the parent company and the consolidated financial statements have been prepared in accordance with the Annual Accounts Act and give a true and fair view of the result of its operations and of the financial position of the Parent Company and the Group, and, consequently we recommend that the income statements and the balance sheets of the Parent Company and the Group be adopted, and that the profit (loss) of the Parent Company be dealt with in accordance with the proposal in the Administration Report.
In our opinion, the board members and the managing director have not committed any act or been guilty of any omission, which could give rise to any liability to the Company. We therefore recommend that the members of the board of directors and the managing director be discharged from liability for the financial year.

Stockholm, February 25, 1998

Gunnar Widhagen              Carl-Gustaf Gutberg
Authorized Public            Authorized Public
Accountant                   Accountant

ABB AB Investor Information


Dividend policy and dividend
ABB AB's principal source of revenue is dividend income on its holding of shares in ABB Asea Brown Boveri Ltd. The Board of Directors' policy is to distribute the full dividend received from ABB Asea Brown Boveri Ltd to its shareholders. The amount of the dividend, calculated in SKr, is affected both by the actual amount paid by ABB in SFr and the SKr/SFr exchange rate on the dividend date.

For fiscal year 1997, ABB AB will receive a dividend of SFr 350 million from ABB (dividend payment is received in April, 1998). This dividend from ABB Asea Brown Boveri Ltd has been hedged and equals SKr 1,931 million. In order for profits generated by the ABB Group in 1997 to be made available to ABB AB shareholders in the spring of 1998, SKr 1,920 million was anticipated in the Parent Company's 1997 financial statements.

The Board of Directors of ABB AB, accordingly, has resolved to propose a dividend of SKr 2.10 per share, totaling SKr 1,970 million (1996: 1,641 million). Dividend per share in 1996, adjusted for the I0:1 stock split in ABB AB shares in April 1997, amounted to SKr 1.75.

During 1997, for fiscal year 1996, ABB AB received a dividend of SFr 325 million from ABB, corresponding to SKr 1,652 million. In order for profits generated by the ABB Group in 1996 to be made available to ABB AS shareholders in the spring of 1997, SKr 1,645 million of the dividend in question was anticipated in the Parent Company's 1996 financial statements. The dividend that ABB AB received from ABB Asea Brown Boveri Ltd is not subject to Swedish taxation.


================================================================================
Turnover of ABB AB shares 1993-1997
(millions of shares)
--------------------------------------------------------------------------------
                               1997       1996       1995       1994        1993
--------------------------------------------------------------------------------
Stockholm
Stock Exchange                  450        416        435        484         278
--------------------------------------------------------------------------------
London Stock Exchange
(incl. SEAQ International)      404        423        366        386         383
--------------------------------------------------------------------------------
NASDAQ (New York), ADR's          6          6          7          6           3
--------------------------------------------------------------------------------
Other Stock Exchanges            11          1          0          1           1
--------------------------------------------------------------------------------
Turnover data 1 993-96 have been adjusted for 10:1 stock split in ABB AB shares effective as of April 21, 1997.


ABB AB shareholders

As of December 31, 1997, the total number of ABB AB shareholders was 170,125 (December 31, 1996: 74,737). About 55 percent of ABB AB's shares are owned by institutional investors in Sweden. Non-Swedish shareholders own approximately
31.7 percent of the share capital (1996:34.9) and 23.3 percent of the votes (1996: 24.8).

================================================================================
Ten largest ABB AB shareholders, December 31, 1997*
According to the Swedish Securities Register center, VPC AB
--------------------------------------------------------------------------------
                                Number of        % of voting        % of capital
                              shares held             rights               stock
--------------------------------------------------------------------------------
Incentive AB                   117,786,470              16.9                12.6
--------------------------------------------------------------------------------
Investor AB                     62,118,530               8.9                 6.6
--------------------------------------------------------------------------------
Fourth National Pension
Insurance Fund                  57,383,250               8.3                 6.1
--------------------------------------------------------------------------------
Swedish Staff Pension
Society (SPP)                   37,759,520               3.7                 4.0
--------------------------------------------------------------------------------
Nordbanken funds                32,751,850               2.7                 3.5
--------------------------------------------------------------------------------
AMF Pension (insurance)         18,450,000               1.4                 2.0
--------------------------------------------------------------------------------
Foreningssparbanken funds       17,214,910               2.3                 1.8
--------------------------------------------------------------------------------
Trygg-Hansa Liv                 16,786,078               1.8                 1.8
--------------------------------------------------------------------------------
Handelsbanken funds             15,722,254               2.0                 1.7
--------------------------------------------------------------------------------
Skandia (insurance)             14,514,340               1.6                 1.5
--------------------------------------------------------------------------------
/*/ including known changes after this date



================================================================================
Shareholders and shares held, by size of holding, December 31, 1997
--------------------------------------------------------------------------------
Size of                      Number of              Number of         Percent of
holding                   shareholders            shares held      capital stock
--------------------------------------------------------------------------------
1-500                          120,706             14,684,413               1.57
--------------------------------------------------------------------------------
501-1,000                       20,404             17,008,766               1.81
--------------------------------------------------------------------------------
1,001-10,000                    26,723             76,328,750               8.14
--------------------------------------------------------------------------------
10,001-100,000                   1,883             47,276,436               5.04
--------------------------------------------------------------------------------
100,001-                           409            782,614,655              83.44
--------------------------------------------------------------------------------
Total                          170,125            937,913,020             100.00
--------------------------------------------------------------------------------


================================================================================
Net exports (from Sweden) of ABB AB shares, 1993-1997, SKr millions
--------------------------------------------------------------------------------
1997               1996                1995               1994              1993
--------------------------------------------------------------------------------
-3,433            1,470               1,968              4,145             3,222
--------------------------------------------------------------------------------

Trend of ABB AB share prices during 1997

During 1997, the price of ABB AB A-shares traded on the Stockholm Stock Exchange increased by 22 percent, which meant that the shares developed less than the general trend in Stockholm (Affarsvarlden Generalindex: +25%). In New York, where ABB AB shares are traded in US$, the price trend was positive (+5%), but below that of the NASDAQ Composite Index (+22%).



Price Trend for ABB AB B shares, Stockholm

--------------------------------------------------------------------------------------------------------------------
(adjust for the split)
--------------------------------------------------------------------------------------------------------------------
                                                                                           AFFV-Index
  Year                  Month           High            Low             AFFV-Index           Rebased
--------------------------------------------------------------------------------------------------------------------
  1996                   Jan            67.0            84.5              1765.7               65.8
--------------------------------------------------------------------------------------------------------------------
                         Feb            69.6            65.6              1885.4               69.5
--------------------------------------------------------------------------------------------------------------------
                         Mar            69.6            67.1              1898.0               70.7
--------------------------------------------------------------------------------------------------------------------
                         Apr            71.1            67.8              1933.0               72.0
--------------------------------------------------------------------------------------------------------------------
                         May            70.5            68.4              1970.2               73.4
--------------------------------------------------------------------------------------------------------------------
                         June           70.3            63.6              1981.5               73.8
--------------------------------------------------------------------------------------------------------------------
                         July           70.9            65.8              1899.5               70.7
--------------------------------------------------------------------------------------------------------------------
                         Aug            72.8            67.1              2004.4               74.6
--------------------------------------------------------------------------------------------------------------------
                         Sep            71.7            69.4              2091.3               77.9
--------------------------------------------------------------------------------------------------------------------
                         Oct            75.0            70.7              2139.2               79.7
--------------------------------------------------------------------------------------------------------------------
                         Nov            78.2            73.8              2312.3               86.1
--------------------------------------------------------------------------------------------------------------------
                         Dec            79.5            75.6              2402.9               89.5
--------------------------------------------------------------------------------------------------------------------
  1997                   Jan            91.5            76.5              2572.0               95.8
--------------------------------------------------------------------------------------------------------------------
                         Feb            93.4            83.9              2687.9              100.1
--------------------------------------------------------------------------------------------------------------------
                         Mar            88.5            83.5              2783.4              103.6
--------------------------------------------------------------------------------------------------------------------
                         Apr            95.0            82.5              2679.8               99.8
--------------------------------------------------------------------------------------------------------------------
                         May           110.0            96.5              2835.7              105.8
--------------------------------------------------------------------------------------------------------------------
                         Jun           114.0           102.5              3024.0              112.6
--------------------------------------------------------------------------------------------------------------------
                         July          114.0           105.0              3192.2              118.9
--------------------------------------------------------------------------------------------------------------------
                         Aug           126.0           105.5              3040.4              113.2
--------------------------------------------------------------------------------------------------------------------
                         Sep           118.0           105.5              3246.3              120.9
--------------------------------------------------------------------------------------------------------------------
                         Oct           111.0            82.0              2881.7              107.3
--------------------------------------------------------------------------------------------------------------------
                         Nov            96.0            82.5              3023.7              112.8
--------------------------------------------------------------------------------------------------------------------
                         Dec            97.5            85.0              2999.9              111.7


Price Trend for ABB AB ADRs in the United States


--------------------------------------------------------------------------------------------------------------------
(adjust for the split)
--------------------------------------------------------------------------------------------------------------------
                                                                                             NASDAQ
                                      ABB AB ADR    ABB AB ADR           NASDAQ              Index
  Year                  Month           High            Low         COMPOSITION INDES        Rebased
--------------------------------------------------------------------------------------------------------------------
  1996                   Jan          100.75            93.50             1059.79              97.13
--------------------------------------------------------------------------------------------------------------------
                         Feb          103.50            94.50             1100.05             100.81
--------------------------------------------------------------------------------------------------------------------
                         Mar          104.50            98.50             1101.40             100.94
--------------------------------------------------------------------------------------------------------------------
                         Apr          104.75           100.75             1190.52             109.11
--------------------------------------------------------------------------------------------------------------------
                         May          104.00           100.87             1243.43             113.95
--------------------------------------------------------------------------------------------------------------------
                         Jun          106.75           102.13             1185.02             108.60
--------------------------------------------------------------------------------------------------------------------
                         July         108.00           101.00             1124.92             103.09
--------------------------------------------------------------------------------------------------------------------
                         Aug          109.38           102.63             1141.50             104.61
--------------------------------------------------------------------------------------------------------------------
                         Sep          107.50           106.38             1226.89             112.44
--------------------------------------------------------------------------------------------------------------------
                         Oct          113.50           108.75             1221.51             111.95
--------------------------------------------------------------------------------------------------------------------
                         Nov          117.83           111.50             1292.61             118.46
--------------------------------------------------------------------------------------------------------------------
                         Dec          116.50           110.50             1291.03             118.32
--------------------------------------------------------------------------------------------------------------------
  1997                   Jan          128.00           111.25             1379.85             126.46
--------------------------------------------------------------------------------------------------------------------
                         Feb          128.50           111.75             1309.00             119.96
--------------------------------------------------------------------------------------------------------------------
                         Mar          118.38           108.25             1221.70             111.96
--------------------------------------------------------------------------------------------------------------------
                         Apr          122.00           107.13             1260.76             115.54
--------------------------------------------------------------------------------------------------------------------
                         May          142.88           120.88             1400.32             128.33
--------------------------------------------------------------------------------------------------------------------
                         Jun          148.50           132.63             1442.07             132.16
--------------------------------------------------------------------------------------------------------------------
                         July         147.63           133.38             1593.81             146.07
--------------------------------------------------------------------------------------------------------------------
                         Aug          156.00           131.25             1587.32             145.47
--------------------------------------------------------------------------------------------------------------------
                         Sep          151.38           139.94             1685.69             154.49
--------------------------------------------------------------------------------------------------------------------
                         Oct          147.00           111.63             1593.61             146.05
--------------------------------------------------------------------------------------------------------------------
                         Nov          124.00           110.00             1500.55             146.68
--------------------------------------------------------------------------------------------------------------------
                         Dec          125.38           109.00             1570.35             143.92


--------------------------------------------------------------------------------
Per-share data/1/                               A Shares                B Shares
(in Swedish krona)
--------------------------------------------------------------------------------
                                        1997        1996        1997        1996
--------------------------------------------------------------------------------
Net income                              2.32/2/     4.42        2.32/2/     4.42
--------------------------------------------------------------------------------
Dividend (1997 proposed)                2.10        1.75        2.10        1.75
--------------------------------------------------------------------------------
Stockholders' equity                    22.4        21.8        22.4        21.8
--------------------------------------------------------------------------------
Price:            - High               126.0        79.9       126.0        79.5
--------------------------------------------------------------------------------
                  - Low                 76.8        64.5        76.5        64.5
--------------------------------------------------------------------------------
                  - Year-end            94.0        77.0        93.5        77.2
--------------------------------------------------------------------------------
Par value                                  5          50           5          50
--------------------------------------------------------------------------------
Vote per share                             1           1        1/10        1/10
--------------------------------------------------------------------------------
Key ratios/1/
--------------------------------------------------------------------------------
Return on equity (%)                    11.2        23.4        11.2        23.4
--------------------------------------------------------------------------------
Direct yield (%)                         2.2         2.3         2.2         2.3
--------------------------------------------------------------------------------
Market-to-book (%)                       420         353         417         354
--------------------------------------------------------------------------------
P/E (price/net income)                  40.5        17.4        40.3        17.5
--------------------------------------------------------------------------------
Number of shares outstanding     668,197,570  66,819,757 269,715,450  26,971,545
--------------------------------------------------------------------------------
% of total capital stock                71.2        71.2        28.8        28.8
--------------------------------------------------------------------------------
% of voting rights                      96.1        96.1         3.9         3.9
--------------------------------------------------------------------------------
Number of shares fully diluted   668,197,570  66,819,757 269,715,450  26,971,545
--------------------------------------------------------------------------------
Stock exchanges listing/3/                     Stockholm  Stockholm, Copenhagen,
                                                            London, NASDAQ (ADR)
--------------------------------------------------------------------------------
/1/ Per-share data and key ratios are based on year-end figures and the number of shares outstanding. Per-share data 1996 have been adjusted for 10:1 stock split in ABB AB shares effective as of April 21, 1997.
/2/ Excluding ABB AB's part of the restructuring charge in 1997, net income per share was SKr 4.77.
/3/ On NASDAQ in the U.S., ABB AB B shares are traded as level-two sponsored
    American Depositary Receipts (ADR). 1 ADR represents 10 B shares. ABB AB A and B shares are traded on SEAQ International, London. ABB AB B shares are traded on the "Freiverkehr" (third segment) in Munich.

ABB AB has no restriction as to share ownership. At the end of 1997, ABB AB's market capitalization, based on outstanding shares, was approximately SKr 88.0 billion ($ 11.1 billion), making ABB AB the fourth-largest company in Sweden in terms of market capitalization.

On April 3, 1997, the Annual General Meeting of ABB AB approved a 10:1 split of the ABB AB A and B shares, thereby lowering the par value of the shares from SKr 50 to SKr 5. Each old share conferred the right to 10 new shares of the same class. The total number of shares now amounts to 937,913,020. Trading in the new shares started on April 21, 1997.

ABB AB ANNUAL GENERAL MEETING


The Annual General Meeting of ABB AB will be held in the Aros Congress Center, Munkgatan 7, Vasteras, Sweden at 10.00 a.m., Thursday, April 2, 1998.

At the Annual General Meeting, approval is required from the ABB AB shareholders as to both the composition of the ABB Asea Brown Boveri Ltd Board and its dividend policy.

For withholding tax reasons, there is no longer any direct connection between the date of the Annual General Meeting and the date for dividend pay-out and ex-dividend trading. In 1998, the dividend pay-out and ex-dividend trading will take place as described in the following text.

NOTICE
Shareholders who wish to participate in the Meeting must notify the Board of Directors of their intention to attend, not later than 12.00 noon, Monday, March 30, 1998. Written notification should be made to:
ABB AB, S-72160 Vasteras, Sweden. Notification may also be made by telephone
Int + 46-8-670 74 30, + 46-21-41 93 58, or by fax, Int + 46-8-613 65 65.
Shareholders must state their name, address, telephone number, Swedish personal identity number (where applicable), and the number of shares held. Shareholders should also indicate whether they plan to be present for lunch and participate in the plant tour. ABB AB will confirm receipt of notification by sending an admission card to shareholders not later than Tuesday, March 31, 1998. This card should be shown when entering the premises for the meeting.

RIGHT TO PARTICIPATE
Only shareholders listed not later than March 23, 1998 in the share register maintained by Vardepapperscentralen VPC AB (Swedish Securities Register Center) are entitled to participate in the meeting. To be eligible to participate in the meeting, shareholders who have transferred their shares to the trust department of a bank, or to a private broker, must request that the shares be temporarily registered in their own name in the VPC share register. Shareholders must advise trustees of this request in ample time before March 23, 1998.

ADR HOLDERS
Registered holders of American Depositary Receipts representing ABB AB "B" shares have previously been advised by Citibank, N.A., the depositary, of the steps to be taken to comply with the requirements cited above if they wish to participate in the Annual General Meeting in person or by proxy. If a holder has not received these instructions, or desires additional information, the holder should call the depositary at + 1-800-422-2066.

RECORD DATE OF DIVIDEND
Tuesday, April 7, 1998, is the final day for trading in shares carrying rights to dividends. The Board of Directors has proposed Tuesday, April 14, 1998 as the record date for payment of the dividend. If shareholders at the Annual General Meeting approve this proposal, it is estimated that VPC will dispatch dividend payments on Tuesday, April 21, 1998. To facilitate dividend payments, shareholders should have a bank account which is linked to their VP securities account.

CHANGE OF ADDRESS
VPC automatically performs address changes for individuals who have made the customary definitive registration of their new address via the Swedish Post Office, providing that the shareholder has informed his/her bank that his/her VP account should be subject to this type of "SPAR" updating. This means that there is no obligation to inform ABB AB or VPC of a change of address. If preferred, it is possible to register a business address through a designated account operating institute, instead of using a personal address.

To ensure that dividend payments, information, etc., are sent to the correct address, legal entities should give notice of any change of address as soon as possible.

ABB AG ANNUAL REPORT 1997


ABB AG BOARD OF DIRECTORS AND AUDITORS

--------------------------------------------------------------------------------
Board of Directors
--------------------------------------------------------------------------------
As of December 31,1997
--------------------------------------------------------------------------------
Chairman
--------------------------------------------------------------------------------
Robert A. Jeker (born 1935)
--------------------------------------------------------------------------------
Chairman: Batigroup, Messe Basel, Stratec, Swiss Steel
--------------------------------------------------------------------------------
Vice Chairman: Georg Fischer
--------------------------------------------------------------------------------
Board Member: ABB Asea Brown Boveri Ltd,
--------------------------------------------------------------------------------
Neue Zurcher Zeitung
--------------------------------------------------------------------------------
Former President: Credit Suisse
--------------------------------------------------------------------------------
Elected 1986, term expiring 1999.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Deputy Chairman and President
--------------------------------------------------------------------------------
Bernd H. Muller-Berghoff (born 1930)
--------------------------------------------------------------------------------
Chairman: Fuchs Petrolub AG Oel + Chemie
--------------------------------------------------------------------------------
Board Member: ABB Asea Brown Boveri Ltd,
--------------------------------------------------------------------------------
Hannover Ruckversicherung
--------------------------------------------------------------------------------
Elected 1987, term expiring 1999.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Gerhard Cromme (born 1943)
--------------------------------------------------------------------------------
CEO: Fried. Krupp AG Hoesch-Krupp
--------------------------------------------------------------------------------
Board Member: ABB Asea Brown Boveri Ltd, Allianz,
--------------------------------------------------------------------------------
Suez Lyonnaise des Eaux, Veba, Volkswagen
--------------------------------------------------------------------------------
Elected 1997, term expiring 2001.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Edwin Somm (born 1933)
--------------------------------------------------------------------------------
Former CEO: ABB Switzerland
--------------------------------------------------------------------------------
Chairman: The Association of Swiss Engineering
--------------------------------------------------------------------------------
Employers, The Swiss Association of Machinery
--------------------------------------------------------------------------------
Manufacturers
--------------------------------------------------------------------------------
Board Member: ABB Asea Brown Boveri Ltd,
--------------------------------------------------------------------------------
Georg Fischer, Swiss Steel
--------------------------------------------------------------------------------
Elected 1997, term expiring 2001.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ABB AG's Statutory Auditors and Group Auditors
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
KPMG Klynveld Peat Marwick Goerdeler SA, Zurich
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS REPORT


ABB AG AND ASSOCIATED COMPANY
ABB AG's share of ABB Group's earnings before taxes and after minority interests for 1997 was $409 million (1996: $939 million), a decrease of 56 percent. The decrease is mainly due to the $866 million extraordinary restructuring charge taken by the ABB Group in 1997. The average US$ exchange rate was up 17 percent from SFr 1.23/US$ during 1996 to SFr 1.44/US$ in 1997. The year-end exchange rate was up 7 percent from SFr 1.35/US$ at the close of 1996 to SFr 1.45/US$ at December 31, 1997. After exchange rate changes, ABB AG's share of earnings before taxes and after minority interests from the ABB Group decreased from SFr 1,156 million in 1996 to SFr 590 million in 1997. ABB AG's own contribution to results before taxes from cash management activities amounted to SFr 25 million. This is below the SFr 30 million in 1996 due to the repayment of SFr 463 million to the shareholders on July 10, 1997. ABB AG's income before taxes, including associated company, amounted to SFr 615 million (1996: 1,186 million) in 1997. After taxes of SFr 183 million (1996: 403 million), net income amounted to SFr 432 million (1996: 783 million) for the year.

ABB AG's net income per Bearer share amounted to SFr 46.70 (1996: 85.40) and SFr
9.34 (1996: 17.08) per Registered share. Excluding ABB AG's portion of the restructuring charge, net income per share increased 10 percent to SFr 93.70 per Bearer share.

ABB AG, PARENT COMPANY
The dividend from ABB AG's shareholding in ABB Asea Brown Boveri Ltd amounted to SFr 325 million in 1997 (1996: SFr 260 million). Interest income and income on securities totaled SFr 30 million (1996: 46 million). Interest income and income on securities divided by average cash and marketable securities of SFr 650 million amounts to a return of 4.6 percent. Total expenditures decreased to SFr 15 million (1996: 27 million). Net income increased 21 percent from the previous year.

The proposed capital reduction via lowering of the nominal share value was approved at the annual general meeting on April 3, 1997. This led to a repayment of SFr 50 per bearer share and SFr 10 per registered share. A total of SFr 463 million was paid back to the shareholders on July 10, 1997.

For fiscal year 1997, ABB AG will receive a dividend of SFr 350 million from ABB Asea Brown Boveri Ltd. The Board of Directors proposes that the dividend to shareholders be increased to SFr 40 gross per Bearer share (1996: 38) and SFr 8 gross per registered share (1996: 7.60), a total of SFr 370 million (1996: 349).


BOARD OF DIRECTORS
Mr. Bernd H. Muller-Berghoff has announced his intention to resign from the Board of Directors of ABB AG at the next Annual General Meeting on April 2, 1998 and decided not to stand for reelection to the Board of ABB Group. After serving 11 years on the ABB AG and ABB Group Boards, Mr. Bernd H. Muller-Berghoff has rendered great and lasting services on behalf of the company and the Board expresses its sincere gratitude and recognition for his valuable efforts. Mr. Jurgen Dormann, CEO of Hoechst AG in Frankfurt, Germany will be proposed for election to the Boards of ABB AG and the ABB Group.

ABB AG IN BRIEF

====================================================================================================================
ABB AG and associated company, five-year overview
(Swiss francs in millions)
--------------------------------------------------------------------------------------------------------------------
                                                              1997          1996        1995         1994       1993
--------------------------------------------------------------------------------------------------------------------
Share in ABB Group earnings before taxes/1/
and after minority interests                                   590         1,156       1,146          899        374
--------------------------------------------------------------------------------------------------------------------
Parent Company's result before taxes
(excluding dividend from ABB)                                   25            30          50          -11         44
--------------------------------------------------------------------------------------------------------------------
Income before taxes/1/                                         615         1,186       1,196          888        418
--------------------------------------------------------------------------------------------------------------------
Net income                                                     432           783         822          505         88
--------------------------------------------------------------------------------------------------------------------
Stockholders' equity                                         4,140         4,640       3,604        3,096      3,079
--------------------------------------------------------------------------------------------------------------------
/1/ 1993-1996 restated to reflect changes in ABB Group accounts concerning
    "Current taxes, other", see page 46.

====================================================================================================================
Per-share data (SFr)
--------------------------------------------------------------------------------------------------------------------
                                                              1997          1996        1995         1994       1993
--------------------------------------------------------------------------------------------------------------------
Net income per:
--------------------------------------------------------------------------------------------------------------------
- Bearer share                                               46.70/1/      85.40       90.20/2/     57.30      10.00
--------------------------------------------------------------------------------------------------------------------
- Registered share                                            9.34/1/      17.08       18.04/2/     11.46       2.00
--------------------------------------------------------------------------------------------------------------------
Stockholders' equity per:
--------------------------------------------------------------------------------------------------------------------
- Bearer share/3/                                              447           506         395          351        349
--------------------------------------------------------------------------------------------------------------------
- Registered share/3/                                           89           101          79           70         70
--------------------------------------------------------------------------------------------------------------------
Dividend (1997 proposed) per:
--------------------------------------------------------------------------------------------------------------------
- Bearer share                                               40.00         38.00       30.00        20.00      18.00
--------------------------------------------------------------------------------------------------------------------
- Registered share                                            8.00          7.60        6.00         4.00       3.60
--------------------------------------------------------------------------------------------------------------------

/1/ Excluding ABB AG's part of the ABB Group restructuring charge in 1997, net income per Bearer share was SFr 93.70 and per Registered share SFr 18.74.

/2/ Excluding ABB AG's part of the gain from the transfer of the ABB Group transportation activities in 1995, net income per Bearer share was SFr 73.95 and per Registered share SFr 14.79.

/3/ Shareholders' equity per share reduced through lowering of the par value.
    This led to a repayment of SFr 50 per bearer share and SFr 10 per registered share. A total of SFr 463 million was paid back to the shareholders on July 10, 1997.

====================================================================================================================
Key ratios
--------------------------------------------------------------------------------------------------------------------
                                                              1997          1996        1995         1994       1993
--------------------------------------------------------------------------------------------------------------------
Pay-out ratio (%)                                             85.7          44.5        33.3         34.9      180.3
--------------------------------------------------------------------------------------------------------------------
Direct yield (%), Bearer share                                 2.2           2.3         2.2          1.8        1.7
--------------------------------------------------------------------------------------------------------------------
Market-to-book (%)                                             410           328         338          319        309
--------------------------------------------------------------------------------------------------------------------
P/E (price/net income), Bearer share                          39.3          19.5        14.9         19.7      108.6
--------------------------------------------------------------------------------------------------------------------
See "Definitions and key ratios," page 80.

ABB AG INCOME STATEMENTS


====================================================================================================================
                                                                                  ABB AG and                 ABB AG,
                                                                          associated company/1/       parent company
--------------------------------------------------------------------------------------------------------------------
Year ended December 31 (Swiss francs in millions)                           1997        1996/2/      1997       1996
--------------------------------------------------------------------------------------------------------------------
Share in ABB Group earnings before taxes and after minority interests       590        1,156            -          -
--------------------------------------------------------------------------------------------------------------------
Dividend income                                                               -            -          325        260
--------------------------------------------------------------------------------------------------------------------
Other operating income                                                        5            6            5          6
--------------------------------------------------------------------------------------------------------------------
Administrative expenses                                                      -4          -12           -4        -12
--------------------------------------------------------------------------------------------------------------------
Interest income                                                              30           46           30         46
--------------------------------------------------------------------------------------------------------------------
Interest expense                                                             -6          -10           -6        -10
--------------------------------------------------------------------------------------------------------------------
Income before taxes                                                         615        1,186          350        290
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Taxes                                                                      -183/3/      -403/3/        -5         -5
--------------------------------------------------------------------------------------------------------------------
Net income                                                                  432          783          345        285
--------------------------------------------------------------------------------------------------------------------

/1/ ABB AG's share in the ABB Group results recognized according to the equity method.
/2/ 1996 restated to reflect changes in ABB Group accounts concerning "Current taxes, other", see page 46.
/3/ Contains share in ABB Group taxes.


ABB AG STATEMENT OF CASH FLOWS/1/

====================================================================================================================
Year ended December 31 (Swiss francs in millions)                                                    1997       1996
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
--------------------------------------------------------------------------------------------------------------------
Income before taxes                                                                                   350        290
--------------------------------------------------------------------------------------------------------------------
Changes in operating assets and liabilities:
--------------------------------------------------------------------------------------------------------------------
Changes in other current receivables                                                                    5          6
--------------------------------------------------------------------------------------------------------------------
Changes in other current liabilities (excl. taxes due)                                                 -3          0
--------------------------------------------------------------------------------------------------------------------
                                                                                                      352        296
--------------------------------------------------------------------------------------------------------------------
Taxes paid                                                                                             -9         -4
--------------------------------------------------------------------------------------------------------------------
Net cash from operating activities                                                                    343        292
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
--------------------------------------------------------------------------------------------------------------------
Changes in financing receivables                                                                      148         -1
--------------------------------------------------------------------------------------------------------------------
Net cash from investing activities                                                                    148         -1
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
--------------------------------------------------------------------------------------------------------------------
Dividend paid                                                                                        -348       -274
--------------------------------------------------------------------------------------------------------------------
Placement of remaining shares in ABB employee share ownership program                                   0         22
--------------------------------------------------------------------------------------------------------------------
Repayment of loan 1987-99                                                                            -148          0
--------------------------------------------------------------------------------------------------------------------
Repayment of share capital through reduction of par value                                            -463          0
--------------------------------------------------------------------------------------------------------------------
Changes in other financing liabilities                                                                 -3          6
--------------------------------------------------------------------------------------------------------------------
Net cash from financing activities                                                                   -962       -246
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Net  change  in cash and  marketable  securities                                                     -471         45
--------------------------------------------------------------------------------------------------------------------
Cash and marketable securities - beginning of year                                                    921        876
--------------------------------------------------------------------------------------------------------------------
Cash and marketable securities - end of year                                                          450        921
--------------------------------------------------------------------------------------------------------------------

/1/ Cash flows for ABB AG and associated company and for the parent company are identical.

ABB AG BALANCE SHEETS

====================================================================================================================
                                                                                  ABB AG and                 ABB AG,
                                                                          associated company/1/       parent company
--------------------------------------------------------------------------------------------------------------------
December 31 (Swiss francs in millions)                        Notes         1997        1996         1997       1996
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Assets
--------------------------------------------------------------------------------------------------------------------
Current Assets
--------------------------------------------------------------------------------------------------------------------
Cash and marketable securities                                    1          450         921          450        921
--------------------------------------------------------------------------------------------------------------------
Other current receivables                                                     13          18           13         18
--------------------------------------------------------------------------------------------------------------------
Total Current Assets                                                         463         939          463        939
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Fixed Assets
--------------------------------------------------------------------------------------------------------------------
Financing receivables                                                          6         153            6        153
--------------------------------------------------------------------------------------------------------------------
Shares and participations                                         2        3,839       3,975        2,363      2,363
--------------------------------------------------------------------------------------------------------------------
Intangible assets                                                              0           0            0          0
--------------------------------------------------------------------------------------------------------------------
Land and buildings                                                3            0           0            0          0
--------------------------------------------------------------------------------------------------------------------
Total Fixed Assets                                                         3,845       4,128        2,369      2,516
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Total Assets                                                               4,308       5,067        2,832      3,455
--------------------------------------------------------------------------------------------------------------------
====================================================================================================================
Liabilities and equity
--------------------------------------------------------------------------------------------------------------------
Current Liabilities
--------------------------------------------------------------------------------------------------------------------
Accrued expenses                                                               2           3            2          3
--------------------------------------------------------------------------------------------------------------------
Other current liabilities                                                     16          22           16         22
--------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                                     18          25           18         25
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Medium- and long-term loans                                       4          150         402          150        402
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Stockholders' Equity
--------------------------------------------------------------------------------------------------------------------
Share capital                                                     5          463         925          463        925
--------------------------------------------------------------------------------------------------------------------
Reserved shares                                                   6            0          -8            0         -8
--------------------------------------------------------------------------------------------------------------------
Restricted reserves                                                        3,087       2,718        1,698      1,604
--------------------------------------------------------------------------------------------------------------------
Retained earnings                                                            158         222          158        222
--------------------------------------------------------------------------------------------------------------------
Net income                                                                   432         783          345        285
--------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                        8        4,140       4,640        2,664      3,028
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Total Liabilities and Equity                                               4,308       5,067        2,832      3,455
--------------------------------------------------------------------------------------------------------------------

/1/ ABB AG's investment in the ABB Group accounted according to the equity method

ABB AG NOTES TO THE FINANCIAL STATEMENTS
(SWISS FRANCS IN MILLIONS)


ABB AG, parent company

Note 1/*/, Cash and marketable securities
==================================================
                                       1997   1996
--------------------------------------------------
Bank balances and short-term
deposits                               39       58
--------------------------------------------------
Other fixed-time deposits/1/           192     545
--------------------------------------------------
Bonds                                  214     302
--------------------------------------------------
Shares                                 5        16
--------------------------------------------------
Total                                  450     921
--------------------------------------------------
Of which funds invested in
affiliated companies                   91      123
--------------------------------------------------
The carrying amounts approximate fair values.

/1/ At December 31, 1997, the Company had two interest rate swap contracts with an obligation to pay floating interest rate and the right to receive interest at a fixed rate:

Notional amount   Expiry date
SFr 47 million    January 15, 1999
SFr 12 million    June 28, 1999

The positive fair value of these interest rate swaps of approximately SFr 2 million has not been reflected in the income statement.


Note 2, Shares and participations
==================================================
                                       1997   1996
--------------------------------------------------
ABB Asea Brown Boveri, Zurich/1/      2,354  2,354
--------------------------------------------------
Other participations                      9      9
--------------------------------------------------
Total                                 2,363  2,363
--------------------------------------------------
/1/ Share of participation: 50%
Number of shares: 1,384,000     (ABB total: 2,768,000 shares)
Par value: SFr 1,384 million    (ABB total: SFr 2,768 million)


Note 3, Land and buildings
==================================================
                                       1997   1996
--------------------------------------------------
Insured value (fire)                      3      3
--------------------------------------------------


Note 4/*/, Medium- and long-term loans
==================================================
                                       1997   1996
--------------------------------------------------
3 1/2% loan 1987-99 (ex option)
early repayment as per July 6, 1997       -    148
--------------------------------------------------
3 1/2% loan 1989-2000 (ex option)
matures Dec. 12, 2000, earliest
date for calling in (at par) is
Dec. 12, 1998                           150    150
--------------------------------------------------
4% convertible loan 1990-98
was called for early repayment
as per March 24, 1997                     -    104
--------------------------------------------------
Total                                   150    402
--------------------------------------------------
Weighted average interest rate        3.50%  3.63%
--------------------------------------------------
Each SFr 7,500 par value of the 4% convertible loan 1990-98 was converted into 5 bearer shares of SFr 100 par value and 5 registered shares of SFr
20 par value with cash payment of SFr 56 on or before March 24, 1997.


Note 5/*/, Share capital
==================================================
                                       1997   1996
--------------------------------------------------
8,159,470 bearer shares,
SFr 50 par value (1996: SFr 100)        408    816
--------------------------------------------------
5,470,750 registered shares,
SFr 10 par value (1996: SFr 20)          55    109
--------------------------------------------------
Total                                   463    925
--------------------------------------------------
The proposed capital reduction via lowering of the
nominal share value was approved at the annual
general meeting on April 3, 1997. This led to a
repayment of SFr 50 per bearer share and SFr 10
per registered share. A total of SFr 463 million
was paid back to the shareholders on July 10,
1997.
--------------------------------------------------


Note 6*, Share capital - reserved shares
==================================================
                                       1997   1996
--------------------------------------------------
For the 4% convertible loan 1990-98:
1996: 69,790 bearer and
registered shares each                    -      8
--------------------------------------------------
Total                                     -      8
--------------------------------------------------
These shares have not been entitled to dividends for 1996, The 4% convertible loan 1990-1998 was called for early repayment as per March 24, 1997.
In 1997 the conversion rights for the remaining
69,790 bearer and registered shares were exercised.


Note 7/*/, Guarantee commitments
==================================================
                                       1997   1996
--------------------------------------------------
Total                                     0      0
--------------------------------------------------
/*/Notes apply to both parent company and ABB AG and associated company



ABB AG and associated company

Note 8, Stockholders' equity

========================================================================================================================
                                           Share     Reserved     Total     Restricted     Retained        Net     Total
                                         capital       shares                 reserves     earnings     income
------------------------------------------------------------------------------------------------------------------------
Opening balance sheet                        925           -8       917          3,216          507                4,640
------------------------------------------------------------------------------------------------------------------------
Dividends                                                                                      -349                 -349
------------------------------------------------------------------------------------------------------------------------
Placement of shares (conversions)                           8         8             94                               102
------------------------------------------------------------------------------------------------------------------------
Capital reduction                           -462                   -462                                             -462
------------------------------------------------------------------------------------------------------------------------
Translation differences and other                                                 -223                              -223
------------------------------------------------------------------------------------------------------------------------
Net income 1997                                                                                            432       432
------------------------------------------------------------------------------------------------------------------------
Closing balance sheet                        463            0       463          3,087          158        432     4,140
------------------------------------------------------------------------------------------------------------------------

ABB AG Principles of Accounting/
Definitions and Key Ratios


  Principles of accounting

1 Principles of accounting for associated company

  The equity method is used in accounting for the interest of ABB AG in the ABB Group. Following the equity method, ABB AG reports its share in the ABB Group's earnings and stockholders' equity only and not a full consolidation.

  ABB Group's consolidated accounts are presented in accordance with International Accounting Standards (IAS).

2 Cash and Marketable Securities

  Bank balances and fixed-term deposits of ABB AG are stated at face value. Fixed-term deposits in foreign currencies are translated at the exchange rates on the balance sheet date. Securities are valued at market price. Gains and losses are included in interest income on the income statement.

3 Foreign currencies

  ABB AG's share of ABB Group's earnings is based on the average SFr/US$ exchange rate and ABB AG's share of ABB Group's stockholders' equity is based on the year-end SFr/US$ exchange rate. The average SFr/US$ rate during 1997 was SFr 1.44/US$ (1996: SFr 1.23/US$), while the year-end 1997 SFr/US$ rate was SFr 1.45/US$ (December 31, 1996: SFr 1.35/US$).

  Definitions and key ratios

1 Earnings per share

  Earnings per share are calculated in accordance with the equity accounting method considering ABB AG's share in ABB Group net income plus ABB AG's own net income.

  Earnings per share are calculated on the basis of the number of shares outstanding at yearend.

2 Stockholders' equity per share

  Stockholders' equity per share is calculated on total stockholders' equity in ABB AG and associated company balance sheet, divided by the number of shares outstanding at yearend.

3 Market capitalization of ABB AG

  The market capitalization of ABB AG is calculated on the number of shares outstanding at yearend.

PROPOSAL OF THE BOARD OF DIRECTORS FOR
THE APPROPRIATION OF AVAILABLE EARNINGS OF ABB AG

========================================================================================================
(Swiss francs in millions)                                                      1997                1996
--------------------------------------------------------------------------------------------------------
Profit brought forward from previous year                                        158                 222
--------------------------------------------------------------------------------------------------------
Net income for the year                                                          345                 285
--------------------------------------------------------------------------------------------------------
Balance sheet profit available to the General Meeting                            503                 507
--------------------------------------------------------------------------------------------------------
Dividend of 80% on the share capital of SFr 462,681,000
(1996: 38% on SFr 916,987,200) entitled to dividend                              370                 349
--------------------------------------------------------------------------------------------------------
To be carried forward to new account                                             133                 158
--------------------------------------------------------------------------------------------------------
If this proposal is accepted, the following dividends will be paid from April 21,1998:
--------------------------------------------------------------------------------------------------------
On bearer shares with a par value of SFr 50:
--------------------------------------------------------------------------------------------------------
- against presentation of coupon No. 6                                     SFr 40.00
--------------------------------------------------------------------------------------------------------
- less 35% withholding tax                                                 SFr 14.00
--------------------------------------------------------------------------------------------------------
Net                                                                        SFr 26.00
--------------------------------------------------------------------------------------------------------
On registered shares with a par value of SFr 10:
--------------------------------------------------------------------------------------------------------
- remittance to shareholders of record on April 21,1998                    SFr  8.00
--------------------------------------------------------------------------------------------------------
- less 35% withholding tax                                                 SFr  2.80
--------------------------------------------------------------------------------------------------------
Net                                                                        SFr  5.20
--------------------------------------------------------------------------------------------------------
Baden, February 25, 1998

/s/ Robert A. Jeker                     /s/ Bernd H. Muller-Berghoff

Robert A. Jeker                         Bernd H. Muller-Berghoff
(Chairman)                              (Deputy Chairman)



Auditors' Report

Report of the statutory and group auditors to the general meeting on April 2, 1998 of ABB AG, Baden

As statutory and group auditors we have audited the accounting records and the financial statements (balance sheet, income statement, statement of cash flow and notes) of the parent company (ABB AG, parent company) and the group (ABB AG and associated company) for the year ended December 31, 1997. The prior year comparative figures shown in the parent company and group financial statements were audited by other auditors.

These parent company and group financial statements are the responsibility of the Board of Directors. Our responsibility is to express an opinion on these parent company and group financial statements based on our audit. We confirm that we meet the legal requirements concerning professional qualification and independence.

Our audit was conducted in accordance with auditing standards promulgated by the profession, which require that an audit be planned and performed to obtain reasonable assurance about whether the financial statements are free from material misstatement. We have examined on a test basis evidence supporting the amounts and disclosures in the parent company and group financial statements. We have also assessed the accounting principles used, significant estimates made and the overall group financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


ABB AG, parent company

In our opinion, the accounting records and parent company financial statements and the proposed appropriation of available earnings comply with the law and the company's articles of incorporation.

We recommend that the parent company financial statements submitted to you be approved.


ABB AG and associated company

In our opinion, the group financial statements give a true and fair view of the financial position, the result of operations and the cash flows in accordance with the the International Accounting Standards (IAS), and they comply with the law as well as the accounting principles prescribed by the Listing Rules of the Swiss Exchange.

We recommend that the group financial statements submitted to you be approved.


KPMG Klynveld Peat Marwick Goerdeler SA


B.A. Mathers              B.J. De Blanc

            Auditors in Charge




Zurich, February 25, 1998

ABB AG INVESTOR INFORMATION


Dividend policy and dividend

ABB AG's principal source of revenue is dividend income on its holding of shares in ABB Asea Brown Boveri Ltd. The Board of Directors' policy is to distribute the full dividend received from ABB Asea Brown Boveri Ltd to its shareholders.

For the fiscal year 1997, ABB AG will receive a dividend of SFr 350 million from ABB (1996: 325 million). The Board of Directors of ABB AG is proposing a dividend for 1997 of SFr 40 gross per bearer share (1996: 38) and SFr 8 gross per registered share (1996: 7.60), a total dividend for distribution of SFr 370 million (1996: 349 million). This corresponds to the full dividend received from ABB Asea Brown Boveri Ltd as well as ABB AG's own result for 1997.


================================================================================
ABB AG shareholder                      Number of       Percent of    Percent of
                                     shareholders    share capital         votes
--------------------------------------------------------------------------------
Bearer shares
(SFr 50 par value; 1 vote)                 37,000/1/          88.2          59.9
--------------------------------------------------------------------------------
Registered shares
(SFr 10 par value; 1 vote)                  4,709             11.8          40.1
--------------------------------------------------------------------------------
- Private persons                           4,477              1.4
--------------------------------------------------------------------------------
- Banks, finance companies                     98              3.2
--------------------------------------------------------------------------------
- Insurance companies, pension funds           56              1.3
--------------------------------------------------------------------------------
- Industry, commerce,
  services, holding companies                  49              5.6
--------------------------------------------------------------------------------
- Non-provident foundations                    21              0.2
--------------------------------------------------------------------------------
- Public corporations                           8              0.1
--------------------------------------------------------------------------------

/1/ Estimate


The largest shareholder known to the Company is Technova AG, Glarus. At December 31, 1997, this company together with companies linked to it held 1,895,665 registered shares, which corresponds to 14% of total voting rights.

To the best of the Company's knowledge, no further shareholder holds 5 percent or more of total voting rights.


Trading volumes ABB AG shares 1993-1997 (SFr million)
================================================================================
                                1997       1996       1995       1994       1993
--------------------------------------------------------------------------------
Swiss stock exchanges         28,224     16,910     13,839     12,759     10,933
--------------------------------------------------------------------------------
SEAQ International, London     8,220      5,656      7,460      9,355      6,067
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
Per-share data/1/                         Bearer shares      Registered shares
(in Swiss francs)
------------------------------------------------------------------------------
                                       1997        1996         1997      1996
------------------------------------------------------------------------------
Net income                            46.70/2/    85.40        9.34/2/   17.08
------------------------------------------------------------------------------
Dividend (1997 proposed)              40.00       38.00        8.00       7.60
------------------------------------------------------------------------------
Stockholders' equity                    447         506          89        101
------------------------------------------------------------------------------
Price:      - High                    2,448       1,682         487        331
------------------------------------------------------------------------------
            - Low                     1,605       1,350         307        264
------------------------------------------------------------------------------
            - Year end                1,835       1,665         369        324
------------------------------------------------------------------------------
Par value                               50/*/       100         10/*/       20
------------------------------------------------------------------------------
Vote per share                            1           1           1          1
------------------------------------------------------------------------------
KEY RATIOS/1/
------------------------------------------------------------------------------
Return on equity (%)                    9.8        19.0         9.8       19.0
------------------------------------------------------------------------------
Direct yield (%)                        2.2         2.3         2.2        2.3
------------------------------------------------------------------------------
Market-to-book (%)                      410         329         412        320
------------------------------------------------------------------------------
P/E (price/net income)                 39.3        19.5        39.5       19.0
------------------------------------------------------------------------------
Number of shares outstanding/3/   8,159,470   8,089,680   5,470,750  5,400,960
------------------------------------------------------------------------------
% of total capital stock               88.2        88.2        11.8       11.8
------------------------------------------------------------------------------
% of voting rights                     59.9        60.0        40.1       40.0
-------------------------------------------------------------------------------
Number of shares fully diluted    8,159,470   8,159,470   5,470,750  5,470,750
-------------------------------------------------------------------------------
Stock exchanges listing/4/              Swiss Exchange,        Swiss Exchange
                                        Frankfurt, Vienna
-------------------------------------------------------------------------------

/1/ Per-share data and key ratios are based on year-end figures and the number of shares outstanding.
/2/ Excluding ABB AG's part of the restructuring charge in 1997, net income per
    Bearer share was SFr 93.70 and per Registered share SFr 18.74.
/3/ Bearer and registered shares entitled to dividend. The number of shares outstanding increased in the first quarter of 1997 due to the conversion of the 1990-1998 4% convertible loan. This resulted in an additional 69,790 bearer shares and 69,790 registered shares. The convertible bond issue was called for early repayment on March 24, 1997.
/4/ In addition, ABB AG bearer shares are traded as level-one sponsored American
    Depositary Receipts (ADR) in the U.S. 10 ADRs represent 1 bearer share. ABB AG bearer shares are traded on SEAQ International, London and on the "Freiverkehr" (third segment) in Munich.


ABB AG has no restriction as to share ownership, with the exception that no single shareholder or group of shareholders can be recorded in the share register with more than 8.7% of the registered shares issued.

At the end of 1997, ABB AG's market capitalization, based on outstanding shares, was approximately SFr 17.0 billion ($ 11.7 billion), making ABB AG the ninth-largest company in Switzerland in terms of market capitalization.

/*/ The capital reduction via lowering of the nominal share value was approved at the annual general meeting on April 3, 1997. This led to a repayment of SFr 50 per bearer share and SFr 10 per registered share. A total of SFr 463 million was paid back to the shareholders on July 10, 1997.


Trend of ABB AG share prices during 1997

During 1997, the price of ABB AG Bearer shares traded on the Swiss Stock Exchange increased by 10 percent, which meant that the shares developed less than the general trend in Zurich (Swiss Performance Index: + 55%). In New York, where ABB AG shares are traded in US$, the price trend was positive (+ 2%), but below that of the NASDAQ Composite Index (+ 22%).


Price Trend for ABB AG Bearer shares, Zurich

--------------------------------------------------------------------------------------------------------------------
PRICE TREND FOR ABB AG BEARER SHARES
--------------------------------------------------------------------------------------------------------------------
                                           ABB AG Bearer                Swiss Perf.          SSHI-Index
  Year                  Month           High            Low              Index                 Rebased
--------------------------------------------------------------------------------------------------------------------
  1996                   Jan            1410            1340              2122.3               1375
--------------------------------------------------------------------------------------------------------------------
                         Feb            1475            1383              2177.7               1411
--------------------------------------------------------------------------------------------------------------------
                         Mar            1475            1402              2325.5               1507
--------------------------------------------------------------------------------------------------------------------
                         Apr            1530            1422              2349.8               1522
--------------------------------------------------------------------------------------------------------------------
                         May            1526            1472              2299.3               1490
--------------------------------------------------------------------------------------------------------------------
                         June           1562            1492              2407.0               1559
--------------------------------------------------------------------------------------------------------------------
                         July           1555            1406              2252.0               1459
--------------------------------------------------------------------------------------------------------------------
                         Aug            1500            1418              2343.0               1518
--------------------------------------------------------------------------------------------------------------------
                         Sep            1534            1467              2394.0               1551
--------------------------------------------------------------------------------------------------------------------
                         Oct            1588            1546              2394.1               1551
--------------------------------------------------------------------------------------------------------------------
                         Nov            1650            1588              2492.2               1615
--------------------------------------------------------------------------------------------------------------------
                         Dec            1671            1807              2512.0               1628
--------------------------------------------------------------------------------------------------------------------
  1997                   Jan            1820            1546              2728.3               1788
--------------------------------------------------------------------------------------------------------------------
                         Feb            1845            1676              2851.8               1848
--------------------------------------------------------------------------------------------------------------------
                         Mar            1769            1670              2946.3               1909
--------------------------------------------------------------------------------------------------------------------
                         Apr            1785            1667              3094.7               2005
--------------------------------------------------------------------------------------------------------------------
                         May            2025            1795              3195.6               2070
--------------------------------------------------------------------------------------------------------------------
                         Jun            2220            2006              3548.4               2299
--------------------------------------------------------------------------------------------------------------------
                         July           2306            2075              3752.7               2431
--------------------------------------------------------------------------------------------------------------------
                         Aug            2427            2135              3378.8               2189
--------------------------------------------------------------------------------------------------------------------
                         Sep            2248            2072              3626.1               2349
--------------------------------------------------------------------------------------------------------------------
                         Oct            2235            1680              3475.0               2251
--------------------------------------------------------------------------------------------------------------------
                         Nov            1900            1677              3635.0               2355
--------------------------------------------------------------------------------------------------------------------
                         Dec            1941            1752              3898.2               2526

Bars indicate highest and lowest prices paid for shares each month (in Swiss
Francs).                    Swiss Performance Index (rebased)

Price Trend for  JuneABB AG ADRs in the United States
10 ADR represent Juls 1 Bearer share


--------------------------------------------------------------------------------------------------------------------
                                                                                             NASDAQ
                                      ABB AG ADR    ABB AG ADR           NASDAQ              INDEX
  Year                  Month           High            Low        COMPOSITION INDEX         REBASED
--------------------------------------------------------------------------------------------------------------------
  1996                   Jan          121.46            112.60            1059.79              117.03
--------------------------------------------------------------------------------------------------------------------
                         Feb          124.27            114.81            1100.05              121.48
--------------------------------------------------------------------------------------------------------------------
                         Mar          123.41            116.70            1101.40              121.62
--------------------------------------------------------------------------------------------------------------------
                         Apr          123.75            117.37            1190.52              131.47
--------------------------------------------------------------------------------------------------------------------
                         May          121.50            119.13            1243.43              137.31
--------------------------------------------------------------------------------------------------------------------
                         Jun          124.00            118.25            1185.02              130.86
--------------------------------------------------------------------------------------------------------------------
                         July         124.00            117.25            1124.92              124.22
--------------------------------------------------------------------------------------------------------------------
                         Aug          124.50            119.00            1141.50              126.05
--------------------------------------------------------------------------------------------------------------------
                         Sep          123.50            119.00            1226.89              135.48
--------------------------------------------------------------------------------------------------------------------
                         Oct          125.00            122.50            1221.51              134.89
--------------------------------------------------------------------------------------------------------------------
                         Nov          130.00            122.50            1292.81              142.74
--------------------------------------------------------------------------------------------------------------------
                         Dec          125.00            121.25            1291.03              142.57
--------------------------------------------------------------------------------------------------------------------
  1997                   Jan          127.00            119.00            1379.85              152.37
--------------------------------------------------------------------------------------------------------------------
                         Feb          128.25            114.50            1309.00              144.55
--------------------------------------------------------------------------------------------------------------------
                         Mar          119.50            113.25            1221.70              134.91
--------------------------------------------------------------------------------------------------------------------
                         Apr          121.70            113.00            1260.76              138.22
--------------------------------------------------------------------------------------------------------------------
                         May          142.80            121.75            1400.32              154.63
--------------------------------------------------------------------------------------------------------------------
                         Jun          153.25            140.27            1442.07              159.24
--------------------------------------------------------------------------------------------------------------------
                         July         157.35            139.00            1593.81              176.00
--------------------------------------------------------------------------------------------------------------------
                         Aug          150.09            139.95            1587.32              175.28
--------------------------------------------------------------------------------------------------------------------
                         Sep          149.28            143.02            1685.69              186.15
--------------------------------------------------------------------------------------------------------------------
                         Oct          153.45            119.44            1593.51              175.98
--------------------------------------------------------------------------------------------------------------------
                         Nov          133.05            119.74            1600.55              176.74
--------------------------------------------------------------------------------------------------------------------
                         Dec          135.22            122.16            1570.35              173.41



Bars indicate highest and lowest prices paid for ADRs each month
(in U.S. dollars).                     NASDAQ Composite Index (rebased)

ABB AG ANNUAL GENERAL MEETING


The 1998 Annual General Meeting of ABB AG will be held on Thursday, April 2, 1998, at 3.30 p.m. in the "Tagerhard" sports center in Wettingen (near Zurich).

At the Annual General Meeting, ABB AG shareholders will be consulted on both the composition of the ABB Asea Brown Boveri Ltd Board and its dividend policy.

For withholding tax reasons, there is no direct connection between the date of the Annual General Meeting and the date for dividend pay-out and ex-dividend trading. In 1998, the dividend pay-out and ex-dividend trading will be April 21.

ADMISSION CARDS
Holders of registered shares of ABB AG will receive their admission cards on request using the reply form enclosed with the invitation.

Upon depositing their shares, holders of bearer shares can obtain their admission cards up to March 26, 1998, from one of the following banks:

Swiss Bank Corporation, Zurich
Union Bank of Switzerland, Zurich
Credit Suisse First Boston, Zurich
Credit Suisse, Zurich
Zurcher Kantonalbank, Zurich
Aargauische Kantonalbank, Aarau
Neue Aargauer Bank, Baden
or, against confirmation of having deposited their shares, directly from ABB AG, Share Office, CH-5401 Baden.

The full text of the invitation in accordance with Art. 700 of the Swiss Code of Obligations, was published in Schweizerisches Handelsamtsblatt on March 4, 1998.

[LOGO] ABB

ABB ASEA BROWN BOVERI LTD
Investor Relations
P.O. Box 8131
CH-8050 Zurich
Switzerland
Phone   +41 (0)1 317 7111
Telefax +41 (0)1 311 9817

Internet address:
http://www.abb.com


ABB ASEA BROWN BOVERI LTD
Corporate Communications
P.O. Box 8131
CH-8050 Zurich
Switzerland
Phone   +41 (0)1 317 7334
Telefax +41 (0)1 311 7958


ABB AB
P.O. Box 7373
S-10391 Stockholm
Sweden
Phone   +46 (0)8 613 6560
Telefax +46 (0)8 613 6565


ABB AG
P.O. Box
CH-5401 Baden
Switzerland
Phone   +41 (0)56 205 7700
Telefax +41 (0)56 222 1026


ABB ENVIRONMENTAL AFFAIRS
V. Esplanaden 9a, 4 Fl
S-35231 Vaxjo
Sweden
Phone   +46 (0)470 22 005
Telefax +46 (0)470 22 002